UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DDi Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of DDi Corp.

(2)	Aggregate number of securities to which transaction applies:

20,538,737 shares of DDi common stock and 2,586,452 shares of DDi common stock underlying outstanding stock options with exercise prices less than $13.00 per share, each outstanding as of March 30, 2012.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based on the sum of (a) 20,538,737 shares of DDi common stock multiplied by $13.00 per share and (b) 2,586,452 shares of DDi common stock underlying outstanding stock options with exercise prices less than $13.00 per share multiplied by $5.78 (which is the difference between $13.00 per share and the weighted average exercise price per share). The filing fee was determined by multiplying 0.00011460 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$281,953,953.75

(5)	Total fee paid:

$32,311.92

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DDi CORP.

1220 N. Simon Circle

Anaheim, California 92806

[                    ,         ]

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of DDi Corp. (“DDi”) to be held on [                ], at 8:00 a.m., local time, at DDi’s corporate headquarters, located at 1220 N. Simon Circle, Anaheim, California 92806.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 3, 2012, by and among Viasystems Group, Inc. (“Viasystems”), Victor Merger Sub Corp., a wholly-owned subsidiary of Viasystems, and DDi, as such agreement may be amended from time to time. Pursuant to the merger agreement, Victor Merger Sub Corp. will merge with and into DDi and as a result, under Delaware law, DDi will become a wholly-owned subsidiary of Viasystems. We are also asking that you grant the authority to vote your shares in favor of adopting the merger, to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger.

If the merger is completed, DDi stockholders will be entitled to receive $13.00 in cash, without interest and less any applicable withholding taxes, for each share of DDi common stock owned by them as of the date of the merger (unless they have not voted for or consented to the merger and have demanded properly in writing their statutory rights of appraisal).

Our board of directors unanimously determined that the terms and conditions of the merger and the merger agreement are fair to and advisable and in the best interests of DDi and our stockholders. Accordingly, our board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated thereby, and unanimously recommends that you vote “FOR” the adoption of the merger agreement, “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger.

Our board of directors considered a number of factors in evaluating the transaction and consulted with our legal and financial advisors. The enclosed proxy statement provides detailed information about the merger agreement and the merger. We encourage you to read this proxy statement carefully in its entirety.

Your vote is very important, regardless of the number of shares you own. The proposal to adopt the merger agreement must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card in the mail, submit a proxy via the Internet or telephone or attend the special meeting and vote in person, then your decision not to respond will have the same effect as if you voted “AGAINST” the adoption of the merger agreement. A failure to submit a proxy or vote in person will have no effect on the adjournment proposal or the proposal regarding the merger-related executive compensation, if a quorum is present. An abstention will have (i) the same effect as if you voted “AGAINST” the adjournment proposal, whether or not a quorum is present and (ii) no effect on the proposal regarding the merger-related executive compensation, provided a quorum is present. Only stockholders who owned shares of DDi common stock at the close of business on [                ], the record date for the special meeting, will be entitled to vote at the special meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person. Even if you plan to attend the meeting, we urge you to promptly submit a proxy for your shares via the Internet or telephone or by completing, signing, dating and returning the enclosed proxy card.

If you sign, date and return your proxy card or submit a proxy via the Internet or telephone without indicating how you wish to vote, your proxy will be voted “FOR” the adoption of the merger agreement, “FOR” the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and “FOR” the approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger. If you fail to submit a proxy, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

Thank you for your continued support of DDi.

Sincerely,

MIKEL H. WILLIAMS
President & Chief Executive Officer

This proxy statement is dated [                    ] and is first being mailed to stockholders of DDi on or about [                    ].

DDi CORP.

1220 N. Simon Circle

Anaheim, California 92806

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of DDi Corp.:

DDi Corp., a Delaware corporation (“DDi”), will hold a special meeting of stockholders at DDi’s corporate headquarters, located at 1220 N. Simon Circle, Anaheim, California 92806, at 8:00 a.m., local time, on [                ], for the following purposes:

1.	To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of April 3, 2012, by and among Viasystems Group, Inc., a Delaware corporation (“Viasystems”), Victor Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Viasystems, and DDi, as such agreement may be amended from time to time;

2.	To consider and vote upon the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting; and

3.	To consider and vote on a proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger.

Only record holders of DDi common stock at the close of business on [                ] are entitled to receive notice of, and will be entitled to vote at, the special meeting, including any adjournments or postponements of the special meeting. Your vote is important, regardless of the number of shares of DDi’s common stock you own. The affirmative vote of the holders of a majority of the outstanding shares of DDi common stock entitled to vote at the special meeting is required to adopt the merger agreement. The affirmative vote of a majority of the shares of DDi common stock present in person or represented by proxy and entitled to vote at the special meeting is required to approve the proposal to adjourn the special meeting, whether or not a quorum is present, and the affirmative vote of a majority of the shares of DDi common stock present in person or represented by proxy and entitled to vote at the special meeting and casting a vote for or against such matter is required to approve certain merger-related executive compensation, provided that a quorum is present.

Under Delaware law, if the merger is completed, holders of DDi common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must (i) submit a written demand for an appraisal of your shares prior to the stockholder vote on the merger agreement, (ii) not vote in favor of adoption of the merger agreement and (iii) comply with other Delaware law procedures explained in the accompanying proxy statement. See “The Merger—Appraisal Rights” beginning on page 43 of the proxy statement and Annex E to the proxy statement.

You are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the special meeting. A return envelope (for which postage has been prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

If you sign, date and return your proxy card or submit a proxy via the Internet or telephone without indicating how you wish to vote, your proxy will be voted “FOR” the adoption of the merger agreement, “FOR” the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and “FOR” the approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger. If you do not return your proxy card in the mail, submit a proxy via the Internet or by telephone or attend the special meeting and vote in person, then your decision not to respond will have the same effect as if you voted “AGAINST” the adoption of the merger agreement. A failure to submit a proxy or vote in person will have no effect on either (i) the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies or (ii) the proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger, provided that a quorum is present. An abstention will have (i) the same effect as if you voted “AGAINST” the adjournment proposal, whether or not a quorum is present and (ii) no effect on the proposal regarding the merger-related executive compensation, provided a quorum is present. If you do attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person. You may revoke your proxy in the manner described in the enclosed proxy statement at any time before it has been voted at the special meeting.

Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement, “FOR” adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and “FOR” the approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger.

The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is attached as Annex A to the proxy statement.

By Order of the Board of Directors,

KURT E. SCHEUERMAN
Corporate Secretary

Anaheim, California

[                    ,        ]

YOUR VOTE IS IMPORTANT.

Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the special meeting. A return envelope (for which postage has been prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of DDi common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of DDi common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of DDi common stock are voted at the special meeting.

If your shares of DDi common stock are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of DDi common stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement, the non-binding proposal regarding certain merger-related executive compensation and the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

If you have any questions, require assistance with voting your proxy card, or need additional copies of the proxy materials, please contact our proxy solicitor:

MacKenzie Partners, Inc. 1-212-929-5500 (call collect)

1-800-322-2885 (toll free) proxy@mackenziepartners.com (email)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING TO BE HELD ON [                    ].

Pursuant to Rule 14a-16 promulgated by the Securities and Exchange Commission, these proxy materials are being made available to DDi stockholders free of charge on or about [        ], 2012 at the following URL:

http://ddiglobal.com.

DDi CORP.

SPECIAL MEETING OF STOCKHOLDERS

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following Q&A is intended to address some commonly asked questions regarding the special meeting of stockholders and the merger. These questions and answers may not address all questions that may be important to you as a DDi stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 82.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to DDi Corp. In addition, throughout this proxy statement, we refer to DDi Corp., as “DDi,” to Victor Merger Sub Corp. as “merger sub” and to Viasystems Group, Inc. as “Viasystems.”

The Special Meeting

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of our stockholders, or at any adjournments or postponements of the special meeting, at which our stockholders will be asked to vote to adopt the merger agreement that we describe herein.

Q:	Where and when is the special meeting of stockholders?

A:	The special meeting of our stockholders will be held on [ ] at 8:00 a.m., local time, at DDi’s corporate headquarters, located at 1220 N. Simon Circle, Anaheim, California 92806.

Q:	What am I being asked to vote on?

A:	You are being asked to grant to the proxies identified in the enclosed proxy card authority to vote to adopt a merger agreement that provides for the acquisition of DDi by Viasystems. The proposed acquisition would be accomplished through a merger of merger sub with and into DDi. As a result of the merger, we will become a wholly-owned subsidiary of Viasystems, and our common stock will cease to be listed on the NASDAQ Global Select Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Securities Exchange Act.

In addition, you are being asked to grant to the proxies identified in the enclosed proxy card discretionary authority to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement. If we do not receive proxies from stockholders holding a sufficient number of shares to adopt the merger agreement, we could use the additional time to solicit additional proxies in favor of adoption of the merger agreement.

Additionally, you are being asked to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger.

Q:	How does DDi’s board recommend that I vote?

A:	At a meeting held on April 3, 2012, our board of directors unanimously approved the merger agreement and determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to and advisable and in the best interests of DDi and its stockholders. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement, “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and “FOR” the approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger.

The Proposed Merger

Q:	What will I be entitled to receive pursuant to the merger?

A:	As a result of the merger, our stockholders will be entitled to receive $13.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock they own as of the date of the completion of the merger. For example, if you own 100 shares of our common stock, you will be entitled to receive $1,300 in cash, without interest, less any applicable withholding taxes, in exchange for your 100 shares upon the completion of the merger. You will not own any shares in the surviving corporation. See “The Merger Agreement” beginning on page 52.

Q:	What will happen to outstanding DDi equity compensation awards in the merger?

A:	Each option to acquire shares of our common stock that is outstanding and unexercised immediately prior to the effective time of the merger, and that is not then vested and exercisable, shall become fully vested on an accelerated basis immediately prior to the effective time of the merger. As of the effective time of the merger, each option to acquire shares of our common stock that is outstanding and unexercised immediately prior thereto shall be canceled in exchange for the right to receive from Viasystems or the surviving corporation as soon as practicable after the effective time of the merger an amount in cash as described below in “The Merger—Treatment of Outstanding Stock Options” beginning on page 47.

Although we are authorized to issue restricted stock units, which we refer to as RSUs, and restricted stock, we currently do not have any RSUs or restricted stock outstanding, and we have agreed under the terms of the merger agreement not to issue any RSUs or restricted stock prior to the effective time of the merger.

Q:	What regulatory approvals and filings are needed to complete the merger?

A:	The merger is subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act. See “The Merger—Regulatory Matters” beginning on page 50.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the late second quarter or early third quarter of calendar year 2012. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the receipt of regulatory approvals.

Q:	Are Stockholders Entitled to Seek Appraisal Rights if They Do Not Vote in Favor of the Adoption of the Merger Agreement?

A:	Stockholders of record as of the record date are entitled to appraisal rights under Delaware law by following the procedures and satisfying the requirements specified in Section 262 of the General Corporation Law of the State of Delaware. A copy of Section 262 is attached as Annex E to this proxy statement. See “The Merger—Appraisal Rights” beginning on page 43.

Q:	Will the merger be taxable to me?

A:

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a U.S. stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of our common stock converted into cash in the merger. If you are a non-U.S. holder, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States or certain other circumstances exist, but may be a taxable transaction to you under non-U.S. tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 48.

Q:	Will DDi continue paying dividends?

A:	Pursuant to the merger agreement, our board is permitted to declare a second quarter dividend of $0.12 per share of our common stock, provided the record date for such dividend is set no earlier than June 30, 2012. Should the merger be consummated prior to this record date, this dividend would not be paid. We have agreed not to declare, set aside, make or pay additional dividends without the consent of Viasystems until the earlier of the consummation or the merger or the termination of the merger agreement.

Voting and Proxy Procedures

Q:	Who is entitled to vote at the special meeting?

A:	Only stockholders of record as of the close of business on [ ] are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting or at any adjournments or postponements of the special meeting.

Q:	What vote is required to adopt the merger agreement?

A:	Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting. In connection with the execution of the merger agreement, certain of our directors, executive officers and stockholders entered into voting agreements with Viasystems, pursuant to which they agreed to vote their DDi shares in favor of the adoption of the merger agreement. As of [ ], the record date for the special meeting, these directors, executive officers and stockholders collectively beneficially owned approximately [ ]% of our common stock entitled to vote at the special meeting. If the merger agreement is terminated in accordance with its terms, these voting agreements will also terminate.

As of [                    ], the record date for determining who is entitled to vote at the special meeting, there were [                    ] shares of our common stock issued and outstanding.

Q:	What vote is required to adjourn the special meeting to a later date, if necessary or appropriate, in order to solicit additional proxies from our stockholders in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting?

A:	Approval of the proposal to adjourn the special meeting to a later date, if necessary or appropriate, for the purpose of soliciting additional proxies from our stockholders in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting, may be approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting, whether or not a quorum is present.

Our bylaws provide that a quorum is present at the special meeting if the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy.

v

Q:	What vote is required to approve the non-binding proposal regarding certain compensation that the named executive officers of DDi will or may receive in connection with the merger?

A:	Approval of the non-binding proposal regarding certain compensation that the named executive officers of DDi will or may receive in connection with the merger requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the special meeting and casting a vote for or against such matter, provided that a quorum is present. In the event that a quorum is not present in person or represented by proxy at the special meeting, the special meeting may be adjourned by the approval of a majority of the stockholders present in person or by proxy at the special meeting, or if no stockholders are present, by an officer entitled to preside at or act as secretary of the special meeting.

Q:	Why am I being asked to cast a non-binding, advisory vote to approve certain compensation that the named executive officers of DDi will or may receive in connection with the merger?

A:	Section 14A of the Securities Exchange Act requires us to conduct an advisory (non-binding) vote with respect to certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger.

Q:	What will happen if our stockholders do not approve the merger-related executive compensation at the special meeting?

A:	Approval of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement and is not a condition to completion of the merger. The vote with respect to the merger-related executive compensation is an advisory vote and will not be binding on DDi or Viasystems. Therefore, if the merger is approved by our stockholders and completed, the merger-related compensation will be paid to the named executive officers if and when due, regardless of the outcome of the advisory vote on merger-related executive compensation.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have (i) the same effect as if you voted “AGAINST” the adoption of the merger agreement, (ii) the same effect as if you voted “AGAINST” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to permit solicitations of additional proxies, whether or not a quorum is present, and (iii) no effect on the proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger, provided that a quorum is present.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or submit a proxy via the Internet or telephone, so that your shares can be voted at the special meeting of our stockholders. If you hold your shares of our common stock in “street name,” follow the instructions you receive from your broker or bank. Please do not send your stock certificates with your proxy card.

Q:	May I vote in person?

A:	Yes. If your shares are registered in your name, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or submitting a proxy via the Internet or telephone. If your shares are held in “street name,” you must obtain a proxy from your broker or other nominee in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy card or submit a proxy via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:	How do I vote my shares of common stock? May I submit a proxy via the Internet or telephone?

A:	If your shares are registered in your name, you may cause your shares to be voted by returning a signed proxy card or vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at http://www.proxyvoting.com/ddic or telephonically by calling 1-866-540-5760. You must have the enclosed proxy card available and follow the instructions on the proxy card in order to submit a proxy via the Internet or telephone.

If your shares are held in “street name” through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee, or via the Internet or telephone through your broker or nominee, if such a service is provided. To provide voting instructions via the Internet or telephone through your broker or nominee, you should follow the instructions on the voting form provided by your broker or nominee.

Q:	What happens if I do not return my proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person?

A:	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Approval of the proposal to adjourn the special meeting to a later date requires a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting, whether or not a quorum is present, and approval of the non-binding proposal regarding merger-related executive compensation requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting and casting a vote for or against such matters, provided a quorum is present. Therefore, if you do not return your proxy card, submit a proxy via the Internet or telephone, or attend the special meeting and vote in person, such action will have the same effect as if you voted “AGAINST” the adoption of the merger agreement, but will have no effect on either (i) the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting or (ii) the proposal regarding merger-related executive compensation.

Q:	May I change my vote after I have mailed my signed proxy card or delivered a proxy via the Internet or telephone?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. If you have sent a proxy directly to DDi, you may revoke your proxy and change your vote irrespective of the method (i.e., Internet, telephone or mail) by which you originally voted by delivering a later-dated proxy or by voting at the special meeting. The later-dated proxy may be delivered by Internet, telephone or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. You may do this at a later date or time by:

•	submitting a proxy by telephone or on the Internet (your latest Internet or telephone proxy will be counted);

•	signing and delivering a proxy card with a later date; or

•

voting at the special meeting. (If you hold shares beneficially through a broker, bank, trustee or other nominee, you must bring a legal proxy from the record holder in order to vote at the special meeting.)

If you are a registered stockholder, you may obtain a new proxy card by contacting the Corporate Secretary, DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, telephone (714) 688-7200.

If your shares are held by a broker, bank, trustee or other nominee, you may obtain a new voting instruction form by contacting your broker, bank, trustee or other nominee. If you sign and date the proxy card or the voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.

Revocation of a proxy will not affect any vote taken prior to revocation. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or submit via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	What happens if I sell or otherwise transfer my shares of DDi common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting but will transfer the right to receive the merger consideration and lose the right to seek appraisal. Even if you sell or otherwise transfer your shares of our common stock after the record date, we urge you to complete, sign, date and return the enclosed proxy or submit your proxy via the Internet or telephone.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $13.00 per share in cash, without interest and less any applicable withholding taxes, for each share of our common stock you hold.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, please contact our proxy solicitor:

Mackenzie Partners, Inc.

1-212-929-5500 (call collect)

1-800-322-2885 (toll free)

proxy@mackenziepartners.com (email)

Neither the Securities and Exchange Commission (which we also refer to as the SEC) nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “should,” “could” and similar expressions. Factors that may affect those forward-looking statements include, among other things:

•	the risk that the merger may not be consummated in a timely manner, if at all;

•	the risk that the regulatory approvals required to complete the merger will not be obtained in a timely manner, if at all;

•

the risk that the merger agreement may be terminated in circumstances that require us to pay Viasystems a termination fee of $9.8 million, or reimburse up to $8 million of Viasystems’ merger related expenses in connection therewith;

•	the risk that the merger agreement may otherwise be terminated as a result of circumstances that we may be unable to control;

•	risks related to diverting management’s attention from our ongoing business operations;

•	risks regarding employee retention;

•	the effect of the announcement of the merger on our customer and supplier relationships, operating results and business generally;

•	the potential adverse effect on our business and operations due to our compliance with certain of our covenants in the merger agreement;

•	the amount of fees and expenses related to the merger;

•	risks related to the outcome of legal proceedings that have been or may be brought against us related to the merger or the merger agreement; and

•

other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent filings on Form 10-K and Form 10-Q, which discuss these and other important risk factors concerning our operations.

We caution you that reliance on any forward-looking statement involves risks and uncertainties and that, although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where You Can Find More Information” on page 82. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document governing the merger. Each item in this summary references another section of this proxy statement with more detailed disclosure about that item.

The Parties to the Merger Agreement (page 19)

DDi Corp.

1220 N. Simon Circle

Anaheim, California 92806

Telephone: (714) 688-7200

DDi Corp. was incorporated in Delaware on March 22, 2000. We are a leading provider of time-critical, technologically-advanced printed circuit board (“PCB”) engineering and manufacturing services. We specialize in engineering and fabricating complex multi-layer PCBs on a quick-turn basis, with lead times as short as 24 hours, and in manufacturing products with high levels of complexity and reliability with low-to-moderate production volumes. We have over 1,000 PCB customers in various market segments including communications, computing, military/aerospace, industrial electronics, instrumentation, medical and high-durability commercial markets. Our customers include both original equipment manufacturers and electronic manufacturing services providers. With such a broad customer base and approximately 50 new PCB designs tooled per day, we have accumulated significant process and engineering expertise. Our core strength is developing innovative, high-performance solutions for customers during the engineering, test and launch phases of new electronic product development and supporting long-term requirements for low and mid-volume requirements. Our entire organization is focused on rapidly and reliably filling complex customer orders and building long-term customer relationships. Our engineering capabilities and seven manufacturing facilities located in the United States and Canada, together with our relationships with suppliers in Asia, enable us to respond to time-critical orders and technology challenges for our customers.

Viasystems Group, Inc.

101 South Hanley Road

St. Louis, Missouri 63105

Telephone: (314) 727-2087

Viasystems, a Delaware corporation originally incorporated in 1996 under the name Circo Craft Holding Company, is a leading worldwide provider of complex multi-layer PCBs and electro-mechanical solutions (“E-M Solutions”). PCBs serve as the “electronic backbone” of almost all electronic equipment, and Viasystems’ E-M Solutions products and services include integration of PCBs and other components into finished or semi-finished electronic equipment, for which Viasystems also provides custom and standard metal enclosures, metal cabinets, metal racks and sub-racks, backplanes, cable assemblies and busbars.

Viasystems is a supplier to approximately 800 original equipment manufacturers and contract electronic manufacturers in numerous end markets.

Victor Merger Sub Corp.

101 South Hanley Road

St. Louis, Missouri 63105

Telephone: (314) 727-2087

Victor Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Viasystems, was organized solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Victor Merger Sub Corp. has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement. Upon consummation of the merger, Victor Merger Sub Corp. will cease to exist, and DDi will continue as the surviving corporation under the name Viasystems North America, Inc.

Merger Consideration and Treatment of Stock Options (page 52)

If the merger is completed, you will be entitled to receive $13.00 per share in cash, without interest and less any applicable withholding taxes, in exchange for each share of DDi common stock that you own immediately prior to the effective time of the merger (other than shares which you have not voted in favor of the merger and for which you have properly demanded appraisal rights).

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a stockholder of DDi or a stockholder of the surviving corporation as a result of the merger. Our stockholders will receive the merger consideration in exchange for their shares of our common stock in accordance with the instructions contained in the letter of transmittal to be sent to holders of our common stock as soon as reasonably practicable after the effective time of the merger, unless a stockholder has properly demanded appraisal of its shares.

Each option to acquire shares of our common stock that is outstanding and unexercised immediately prior to the effective time of the merger, and that is not then vested and exercisable, shall become fully vested on an accelerated basis immediately prior to the effective time of the merger. As of the effective time of the merger, each option to acquire shares of our common stock that is outstanding and unexercised immediately prior thereto shall be canceled in exchange for the right to receive from Viasystems or the surviving corporation as soon as practicable after the effective time of the merger an amount in cash (without interest, and less all applicable deductions and withholding required by law) equal to the product of (i) the excess, if any, of the merger consideration of $13.00 per share over the exercise price per share of common stock payable under such option multiplied by (ii) the number of shares of our common stock that are subject to such option.

Although we are authorized to issue RSUs and restricted stock, we currently do not have any RSUs or restricted stock outstanding, and we have agreed under the terms of the merger agreement not to issue any RSUs or restricted stock prior to the effective time of the merger.

Market Prices and Dividend Data (page 14)

Our common stock is listed on the NASDAQ Global Select Market under the symbol “DDIC.” On April 3, 2012, the last full trading day before the public announcement of the merger, the closing price for our common stock was $12.26 per share, and on [                    ], the latest practicable trading day prior to the printing of this proxy statement, the closing price for our common stock was $[        .        ] per share.

In 2010, our board of directors adopted a cash dividend policy. Cash dividends are discussed quarterly by our board of directors and management. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by our board of directors after its review of our financial performance, expected future operations and earnings, capital requirements and surplus, contractual restrictions, alternative uses of cash, and other factors as our board of directors may deem relevant. In addition, the terms of our revolving credit facility contain certain restrictions on our ability to pay dividends.

Pursuant to the merger agreement, our board is permitted to declare a second quarter dividend of $0.12 per share of our common stock, provided the record date for such dividend is set no earlier than June 30, 2012. Should the merger be consummated prior to the record date, this dividend would not be paid. We have agreed not to declare, set aside, make or pay any additional dividends without the consent of Viasystems until the earlier of the consummation of the merger or the termination of the merger agreement.

Material United States Federal Income Tax Consequences of the Merger (page 48)

The conversion of shares of our common stock into the right to receive $13.00 per share of cash merger consideration will be a taxable transaction to our stockholders for U.S. federal income tax purposes. See “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 48.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We strongly recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

Recommendation of DDi’s Board of Directors and Reasons for the Merger (page 25)

Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement, “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and “FOR” the approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger. At a meeting of our board of directors on April 3, 2012, after consultation with our financial and legal advisors, our board of directors unanimously determined that the merger agreement and the merger are fair to and advisable and in the best interests of DDi and its stockholders and unanimously approved the merger agreement.

In the course of reaching its decision, our board of directors consulted with our senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors. For a discussion of the factors considered by our board of directors in reaching its decision to approve the merger agreement and recommend that our stockholders adopt the merger agreement, see “The Merger—Recommendation of DDi’s Board of Directors and Reasons for the Merger” beginning on page 25.

Opinion of DDi’s Financial Advisor (page 29)

We retained Jefferies & Company, Inc., or Jefferies, to provide us with financial advisory services in connection with the merger and an opinion as to the fairness to holders of shares of our common stock of the consideration to be received by such holders in connection with a possible merger, sale or other strategic business combination. At the meeting of our board of directors on April 3, 2012, Jefferies rendered its opinion to our board of directors to the effect that, as of April 3, 2012, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth therein, the consideration of $13.00 per share of our common stock in cash to be received by holders of shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

Jefferies’ opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. Jefferies’

opinion was directed to our board of directors and addresses only the fairness, from a financial point of view, of the consideration to be received by holders of shares of our common stock pursuant to the merger agreement as of the date of the opinion. It does not address any other aspects of the merger and does not constitute a recommendation as to how any holder of shares of our common stock should vote on the merger or any matter related thereto.

The full text of the written opinion of Jefferies is attached hereto as Annex B. We encourage you to read Jefferies’ opinion carefully and in its entirety. For a further discussion of Jefferies’ opinion, see “The Merger—Opinion of DDi’s Financial Advisor” beginning on page 29.

The Special Meeting (page 15)

Date, Time and Place. A special meeting of our stockholders will be held on [                ], at DDi’s corporate headquarters, 1220 N. Simon Circle, Anaheim, California 92806, at 8:00 a.m., local time, to consider and vote upon:

•	a proposal to adopt the merger agreement,

•

a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting, and

•	a proposal with respect to the approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger.

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [                ], the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are [                ] shares of our common stock outstanding and entitled to be voted at the special meeting.

Quorum. A quorum of stockholders is necessary to hold a valid special meeting. Under our bylaws, a quorum is present at the special meeting if the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy.

Required Vote. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting, whether or not a quorum is present. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting and casting a vote for or against such matter is required to approve, on an advisory (non-binding) basis, certain merger-related compensation that may be paid or become payable to our named executive officers in connection with the merger, provided that a quorum is present.

In connection with the execution of the merger agreement, certain of our directors, executive officers and stockholders entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. As of [                ], the record date for the special meeting, these directors, executive officers and stockholders collectively beneficially owned [        ]% of our common stock entitled to vote at the special meeting.

Interests of DDi’s Executive Officers and Directors in the Merger (page 38)

When considering the recommendation of our board of directors, you should be aware that members of our board of directors and our executive officers have interests in the merger in addition to their interests as DDi stockholders generally, pursuant to certain agreements between such directors and executive officers and DDi and, in the case of Mikel H. Williams, our Chief Executive Officer, pursuant to a noncompetition agreement with Viasystems. These interests are described below and may be different from, or in conflict with, your interests as a DDi stockholder. The members of our board of directors were aware of the material facts as to these additional interests, and considered them, when they approved the merger agreement. For purposes of all agreements and arrangements described below, the completion of the merger will constitute a change in control.

Our directors and executive officers are entitled to certain equity acceleration benefits in connection with the merger, as described below in “The Merger—Interests of DDi’s Executive Officers and Directors in the Merger—Treatment of Equity Awards Held by Our Directors and Executive Officers” on page 39.

The employment arrangements of Messrs. Slomsky, Mathews and Barnes with DDi will remain in effect following the merger. In accordance with the terms of their existing employment agreements with DDi, certain executive officers of DDi may be entitled to severance payments in connection with the merger if their employment is terminated as a result of the merger.

Mr. Williams will receive severance payments in accordance with the terms of his existing employment agreement with DDi. Mr. Williams has entered into a letter agreement with DDi requiring that, upon completion of the merger, his severance payments will be deposited in trust to be distributed to him following a six-month delay that is required by law to avoid additional taxes. In addition, Mr. Williams has entered into a non-competition and non-solicitation agreement with Viasystems that will become effective upon the closing of the merger.

Viasystems has agreed to cause the surviving corporation, to the fullest extent permitted by applicable law or contract, to honor all of our obligations to indemnify and hold harmless each person who is now, or has been at any time prior to the date of the merger agreement or who becomes prior to the effective time of the merger an officer or director of us or any of our subsidiaries as provided in our certificate of incorporation or bylaws, or the applicable charter documents of our subsidiary, in each case, as in effect on the date of the merger agreement, or pursuant to any other agreements in effect on the date of the merger agreement, including provisions relating to the advancement of expenses incurred in the defense of any action or as permitted under applicable law.

Viasystems’ obligation to indemnify and hold harmless such persons will survive the merger and will remain in full force and effect for a period of not less than six years after the effective time of the merger. During such period, Viasystems will guarantee the obligations of the surviving corporation with respect to any and all amounts payable in connection with its indemnification and other obligations with respect to such persons.

Viasystems has agreed to obtain, or cause the surviving corporation to obtain, prior to the effective time of the merger a “tail” officers’ and directors’ liability insurance policy, which by its terms shall survive the merger and shall provide such directors and officers with coverage for not less than six years following the effective time of the merger on terms and conditions no less favorable than the terms of our current directors’ and officers’ liability insurance policy in respect of actions or omissions of such officers and directors prior to the effective time of the merger in their capacities as such, subject to certain limitations.

Financing Arrangements (page 61)

Viasystems has provided us with a commitment letter with respect to a bridge loan which Viasystems has represented provides sufficient funds for Viasystems and merger sub to consummate the transactions contemplated by the merger agreement and has agreed to use its reasonable best efforts to obtain and effectuate the debt financing contemplated by its commitment letter on the terms set forth therein. However, Viasystems (or one of its affiliates) may instead, or in addition, complete a debt securities financing, bank loan financing or other debt financing with net cash proceeds that will replace amounts that were to be provided under the bridge loan pursuant to the commitment letter and that were required for the transactions contemplated by the merger agreement. Viasystems and merger sub are not required to consummate the merger before the earlier of (i) the consummation of such debt financing and (ii) August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012).

Except to the extent Viasystems (or one of its affiliates) has completed such a debt offering, Viasystems agrees to notify us as soon as reasonably practicable if, at any time prior to the closing date, (i) its commitment letter shall expire or be terminated for any reason, (ii) any financing source that is a party to its commitment letter notifies Viasystems that such source no longer intends to provide financing to Viasystems or (iii) for any reason Viasystems no longer believes in good faith that it will be able to obtain the bridge loan financing substantially on the terms described in its commitment letter.

Conditions to the Closing of the Merger (page 68)

Our, Viasystems’ and merger sub’s obligations to effect the merger are subject to the satisfaction or waiver in writing to the extent permitted by applicable law at or prior to the effective time of the following conditions:

•	the adoption of the merger agreement by our stockholders;

•	the expiration or termination of any waiting period applicable to the merger required under the HSR Act;

•

the absence of a temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger; and

•	the absence of any statute, rule, regulation or order enacted, entered, or enforced that prevents or prohibits the consummation of the merger.

Viasystems’ and merger sub’s obligations to effect the merger are further subject to the satisfaction by us or waiver by them at or prior to the effective time of the following conditions:

•

our representations and warranties contained in the merger agreement shall be true and correct as of the date of the merger agreement and at and as of the closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to have a material adverse effect on DDi; provided, however, that our representations and warranties relating to the following matters shall be true and correct as of the date of the merger agreement and at and as of the closing as though made at and as of such time (or, if made as of a specific date, at and as of such date):

•	the recommendation of our board of directors that our stockholders adopt the merger agreement and approve the transactions contemplated by the merger agreement;

•	our organization, valid existence, good standing and qualification and similar corporate matters;

•	our certificate of incorporation and bylaws;

•	our and our subsidiaries’ capital structure;

•

our corporate power and authority to execute and deliver the merger agreement, to consummate the merger and the other transactions contemplated by the merger agreement and to comply with the terms of the merger agreement;

•	the enforceability of the merger agreement against us;

•	the accuracy of the information supplied by us in connection with this proxy statement;

•	the absence of any undisclosed brokers’ fees and expenses; and

•	the inapplicability of any state takeover or similar statute or regulation to the merger agreement and the merger;

•	we have performed in all material respects all obligations and agreements contained in the merger agreement to be performed or complied with by us prior to or on the closing date;

•

there shall not have been any event, circumstance, change, occurrence or state of facts that has had or would reasonably be expected to have a material adverse effect at any time after the date of the merger agreement; and

•

Viasystems shall have received a certificate from us, dated as of the closing date, signed by our chief executive officer and chief financial officer to evidence satisfaction of the preceding three conditions.

Our obligations to effect the merger are subject to the further satisfaction by Viasystems or waiver by us at or prior to the effective time of the following conditions:

•

the representations and warranties of Viasystems and merger sub contained in the merger agreement shall be true and correct as of the date of the merger agreement and at and as of the closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to prevent Viasystems or merger sub from consummating the merger in accordance with the terms of the merger agreement; provided, however, that Viasystems’ and merger sub’s representations and warranties relating to the following matters shall be true and correct as of the date of the merger agreement and at and as of the closing as though made at and as of such time (or, if made as of a specific date, at and as of such date):

•	their organization, valid existence, good standing and qualification and similar corporate matters;

•	their corporate power and authority to execute and deliver the merger agreement and consummate the merger;

•	the enforceability of the merger agreement against them;

•	the accuracy of information supplied by Viasystems and merger sub for inclusion in this proxy statement; and

•

that none of Viasystems, merger sub or any other Viasystems affiliate has been an “interested stockholder” under Delaware’s takeover statute with respect to us at any time within three years of the date of the merger agreement;

•

each of Viasystems and merger sub shall have performed in all material respects all obligations and agreements contained in the merger agreement to be performed or complied with by it prior to or on the closing date;

•

at any time after the date of the merger agreement, there shall not have been any event, circumstance, change, occurrence or state of facts that has prevented or would reasonably be expected to prevent Viasystems or merger sub from consummating the merger in accordance with the terms of the merger agreement; and

•

we shall have received a certificate of Viasystems, dated as of the closing date, signed by the chief executive officer and chief financial officer of Viasystems to evidence satisfaction of the preceding three conditions.

No Solicitation of Acquisition Proposals (page 61)

We have agreed that we will not, and will cause our subsidiaries and our directors, officers, employees, financial advisors, attorneys, accountants or other advisors, agents or representatives not to, directly or indirectly:

•

solicit, initiate, cause, knowingly facilitate or encourage (including by way of furnishing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to any acquisition proposal (as defined in the merger agreement and described below under the heading “The Merger Agreement—Board Recommendation” beginning on page 63); or

•

engage in any discussions or negotiations with respect to any acquisition proposal or otherwise cooperate with or assist or participate in, or knowingly facilitate or encourage, any such inquiries, proposals, discussions or negotiations, or resolve to or publicly propose to take any of the foregoing actions.

Despite these general prohibitions, at any time prior to the effective time of the merger and subject to the conditions described below, in response to a written bona fide acquisition proposal, we may:

•

furnish confidential information with respect to us and our subsidiaries to the person making a bona fide written acquisition proposal, provided that we may only furnish such information pursuant to a confidentiality agreement which (i) contains terms that are no less restrictive than those contained in the confidentiality agreement between us and Viasystems, (ii) expressly permits us to comply with the no-solicitation provisions of the merger agreement and (iii) does not include any provision calling for an exclusive right to negotiate with us prior to the termination of the merger agreement; and

•	participate in discussions or negotiations with the person making such acquisition proposal regarding such acquisition proposal.

We may only take these actions if:

•	a breach by us of the no-solicitation provisions of the merger agreement did not contribute to the making of such acquisition proposal;

•

our board of directors determines in good faith, after consultation with our financial advisors and outside counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (as defined in the merger agreement and described below under the heading “The Merger Agreement—Board Recommendation” beginning on page 63);

•

after consultation with our outside counsel, our board of directors determines in good faith that failure to take such action would constitute a breach by our board of directors of its fiduciary duties to our stockholders under applicable law;

•	we promptly (and in any event within 24 hours) provide to Viasystems notice of our intention to enter into an acceptable confidentiality agreement (as described above) with such person;

•	we promptly (and in any event within 24 hours) provide to Viasystems any and all non-public information delivered to such person which was not previously provided to Viasystems;

•

we promptly (and in any event within 24 hours) notify Viasystems, orally and in writing, in the event that we or any of our subsidiaries or directors, officers, employees, financial advisors, attorneys, accountants or other advisors, agents or representatives receives:

•	any acquisition proposal or indication by any person that it is considering making an acquisition proposal;

•	any request for non-public information in contemplation of an acquisition proposal relating to us or any of our subsidiaries; or

•	any inquiry or request for discussions or negotiations regarding any acquisition proposal;

•

we provide Viasystems promptly (and in any event within 24 hours) with the identity of such person and a copy of such acquisition proposal, indication, inquiry or request (or, where such acquisition proposal is not in writing, a written description of our understanding of the material terms and conditions of such acquisition proposal, indication, inquiry or request), including any modifications thereto;

•

we keep Viasystems informed (orally and in writing) on a current basis (and in any event no later than 24 hours after the occurrence of any material changes, developments, discussions or negotiations) of the status of any acquisition proposal, indication, inquiry or request (including the material terms and conditions thereof and of any material modification thereto), and any developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions;

•

we promptly (and in any event within 24 hours) notify Viasystems orally and in writing if we determine to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal and do not begin providing such information or engaging in such discussions or negotiations prior to providing such notice;

•

we do not, and cause our subsidiaries and directors, officers, employees, financial advisors, attorneys, accountants or other advisors, agents or representatives not to, enter into any contract with any person subsequent to the date of the merger agreement that would restrict our ability to provide such information relating to us or any of our subsidiaries to Viasystems; and

•

we (i) do not, and cause our subsidiaries not to, terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which we or any of our subsidiaries is or becomes a party and (ii) use, and shall cause our subsidiaries to use, reasonable best efforts to enforce the provisions of any such agreement.

The Voting Agreements (page 77)

In connection with the execution of the merger agreement, certain of our directors, executive officers and stockholders, each in such person’s capacity as a stockholder, entered into a voting agreement with Viasystems (collectively referred to as the voting agreements) pursuant to which each agreed, among other things, to vote such person’s shares of our common stock in favor of the adoption of the merger agreement and against any alternative acquisition proposal, or our reorganization, recapitalization, liquidation or winding up, and against any action that would frustrate the purposes of, or prevent or delay the consummation of the transactions contemplated by the merger agreement. The voting agreements (other than the voting agreement signed by Bryant R. Riley) provide that the stockholders signing the voting agreements will not sell their shares of our common stock prior to the consummation of the merger (or earlier termination of the merger agreement). If the merger agreement terminates in accordance with its terms, these voting agreements will also terminate. Not including the shares held by Mr. Riley, approximately 22.6% of the outstanding shares of our common stock on March 30, 2012 were subject to the voting agreements. Mr. Riley held approximately 3.2% of the outstanding shares of our common stock on March 30, 2012.

Termination of the Merger Agreement (page 70)

The merger agreement may be terminated, and the transactions contemplated under the merger agreement may be abandoned, whether before or after obtaining our stockholders’ approval, under the following circumstances:

•	by our, Viasystems’ and merger sub’s mutual written consent;

•	by either Viasystems or us if:

•	the merger is not consummated by August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012), but this right to terminate the merger agreement will not be available to any party whose failure to act to fulfill any obligation under the merger agreement caused the failure of the effective time to occur on or before such date; provided, that if on such date, the conditions to closing relating to antitrust consents or the absence of injunctions or restraints (but only if such restraint or injunction is attributable to an antitrust law) shall not have been fulfilled, but all other conditions to closing shall be or shall be capable of being fulfilled, then either we or Viasystems may extend such date to September 15, 2012 upon written notice to the other parties hereto;

•

if any governmental authority shall have (i) enacted, issued, promulgated or enforced any law that makes consummation of the merger illegal or otherwise prohibited or (ii) enacted, issued, promulgated, enforced or entered any order which has the effect of making the consummation of the merger illegal or otherwise preventing or prohibiting consummation of the merger;

•

if the stockholders’ meeting (including any adjournment or postponement thereof) has concluded, our stockholders have voted and the stockholders’ approval was not obtained; provided, however, that the right to terminate the merger agreement shall not be available to us if we have not materially complied with certain of our covenants relating the conduct of our business and our proxy statement and stockholders’ meeting;

•	by us if:

•

there shall have been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of Viasystems or merger sub contained in the merger agreement, which breach or inaccuracy (i) would reasonably be expected to prevent Viasystems or merger sub from consummating the merger in accordance with the terms of the merger agreement and (ii) is incapable of being cured or has not been cured prior to August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012); provided, however, that we are not then in material breach of any representation, warranty or covenant under the agreement; or

•

we enter into a definitive agreement with respect to a superior proposal subject to the requirements of the no solicitation provisions of the merger agreement described under “The Merger Agreement—No Solicitation of Acquisition Proposals” beginning on page 61; provided, however, we must concurrently enter into the alternative acquisition agreement;

•	by Viasystems if:

•

any effects, events, occurrences, developments, state of facts or changes has occurred that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on us; provided, however, that neither Viasystems nor merger sub is then in material breach of any representation, warranty or covenant under the merger agreement;

•

there has been a breach or inaccuracy of any representation, warranty, covenant or agreement on our part contained in the merger agreement, which breach or inaccuracy would (i) give rise to the failure of the conditions to closing relating to our stockholders’ adoption of the merger agreement or antitrust consents and (ii) is incapable of being cured or has not been cured prior to August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012); provided, however, that neither Viasystems nor merger sub is then in material breach of any representation, warranty or covenant under the merger agreement;

•	our board of directors has made an adverse recommendation change;

•

our board of directors or any committee thereof has not rejected any acquisition proposal within seven days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance by our stockholders of a tender offer or exchange offer, which shall constitute a failure to reject such acquisition proposal);

•

our board of directors or any committee thereof has failed, pursuant to Rule 14e-2 promulgated under the Securities Exchange Act or otherwise, to publicly reconfirm our board of directors’ recommendation of the merger within four days after receipt of a written request from Viasystems that it do so if such request is made following the making by any person of an acquisition proposal; or

•

we have violated or breached in any material respect any of our obligations in the no solicitation provisions of the merger agreement described under “The Merger—No Solicitation of Acquisition Proposals” beginning on page 61.

Termination Fee, Reverse Breakup Fee and Expenses (page 71)

We have agreed to pay Viasystems $9.8 million upon or following the termination of the merger agreement under certain circumstances. We have also agreed that if we receive a written bona fide acquisition proposal and, following the receipt of such a proposal, our stockholders do not approve the merger, then we will reimburse Viasystems’ expenses (not to exceed $8 million) related to the transactions contemplated by the merger agreement. Any such expense reimbursement payment will be credited against the $9.8 million termination fee.

Additionally, Viasystems has agreed to pay us a reverse breakup fee of $15.4 million upon the termination of the merger agreement under certain circumstances.

Except as expressly set forth in the merger agreement, all expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated.

Regulatory Matters (page 50)

The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. The parties expect to file their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on the week of April 16, 2012, but there is no assurance as to the outcome of the reviews.

Litigation Related to the Merger (page 50)

A total of three complaints challenging the merger have been filed by plaintiffs seeking to represent a class of DDi shareholders. Two complaints have been filed in the Superior Court, Orange County, State of California, and one has been case filed in the Court of Chancery of the State of Delaware. The complaints allege, among other things, that (i) that the members of our board of directors violated the fiduciary duties owed to stockholders by approving the merger agreement, (ii) that the members of our board of directors engaged in an unfair process and agreed to a price that allegedly fails to maximize value for stockholders and (iii) that DDi, Viasystems and merger sub aided and abetted the board members’ alleged breach of fiduciary duties. The complaints seek, among other things, to enjoin the transaction until corrective actions are taken, as well as to award to plaintiffs the costs and disbursements of the action, including attorneys’ fees and experts’ fees. We, the members of our board of directors and each of the other named defendants intend to defend ourselves vigorously in these actions.

Appraisal Rights (page 43)

Record holders of our common stock as of the record date who do not vote in favor of the merger may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see “The Merger—Appraisal Rights” beginning on page 43. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the General Corporation Law of the State of Delaware, or DGCL, is included as Annex E to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY DDI STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX E CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on the NASDAQ Global Select Market under the symbol “DDIC.” This table shows, for the periods indicated, the range of intraday high and low per share sales prices for our common stock, and the amount of cash dividends declared per share, as reported on the NASDAQ Global Select Market.

	High		Low		Cash Dividends Declared
Fiscal Year 2012
Second Quarter (through [ ])	$	[ . ]	$	[ . ]	$	[ . ]
First Quarter		$12.63		$9.17		$—
Fiscal Year 2011
Fourth Quarter		$9.40		$6.95		$0.22	(1)
Third Quarter		$10.12		$6.66		$0.10
Second Quarter		$10.82		$8.03		$0.10
First Quarter		$12.35		$8.04		$0.10
Fiscal Year 2010
Fourth Quarter		$12.30		$8.60		$0.10
Third Quarter		$10.02		$7.24		$0.06
Second Quarter		$10.01		$5.69		$0.06
First Quarter		$6.00		$4.13		$—

(1)	Reflects a dividend of $0.10 per share declared on November 17, 2011 and paid on December 30, 2011 and a dividend of $0.12 per share declared on December 13, 2011 and paid on March 30, 2012.

The following table sets forth the closing price per share of our common stock, as reported on the NASDAQ Global Select Market on April 3, 2011, the last full trading day before the public announcement of the merger, and on [            ], the latest practicable trading day before the printing of this proxy statement:

	Common Stock Closing Price
April 3, 2012		$12.26
[ ]	$	[ . ]

You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock. If the merger is consummated, there will be no further market for our common stock and our common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Securities Exchange Act.

Dividends

In 2010, our board of directors adopted a cash dividend policy. Cash dividends are discussed quarterly by our board of directors and management. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by our board of directors after its review of our financial performance, expected future operations and earnings, capital requirements and surplus, contractual restrictions, alternative uses of cash, and other factors as our board of directors may deem relevant. In addition, the terms of our revolving credit facility contain certain restrictions on our ability to pay dividends.

Pursuant to the merger agreement, our board is permitted to declare a second quarter dividend of $0.12 per share of our common stock, provided the record date for such dividend is no earlier than June 30, 2012. Should the merger be consummated prior to the record date, this dividend would not be paid. We agreed not to declare, set aside, make or pay any additional dividends without the consent of Viasystems until the earlier of the consummation of the merger or the termination of the merger agreement.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the board of directors of DDi for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the special meeting at DDi’s corporate headquarters, located at 1220 N. Simon Circle, Anaheim, California 92806, at 8:00 a.m., local time, on [                    ].

Purpose of the Special Meeting

At the special meeting, we will ask the holders of our common stock to (i) adopt the merger agreement, as it may be amended from time to time, (ii) if there are not sufficient votes in favor of adoption of the merger agreement, to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies and (iii) vote on a proposal with respect to the approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on [                    ], the record date, are entitled to notice of, and to vote at, the special meeting. On [                    ], the record date, [                    ] shares of our common stock were issued and outstanding and held by approximately [            ] holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting for each of the proposals to be voted upon.

A quorum of stockholders is necessary to hold a valid special meeting. Under our bylaws, a quorum is present at a meeting if the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned so that we may solicit additional proxies. For purposes of determining the presence of a quorum, abstentions will be counted as shares present and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will also be counted as shares present.

Vote Required

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Adoption of the merger agreement is a condition to the closing of the merger.

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting, whether or not a quorum is present. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting and casting a vote for or against such matter is required to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger, provided that a quorum is present.

Voting by DDi Directors and Executive Officers

At the close of business on the record date, our directors and executive officers and their affiliates owned and were entitled to vote shares of our common stock, which represented approximately [    ]% of the shares

of our outstanding common stock on that date. We expect that these directors and executive officers will vote all of their shares of our common stock “FOR” adoption of the merger agreement, “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies and “FOR” the proposal with respect to an approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger.

In connection with the execution of the merger agreement, certain of our directors, executive officers and stockholders entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. As of March 30, 2012, the record date for the special meeting, these directors, executive officers and stockholders collectively beneficially owned 25.62% of our common stock entitled to vote at the special meeting.

Voting of Proxies

Whether you are a stockholder of record or hold your shares in “street name” through a broker, bank, trustee or other nominee, you may vote your shares in one of the following ways:

At the Special Meeting—If you are a stockholder of record, you may vote in person by attending the special meeting and submitting a ballot. If your shares are held in “street name” through a broker, bank, trustee or other nominee, you may vote in person at the special meeting only if you first obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares. Under a legal proxy, the broker, bank, trustee or other nominee confers all of its legal rights as a record holder to grant proxies or to vote at the special meeting.

You will need proof of ownership of our common stock, as well as a form of personal photo identification, to enter the special meeting. In addition, if your shares are held in street name, you must also present your legal proxy from your broker, bank, trustee or other nominee to be admitted to the special meeting. Even if you plan to attend the special meeting, we recommend that you also vote by mail, telephone or the Internet as described below so that your vote will be counted if you later decide not to attend the special meeting.

By Internet—Stockholders may submit proxies over the Internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the Internet, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

By Telephone—Stockholders may vote by telephone. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote by telephone, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your telephone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

By Mail—Stockholders may sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement, “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies and “FOR” the proposal with respect to an approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement will be voted “FOR” the adjournment proposal or the proposal regarding merger-related executive compensation unless it is specifically marked “FOR” the adjournment proposal and/or “FOR” the proposal regarding merger-related executive compensation.

If you do not return your broker’s, bank’s, trustee’s or other nominee’s voting form, provide voting instructions via the Internet or telephone through your broker, bank, trustee or other nominee, if possible, or attend the special meeting and vote in person with a proxy from your broker or nominee, it will have the same effect as if you voted “AGAINST” the adoption of the merger agreement.

Revocability of Proxies

If you have sent a proxy directly to DDi, you may revoke your proxy and change your vote irrespective of the method (i.e., Internet, telephone or mail) by which you originally voted by delivering a later-dated proxy or by voting at the special meeting. The later-dated proxy may be delivered by Internet, telephone or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. You may do this at a later date or time by:

•	submitting a proxy by telephone or on the Internet (your latest Internet or telephone proxy will be counted);

•	signing and delivering a proxy card with a later date; or

•

voting at the special meeting. (If you hold shares beneficially through a broker, bank, trustee or other nominee, you must bring a legal proxy from the record holder in order to vote at the special meeting.)

If you are a registered stockholder, you may obtain a new proxy card by contacting the Corporate Secretary, DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, telephone (714) 688-7200.

If your shares are held by a broker, bank, trustee or other nominee, you may obtain a new voting instruction form by contacting your broker, bank, trustee or other nominee. If you sign and date the proxy card or the voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.

Revocation of a proxy will not affect any vote taken prior to revocation. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Board of Directors’ Recommendations

Our board of directors has unanimously approved the merger agreement and determined that the merger agreement and the merger are fair to and advisable and in the best interests of DDi and its stockholders. Our board of directors unanimously recommends that DDi stockholders (i) vote “FOR” the proposal to adopt the merger agreement, (ii) vote “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to permit the solicitation of additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and (iii) vote “FOR” the proposal with respect to an approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger.

Abstentions and Broker Non-Votes

Stockholders that abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter. For purposes of determining the presence of a quorum, abstentions will be counted as shares present and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will also be counted as shares present. Abstentions and broker non-votes will have (i) the same effect as votes “AGAINST” the adoption of the merger agreement, (ii) the same effect as votes “AGAINST” the approval of the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies, whether or not a quorum is present and (iii) no effect on the approval of the proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger, provided that a quorum is present.

Postponements and Adjournments

Adjournments or postponements may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time with the approval of the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting, whether or not a quorum is present. We are not required to notify stockholders of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting.

In addition, at any time prior to convening the special meeting, the special meeting may be postponed without the approval of our stockholders. If postponed, we will publicly announce the new meeting date.

At any adjourned or postponed meeting, DDi may transact any business that it might have transacted at the original meeting, provided that a quorum is present at such adjourned or postponed meeting. Proxies submitted by our stockholders for use at the special meeting will be used at any adjournment or postponement of the meeting. References to the special meeting in this proxy statement are to such special meeting as adjourned or postponed.

Solicitation of Proxies

The expenses of soliciting proxies for the special meeting are to be paid by DDi. Solicitation of proxies may be made by means of personal calls upon, or telephonic, telegraphic or electronic communications with, stockholders or their personal representatives by directors, officers, employees and consultants of DDi who will not be specially compensated for such services. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to stockholders whose common stock is held of record by such entities.

We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting, and we estimate that we will pay them a fee of approximately $10,000, and will reimburse them for reasonable administrative and out-of-pocket expenses incurred in connection with this solicitation. In addition, our arrangement with MacKenzie Partners, Inc. obligates us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

Stockholder List

A list of stockholders of record entitled to vote at the special meeting will be available at the special meeting. It also will be available for ten business days prior to the special meeting, between the hours of 9 a.m. and 4 p.m., Pacific Time, at the office of the Corporate Secretary, DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806. A stockholder of record may examine the list for any legally valid purpose related to the special meeting.

THE PARTIES TO THE MERGER AGREEMENT

DDi Corp.

DDi Corp. was incorporated in Delaware on March 22, 2000. We are a leading provider of time-critical, technologically-advanced printed circuit board (“PCB”) engineering and manufacturing services. We specialize in engineering and fabricating complex multi-layer PCBs on a quick-turn basis, with lead times as short as 24 hours, and in manufacturing products with high levels of complexity and reliability with low-to-moderate production volumes. We have over 1,000 PCB customers in various market segments including communications, computing, military/aerospace, industrial electronics, instrumentation, medical and high-durability commercial markets. Our customers include both original equipment manufacturers and electronic manufacturing services providers. With such a broad customer base and approximately 50 new PCB designs tooled per day, we have accumulated significant process and engineering expertise. Our core strength is developing innovative, high-performance solutions for customers during the engineering, test and launch phases of new electronic product development and supporting long-term requirements for low and mid-volume requirements. Our entire organization is focused on rapidly and reliably filling complex customer orders and building long-term customer relationships. Our engineering capabilities and seven manufacturing facilities located in the United States and Canada, together with our relationships with suppliers in Asia, enable us to respond to time-critical orders and technology challenges for our customers.

DDi’s principal executive offices are located at 1220 N. Simon Circle, Anaheim, California 92806 and its telephone number is (714) 688-7200. DDi’s website is located at http://www.ddiglobal.com. Additional information regarding DDi is contained in our filings with the Securities and Exchange Commission. See “Where You Can Find More Information” beginning on page 82.

Viasystems Group, Inc.

Viasystems, a Delaware corporation, is a leading worldwide provider of complex multi-layer PCBs and E-M Solutions. PCBs serve as the “electronic backbone” of almost all electronic equipment, and Viasystems’ E-M Solutions products and services include integration of PCBs and other components into finished or semi-finished electronic equipment, for which Viasystems also provides custom and standard metal enclosures, metal cabinets, metal racks and sub-racks, backplanes, cable assemblies and busbars.

Viasystems is a supplier to approximately 800 original equipment manufacturers and contract electronic manufacturers in numerous end markets.

Viasystems’ principal executive offices are located at 101 South Hanley Road, St. Louis, Missouri 63105 and its telephone number is (314) 727-2087. Additional information regarding Viasystems is contained in Viasystems’ filings with the Securities and Exchange Commission. See “Where You Can Find More Information” beginning on page 82.

Victor Merger Sub Corp.

Victor Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Viasystems, was organized solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Merger sub’s principal executive offices are located at 101 South Hanley Road, St. Louis, Missouri 63105 and its telephone number is (314) 727-2087. Merger sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement.

Upon consummation of the merger, merger sub will cease to exist, and DDi will continue as the surviving corporation under the name Viasystems North America, Inc.

THE MERGER

The following discussion summarizes the material terms of the merger. We urge you to read carefully the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

Since 2006, our management has pursued a growth strategy which included, among other initiatives, extending our service offerings by seeking to establish low-cost manufacturing capability into China and Southeast Asia. We have pursued this strategy by way of a China-based acquisition or a business combination with a strategic partner with manufacturing assets in China. This growth strategy was aimed at addressing our management’s concern that in order to stay competitive in the increasingly global PCB market, we would need to be able to address the needs of our customers with global requirements, particularly with respect to lower mix, higher volume production. As we pursued this strategy, it became apparent to our management and board of directors that successfully completing a meaningful acquisition in China would require DDi to finance a transaction, which would result in substantial additional debt or dilution to our existing stockholders.

In mid-2010, our board of directors decided that it would be beneficial to perform a market check of our strategic alternatives to help inform the board as it evaluated potential business combinations, including with companies with manufacturing assets in China and Southeast Asia. On July 30, 2010, we engaged Jefferies & Company, Inc., which we refer to as Jefferies, and Mooreland Partners, LLC, which we refer to as Mooreland, as our financial advisors.

Between August and September 2010, at the request of our board of directors Jefferies and Mooreland began a market check and approached 56 potential counterparties including 15 strategic counterparties and 41 financial sponsors to solicit their potential interest in acquiring or merging with DDi. Confidential information was provided to 27 parties that showed initial interest, including Viasystems.

Between August and October 2010, with the assistance of Jefferies and Mooreland, we held 11 management meetings or calls with qualified counterparties. As a result, we received six written indications of interest in October 2010 with offers ranging from $9.00 to $11.75 per share. The offers included proposals consisting of all cash, all stock and combinations of cash and stock. A strategic counterparty submitted the high bid valued between $11.25 and $11.75 per share, in stock and cash, and Viasystems submitted the low bid consisting of all stock estimated to be valued between $9.00 and $9.50 per share.

In October 2010, after thoughtful consideration and further discussions, our board of directors decided that none of the indications of interest was sufficiently compelling. In addition, two strong potential counterparties, including Viasystems, expressed to us that the timing of a transaction was not ideal and that they might be more interested in exploring a transaction at some point in the future. Because of this limited interest from key counterparties, we instructed Jefferies and Mooreland in October 2010 to discontinue any active dialogue or marketing efforts.

Between October 2010 and January 2012, DDi’s board and management continued to constantly evaluate and pursue our strategic alternatives, including pursuing potential acquisitions or business combinations with strategic partners that have manufacturing assets in China and Southeast Asia. As part of that effort, between 2006 and 2012, Mikel Williams, our Chief Executive Officer, met, on separate occasions, with representatives of three institutional investors which held significant positions in Viasystems common stock. At the meetings, the parties discussed the potential of a business combination of Viasystems and DDi and the potential synergies that could be attained therefrom. After January 2012, there was no further contact between the Viasystems institutional shareholders and Mr. Williams.

In early February 2012, David Sindelar, the Chief Executive Officer of Viasystems, contacted Mr. Williams to request a meeting to discuss the possibility of a merger of DDi and Viasystems. Mr. Williams requested more specific information about Viasystems’ proposed agenda, form of consideration and valuation prior to agreeing to schedule a meeting.

On February 17, 2012, Mooreland received a telephone call from Stifel Nicolaus Weisel, which we refer to as Stifel, financial advisor to Viasystems, expressing Viasystems’ serious interest in acquiring us in a friendly transaction. Mooreland agreed to speak to us and convey Viasystems’ intentions. Stifel indicated that a more formal letter would be forthcoming.

Later that day, Mooreland contacted Mr. Williams to relay the message from Stifel and to discuss any response.

On February 21, 2012, as indicated by Stifel, Viasystems sent us a letter formally expressing their “strong interest to engage in discussions regarding a potential merger.” A copy of the letter was provided to all members of DDi’s board of directors.

On February 22, 2012, the finance committee of our board of directors held a call to discuss the letter. Pursuant to its charter, the finance committee of our board of directors has authority to review and make recommendations to the board regarding any merger and acquisitions activities of DDi. The finance committee decided that DDi should respond to the letter by asking Viasystems to provide specifics with respect to the proposed transaction, including details with respect to purchase price, deal structure, financing, process and timing. Jefferies and Mooreland were asked to communicate this response to Viasystems through Viasystems’ financial advisor, which they did.

On February 27, 2012, Viasystems sent Mr. Williams a preliminary non-binding proposal letter proposing an all cash purchase price of $12.50 per share.

On February 28, 2012, the finance committee of our board of directors held a call to discuss the offer letter and formulate a response to Viasystems. The finance committee of our board of directors agreed on three major action items: (i) to convey to Viasystems that its offer was interesting but inadequate and to express further interest in discussing Viasystems’ offer; (ii) to schedule a meeting on March 2, 2012 with Mr. Williams and Mr. Sindelar and the parties’ respective financial advisors in order to review potential synergies that could result from a transaction and support our request for a higher offer price; and (iii) to have Jefferies and Mooreland contact four potential strategic buyers, which we refer to as Company A, Company B, Company C and Company D, who had previously shown interest during the market check in 2010 (or in subsequent dialogues), which were determined to be the most likely to have continued interest in, and the ability to complete, a strategic transaction, and which could be approached without unnecessary risk of disclosure. In the context of evaluating the Viasystems letter, the finance committee discussed the other alternatives available to us to maximize stockholder value by growing the business both by taking market share and by pursuing potential acquisitions.

Also on February 28, 2012 the chairman of the finance committee of our board of directors requested that Jefferies, or one of Jefferies’ affiliates, propose to make available acquisition financing to Viasystems in connection with the potential acquisition of DDi. The request by the chairman of the finance committee was subsequently ratified by the entire finance committee on March 16, 2012. The finance committee of our board of directors believed that Jefferies’ involvement may facilitate favorable financing terms for Viasystems, which, in turn, would enable Viasystems to offer a higher purchase price, On or about March 19, 2012, representatives of Jefferies’ leveraged finance group met with Viasystems to discuss providing such acquisition financing. Subsequently, however, Viasystems decided not to use Jefferies in connection with such acquisition financing and no further contact between Viasystems and Jefferies was made concerning Jefferies’ provision of acquisition financing.

During the first two days of March 2012, Jefferies and Mooreland began contacting the four other strategic parties in order to assess their interest in a potential business combination with us. One of the additional companies, Company A, expressed immediate interest and a meeting with our management was scheduled for March 5, 2012.

On March 2, 2012, Mr. Williams and representatives of Jefferies and Mooreland met in St. Louis with Viasystems’ senior executives, including Mr. Sindelar, and Visasystems’ financial advisors. The purpose of the meeting was to attempt to persuade Viasystems to increase its offer based upon the current and projected value of our business.

On March 2, 2012, one of the additional strategic counterparties, Company B, indicated that they had decided to pass on the opportunity after discussing it internally.

On March 3, 2012, the finance committee of our board of directors and our financial advisors held a conference call to consider a response to Viasystems’ offer. The finance committee of our board of directors agreed and directed our financial advisors to propose to Viasystems a $14.00 per share counteroffer along with an offer of an exclusivity period through March 30, 2012 to negotiate a definitive agreement and a 4% breakup fee in an effort to induce Viasystems to agree to our higher counteroffer.

On March 5, 2012, another of the strategic counterparties approached by Jefferies and Mooreland, Company C, indicated that after review, they were going to pass on the opportunity to pursue a transaction with us.

On March 5, 2012, our management held a meeting with Company A, which expressed continued interest and stated they had consulted with their board of directors, financial advisors and potential sources of capital regarding a potential business combination and were still assessing the attractiveness from its perspective of such a transaction.

On March 5, 2012, in response to our $14.00 per share counteroffer communicated on March 3, 2012, Viasystems verbally responded with an increased non-binding bid of $12.75 per share. Viasystems also requested an exclusivity period until March 31, 2012 to perform their due diligence investigation and negotiate a definitive agreement.

On March 6, 2012, our board of directors and financial advisors met to consider a response to the latest Viasystems offer. At that meeting, our board and finance committee determined to engage Paul Hastings LLP, which we refer to as Paul Hastings, as external counsel to advise our board and finance committee through the process of evaluating any potential interest by Viasystems and related matters.

Our board and finance committee then discussed the request by Viasystems for an exclusivity period for negotiations during which we would, among other things, not be able to discuss an acquisition with any other party. Jefferies and Mooreland briefed the board on the efforts to contact other potential strategic buyers. At the end of a detailed discussion and after consulting with its financial and legal advisors, including a discussion with Jefferies and Mooreland who reviewed with the board their preliminary financial analysis of Viasystems’ indication of interest, our board believed that the analysis indicated that Viasystems’ current proposal was within the range of values that would be fair to our stockholders. For reference, DDi’s closing stock price on March 6, 2012 was $10.88. The board decided that we should continue negotiations with Viasystems and seek to improve upon the current proposal. The board directed Jefferies and Mooreland to communicate to the financial advisors to Viasystems that our board was prepared to move forward with four weeks of exclusive due diligence and negotiations if Viasystems raised its indication of interest price to $13.50 per share, but that we would only agree to such an exclusivity period if Viasystems agreed that the definitive agreement contained either a fiduciary out or a go shop provision and there were no unusual closing conditions that Viasystems anticipated requesting in connection with a definitive agreement. Our board then delegated authority to the finance committee of the board to continue negotiations with Viasystems and act on such matters. Our board also discussed additional steps required if it were to receive an indication of interest from other interested parties.

On March 6, 2012, Company A contacted Mooreland to communicate that, after further consideration, they had concluded that they would not proceed with their investigation of an acquisition.

On March 7, 2012, Company D contacted Mooreland to communicate that, after further consideration, they had concluded that they would not proceed with their investigation of an acquisition.

On March 7, 2012, Viasystems verbally responded to our $13.50 per share offer communicated on March 6, 2012 with a revised non-binding bid of $13.00 per share. Stifel indicated on behalf of Viasystems that $13.00 per share was their “best and final” bid, and that Viasystems was prepared to walk away from the deal if this offer was not satisfactory. The finance committee of our board of directors met on March 7, 2012 to evaluate Viasystems response. Still believing that the transaction would be significantly financially beneficial to both parties, the finance committee requested that Mr. Williams call Mr. Sindelar to relay the finance committee’s proposal of a $13.25 per share counteroffer based upon the mutual benefits that could be attained through the transaction. Mr. Williams reported later that afternoon to a reconvened finance committee that Viasystems indicated that it would not revise its $13.00 cash offer per share.

On March 8, 2012, after multiple additional rounds of negotiations with Viasystems and having received word that all four potential alternative buyers had declined to pursue the opportunity, the finance committee of our board of directors determined that Viasystems’ revised offer of $13.00 per share was adequate to justify exploring a potential transaction with Viasystems on an exclusive basis. It was noted that the offer price represented a meaningful premium to the current stock price as well as a premium to the 52 week and 5 year high prices. The finance committee also considered the implied multiples resulting from the offer of $13.00 per share. Based on these factors, the finance committee of our board of directors authorized the company to enter an exclusivity agreement with Viasystems with the goal of reaching a definitive agreement. After negotiating the terms of the exclusivity agreement, the parties signed a 30-day agreement on March 12, 2012 and the parties began their confirmatory due diligence. In connection with the finance committee’s and the board’s discussions as to whether to enter into exclusive negotiations with Viasystems, the committee discussed whether to consider a sale at the present time in light of DDi’s business prospects and operating environment and, after consulting with its financial and legal advisors, determined that it was prepared to consider a sale now at an attractive price. For reference, DDi’s closing stock price on March 8, 2012 was $11.44. On March 8, 2012, after multiple additional rounds of negotiations with Viasystems, and after having received word that all four potential alternative buyers had declined to pursue a transaction with us, our board of directors determined that Viasystems’ revised offer of $13.00 per share was adequate to justify exploring a potential transaction on an exclusive basis with Viasystems. It was noted that the offer price represented a meaningful premium to the current stock price as well as a premium to our stock’s 52-week and 5-year high prices. Based on these factors, our board of directors authorized the company to enter into an exclusivity agreement with Viasystems with the goal of reaching a definitive agreement within that exclusivity period. After negotiating the terms of the exclusivity agreement, the parties signed an exclusivity agreement with a 30-day exclusivity period on March 12, 2012. Immediately thereafter, Viasystems began its confirmatory due diligence review.

On March 12 and 13, 2012, the management teams and key employees from both companies, together with their respective legal and financial advisors met in Los Angeles, California for diligence meetings. Representatives from Viasystems’ potential financing sources also attended.

On March 15, 2012, Jones Day, legal counsel to Viasystems, sent Paul Hastings an initial draft of the merger agreement relating to the proposed acquisition of our company by Viasystems, which we refer to as the merger agreement. From March 15, 2012 until April 3, 2012, we and Viasystems, and our respective legal counsel, engaged in negotiations regarding the terms of the merger agreement.

On March 16, 2012, the finance committee of our board of directors held a meeting to discuss the status of the negotiations. Mr. Williams reported on Viasystems’ due diligence progress. Paul Hastings provided an update on open issues regarding the draft merger agreement, including the termination provisions, the company material adverse effect clause and compensation matters.

On March 26, 2012, our finance committee of the board held a meeting to discuss the status of negotiations. Mr. Williams reported on Viasystems’ due diligence progress, namely the completion of Phase I environmental assessments of DDi’s manufacturing locations and tours of two of seven sites. Paul Hastings provided an update of open legal issues, including unresolved outstanding issues relating to termination and expense reimbursement.

On March 27, 2012, our board held a meeting to provide an update relating to Viasystems’ due diligence progress. Mr. Williams reported that Viasystems had completed Phase I environmental assessments of our manufacturing locations and that four of the seven scheduled site tours were complete. Mr. Williams also stated that the DDi management team continued to respond to due diligence requests and provide information to Viasystems and its advisors through the virtual data room. He stated that he was not aware of any significant due diligence issues that would be problematic for the transaction. At the same meeting, Mr. Williams provided the board with an update with respect to the financial performance of our business. Representatives of Jefferies and Mooreland then discussed the recent increase in the market price of our common stock on the NASDAQ Global Select Market.

At that meeting, the board also discussed strategies with representatives of Jefferies and Mooreland for seeking an increased price from Viasystems and whether the transaction was still in the best interests of the corporation and its stockholders. Jefferies stated that the recent increase in the market price for DDi’s common stock and resulting reduction in the transaction premium did not alter the intrinsic value of DDi. Paul Hastings provided a summary of its comments to the merger agreement which were discussed with the board.

The parties and their financial and legal advisors continued to negotiate the proposed terms of a definitive merger agreement. Among the issues that remained unresolved was DDi’s desire to continue to declare dividends post-signing.

On April 1, 2012, our finance committee of the board met. Mr. Williams provided the finance committee with an update with respect to the financial performance of our business. He noted that the business continued to perform in line with DDi’s internal expectations. The finance committee also discussed the current draft of the merger agreement, including the proposed prohibition on DDi’s ability to declare and pay dividends. The finance committee insisted upon retaining the right to continue to pay regularly scheduled quarterly cash dividends until the closing date of the merger. The finance committee instructed Jefferies and Mooreland to convey to Viasystems’ advisors that DDi felt strongly regarding the right to continue to pay cash dividends. The finance committee also was briefed by Paul Hastings relating to issues raised by their review of Viasystems commitment letters as they applied to Viasystems’ proposed financing for the merger transaction.

Following that meeting, Jefferies and Mooreland discussed the dividend issue, as well as all other unresolved issues with Stifel. Later that day, DDi forwarded an amended draft of the merger agreement to Viasystems that included a reverse breakup fee equal to $19.6 million (approximately 7% of the transaction value), a provision allowing DDi to declare a quarterly cash dividend and revisions to Viasystems’ financing covenants which were designed to provide greater assurance related to funding the merger transaction. Paul Hastings also provided comments to Viasystems regarding its bridge financing commitment letter.

Late on April 2, 2012, DDi received an amended draft of the merger agreement which (i) included the right to pay a single cash dividend of $0.12 per share as long as the record date was on or after June 30, 2012 and (ii) provided for a reverse breakup fee in favor of DDi equal to $15.4 million (approximately 5.5% of the transaction value) as liquidated damages in lieu of our right to sue for damages after termination.

On April 3, 2012, Paul Hastings sent proposed revisions to the draft of the merger agreement to Jones Day. Viasystems did not accept these changes and indicated that the current draft of the merger agreement was its final proposal.

Later that day on April 3, 2012, our board of directors held a meeting to review the then current draft of the merger agreement. Representatives of Paul Hastings reviewed, among other things, our representations, warranties and covenants contained in the merger agreement, the circumstances under which Viasystems would not be required to complete the acquisition after entering into the merger agreement, perceived issues related to Viasystems’ financing, and the scope of the situations under which Viasystems would be required to pay the reverse breakup fee. Paul Hastings also reviewed with the board the comments to the merger agreement that Viasystems did not accept.

In the course of reaching its decision to approve the merger agreement without further negotiation, our board of directors considered the following factors: (i) the adequacy of the merger consideration; (ii) Viasystems’ concession that DDi declare and pay a second quarter cash dividend with a record date on or after June 30, 2012; (iii) Viasystems’ success in strengthening the terms of its bank commitment letters, thereby providing further assurances of its ability to finance the transaction; (iv) Viasystems’ concession to pay, under certain circumstances, a reverse breakup fee equal to approximately 5.5% of the transaction value; and (v) future uncertainties in the global printed circuit board business.

On April 3, 2012, our finance committee met to consider, and, if appropriate, recommend to the board for approval, and the board of directors met to consider and, if appropriate, vote to approve the merger with Viasystems. Representatives of Paul Hastings reviewed the proposed terms and conditions of the merger agreement, including our representations, warranties and covenants in the merger agreement, the circumstances under which Viasystems would not be required to complete the acquisition after entering into the merger agreement, the ability of our board to respond to and ultimately accept a superior acquisition proposal, the termination fee payable by us if our board withdrew or gave notice of its intent to withdraw its recommendation of the merger and the circumstances upon which a reverse breakup fee would be payable to us. Also at this meeting, representatives of Jefferies delivered to our board its opinion to the effect that, as of April 3, 2012, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth in its opinion, the consideration of $13.00 per share of our common stock in cash to be received by holders of shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the opinion of Jefferies, dated April 3, 2012, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. See also, “—Opinion of DDi’s Financial Advisor” beginning on page 29. Representatives of Paul Hastings then reviewed the proposed resolutions to be considered for approval by our board. Following such presentations and upon further review and discussion, our finance committee unanimously recommended and our board unanimously resolved to approve the merger agreement and related matters and resolved to recommend that our stockholders adopt the merger agreement, which is attached hereto as Annex A.

The merger agreement was finalized after the cessation of trading of our common stock on the NASDAQ Global Select Market on April 3, 2012, at which point the merger agreement was signed by the parties. The signing of the merger agreement was publicly announced on April 4, 2012, prior to the opening of trading of our common stock on the NASDAQ Global Select Market.

Recommendation of DDi’s Board of Directors and Reasons for the Merger

At a meeting of our board of directors on April 3, 2012, our board of directors unanimously determined that the merger agreement and the merger are fair to and advisable and in the best interests of DDi and its stockholders. Accordingly, our board of directors unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote (i) “FOR” the adoption of the merger agreement, (ii) “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and (iii) “FOR” the proposal with respect to an approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger.

In the course of reaching its decision to approve the merger agreement, to declare that the merger agreement and the merger are fair to and advisable and in the best interests of DDi and its stockholders and to recommend that DDi’s stockholders vote to adopt the merger agreement and approve the merger and the transactions contemplated by the merger agreement, our board of directors consulted with our senior management and our financial advisors Jefferies and Mooreland. Our board of directors also consulted with outside legal counsel regarding its fiduciary duties and the terms of the merger agreement and related matters. The following discussion includes the material reasons and factors considered by our board of directors in making its recommendation, but is not, and is not intended to be, exhaustive.

Factors considered by our board of directors weighing in favor of the merger included:

Merger Consideration. Our board of directors considered the following with respect to the merger consideration to be received by DDi’s stockholders:

•

that our stockholders will be entitled to receive merger consideration of $13.00 per share in cash upon the closing of the merger, providing liquidity and certainty of value as compared to the uncertain future long-term value to stockholders that might or might not be realized if we remained independent;

•

the fact that the $13.00 per share value of the cash merger consideration represents a 20.9% and 10.9% premium, respectively, over the volume-weighted average price of our common stock on the NASDAQ Global Select Market over the 90 and 30 trading day periods ending on April 2, 2012 (the last trading day prior to our board of directors’ approval of the merger agreement) and represents a 5.6% premium over the closing price of our common stock on the NASDAQ Global Select Market on April 2, 2012 (the last trading day prior to our board of directors’ approval of the merger agreement), and the levels of those premiums as compared to the premiums in other comparable merger transactions;

•

the then current financial market conditions and the recent and historical market prices of our common stock, including the market price performance of our common stock relative to those of other industry participants since our reorganization in 2003 and over the last 12 months. See “Market Prices and Dividend Data” for information about our common stock prices during the current fiscal year and our last two fiscal years;

•

the determination, after approaching numerous potential counterparties in 2010 and then re-engaging with four likely potential counterparties following Viasystems’ solicitation of interest, that Viasystems was the party with the most interest in acquiring us at the highest price; and

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the belief that $13.00 per share was the highest price Viasystems was willing to offer, taking into account the extensive negotiations between the parties and Viasystems’ indication that it was its best and final offer.

Prospects in Remaining Independent. Our board of directors considered the possibility of continuing to operate DDi as an independent public company, including the perceived risks and uncertainties of remaining an independent public company. In considering the alternative of pursuing growth as an independent company, our board of directors considered the following factors:

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the risks associated with the need to expand our service offerings, customer base and geographic scope of operations, particularly in China and Southeast Asia, including: (i) the need to incur significant debt and/or dilute DDi’s stockholders in connection with geographic expansion; (ii) the limitations of DDi’s existing management team with respect to such an international expansion; (iii) the operational and financial risks associated with an expansion into Asia;

•

the fact that the electronics industry, on which a substantial portion of our business depends: (i) is cyclical and subject to significant downturns characterized by diminished product demand, rapid declines in average selling prices and over-capacity; (ii) has experienced periods characterized by relatively low demand and price depression; and (iii) is likely to experience recessionary periods in the future;

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the fact that our operating results fluctuate because we sell primarily on a purchase-order basis rather than pursuant to long-term contracts, and we expect these fluctuations to continue in the future;

•	the potential that federal budget cuts could adversely affect the significant portion of our revenues derived from products and services ultimately sold to the U.S. government;

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the fact that even if we achieve our operating objectives, which contemplate improved financial performance, there is no assurance that the implied present value of our stock price would exceed the price offered by Viasystems; and

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the potential for increased competition from companies with greater financial resources, larger sales forces with lower effective selling costs and the ability to bundle services which compete with ours.

Solicitation of Interest. Following receipt of proposed terms for the merger from Viasystems, our board of directors, with the assistance of Jefferies and Mooreland, considered other potential acquirers and solicited interest from other parties with the resources and potential strategic interest to pursue a business combination with DDi. Our board of directors also considered its earlier market check in August and September 2010 of 56 potential counterparties to solicit their interest in engaging in a merger or acquisition.

Opinion of Jefferies. Our board of directors considered the opinion of Jefferies, dated April 3, 2012, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth therein, the consideration of $13.00 per share of our common stock in cash to be received by holders of shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described in “—Opinion of DDi’s Financial Advisor” beginning on page 29.

Financial Forecasts. Our board of directors considered the financial forecasts prepared by DDi’s management and summarized below under “—Financial Forecasts” beginning on page 36. These financial forecasts were also provided to Jefferies for purposes of the opinion described in the preceding paragraph.

Terms of the Merger Agreement. Our board of directors considered the terms and conditions of the merger agreement and the course of negotiations thereof, including:

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the conditions to Viasystems’ obligation to complete the merger, including the absence of a need for a vote of Viasystems’ stockholders and Viasystems’ ability to terminate the merger agreement only under certain specified circumstances;

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the structure of the transaction as a merger, requiring approval by our stockholders, which would provide a period of time prior to the closing of the merger during which an unsolicited superior proposal could be made;

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our ability, in connection with a third party acquisition proposal and under certain other circumstances, to furnish information to and conduct negotiations with a third party, if our board of directors determines in good faith, that the third party has made an acquisition proposal that is, or could reasonably be expected to lead to, a superior proposal, and that failure to take such action would constitute a breach of fiduciary duty;

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the ability of our board of directors, in connection with a superior proposal and under certain other circumstances, and if our board of directors determines in good faith, after consultation with our outside counsel and financial advisors, that the failure to do so is reasonably likely to result in a breach of its fiduciary duties to our stockholders, (i) to change its recommendation that our stockholders adopt the merger agreement, and/or (ii) to terminate the merger agreement and concurrently enter into a definitive agreement with respect to such superior proposal upon payment of a termination fee of $9.8 million (approximately 3.5% of the transaction value);

•	our ability to declare a one-time cash dividend of $0.12 per share with a record date of June 30, 2012 or later;

•	the requirement that Viasystems pay us a reverse breakup fee of $15.4 million (approximately 5.5% of the transaction value) if the merger agreement is terminated under certain specified circumstances;

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the belief of our board of directors that, based upon information provided by our legal counsel and financial advisors, the termination fee would not preclude or substantially impede a possible superior proposal; and

•	that our stockholders will be entitled to appraisal rights under Delaware law.

In the course of its deliberations, our board of directors also considered a variety of risks and factors weighing against the merger, including:

Risks of Announcement and Closing. Our board of directors considered:

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the risks and contingencies related to the announcement and pendency of the merger, including the impact on our employees and our relationships with existing and prospective customers, suppliers and business partners, as well as other third parties;

•	the conditions to Viasystems’ obligation to complete the merger and Viasystems’ right to terminate the merger agreement under certain specified circumstances;

•	the risks related to Viasystems’ completing its proposed financing;

•	the risk that we must pay to Viasystems a termination fee of $9.8 million if the merger agreement is terminated under certain specified circumstances;

•	the risk that we must reimburse Viasystems’ expenses in an amount up to $8 million if the merger agreement is terminated under certain specified circumstances;

•	the risks of a delay in receiving, or a failure to receive, the necessary antitrust approvals and clearances to complete the merger; and

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the other risks and costs to DDi if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, the potential impact on our stock price and the effect on our business relationships.

Limitations on DDi’s Business. Our board of directors considered the potential limitations on DDi’s pursuit of business opportunities due to pre-closing covenants in the merger agreement whereby DDi agreed that it will carry on its business in the ordinary course of business consistent with past practice and, subject to specified exceptions, will not take certain actions related to the conduct of its business without the prior written consent of Viasystems.

Cash Transaction. Our board of directors considered that the merger consideration is cash and, as a result, our stockholders will forego any potential future increase in our value that might result from our possible growth, and that income realized as a result of the merger generally will be taxable to our stockholders.

Stockholder Vote. Our board of directors considered the requirement that the merger agreement obligates DDi to submit the merger agreement for adoption by DDi’s stockholders even if our board of directors withdraws its recommendation to our stockholders to adopt the merger agreement.

Termination Fee and Other Alternative Acquirers. Our board of directors considered the possibility that the $9.8 million termination fee payable to Viasystems under the circumstances set forth in the merger agreement might discourage a competing proposal to acquire DDi or reduce the price of any such proposal.

Interests of Directors and Officers. Our board of directors considered the interests that certain of our directors and executive officers may have with respect to the merger in addition to their interests as DDi stockholders generally, as described below and in “—Interests of DDi’s Executive Officers and Directors in the Merger” on page 38.

On April 3, 2012, the executive officers and directors who owned, in the aggregate approximately 22.6% of the outstanding shares of our stock, entered into voting agreements with Viasystems which provided that such officers and directors will vote their shares in favor of the adoption of the merger agreement and will not sell their shares before the closing, or earlier termination, of the merger. Mr. Riley, the remaining director who owns for his own account approximately 3.2% of the outstanding shares of our stock on April 3, 2012, also entered into a similar voting agreement; however, Mr. Riley’s voting agreement does not restrict him from selling his shares at any time.

On April 3, 2012, DDi entered into a letter agreement with Mr. Williams, DDi’s Chief Executive Officer, which we refer to as the letter agreement. The letter agreement provides that if the merger becomes effective, DDi will, immediately prior to the effective time of the merger, irrevocably contribute to a grantor trust, which we refer to as the Trust, the cash severance described in subsections (i), (ii) and (iii) of Section 5(e) of Mr. Williams’ employment agreement with DDi dated April 7, 2008, including interest thereon, that is payable in a lump sum six months after his separation from service if Mr. Williams is DDi (or the surviving corporation) terminates Mr. Williams’ employment without “cause” (as defined in Mr. Williams’ employment agreement with DDi), or Mr. Williams terminates his employment for “good reason” (as defined in Mr. Williams’ employment agreement with DDi).

In addition, on April 3, 2012, Viasystems entered into a noncompetition agreement with Mr. Williams, which we refer to as the noncompetition agreement. The noncompetition agreement provides that, effective upon the consummation of the merger (i) Viasystems will pay Mr. Williams $1.3 million and (ii) for a period of twenty-four months, Mr. Williams will not perform any executive management, technical, design or supervisory services in the United States for certain of DDi’s competitors.

The foregoing discussion is not intended to be exhaustive, but we believe it addresses the material information and principal factors considered by our board of directors in its consideration of the merger.

In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, and individual directors may have given different weight to different factors. In addition, our board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, our board of directors conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement and accordingly recommends that our stockholders vote “FOR” the adoption of the merger agreement.

Opinion of DDi’s Financial Advisor

We retained Jefferies to provide us with financial advisory services in connection with the merger and an opinion as to the fairness to holders of shares of our common stock of the consideration to be received by such holders in connection with a possible merger, sale or other strategic business combination. At the meeting of our board of directors on April 3, 2012, Jefferies rendered its opinion to our board of directors to the effect that, as of April 3, 2012 and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth therein, the consideration of $13.00 per share of our common stock in cash to be received by holders of shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Jefferies, dated as of April 3, 2012, is attached hereto as Annex B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. We encourage you to read the opinion carefully and in its entirety. Jefferies’ opinion was directed to our board of directors and addresses only the fairness, from a financial point of view, of the consideration to be received by holders of shares of our common stock pursuant to the merger agreement as of the date of the opinion. It does not address any other aspects of the merger and does not constitute a recommendation as to how any holder of shares of our common stock should vote on the merger or any matter related thereto. The summary of the opinion of Jefferies set forth below is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Jefferies, among other things:

•	reviewed a draft dated April 2, 2012 of the merger agreement;

•	reviewed certain publicly available financial and other information about our company;

•	reviewed certain information furnished to Jefferies by our management, including financial forecasts and analyses, relating to the business, operations and prospects of our company;

•	held discussions with members of our senior management concerning the matters described in the prior two bullet points;

•	reviewed the share trading price history and valuation multiples for shares of our common stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

•	compared the proposed financial terms of the merger with the financial terms of certain other transactions that Jefferies deemed relevant; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by us to Jefferies or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. In its review, Jefferies relied on assurances of our management that our management was not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of our assets or liabilities of, nor did Jefferies conduct a physical inspection of any of our properties or facilities. Jefferies was not furnished with any such evaluations or appraisals and did not assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by Jefferies, Jefferies’ opinion noted that projecting future results of any company is inherently subject to uncertainty. We informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to the future financial performance of our company. Jefferies expressed no opinion as to our financial forecasts or the assumptions on which they were made.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies became aware after the date of its opinion.

Jefferies made no independent investigation of any legal or accounting matters affecting our company, and Jefferies assumed the correctness in all respects material to Jefferies’ analysis of all legal and accounting advice given to us and our board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the merger agreement to our company and our stockholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transaction to any holder of our common stock. In rendering its opinion, Jefferies assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by it. Jefferies also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on us, Viasystems or the contemplated benefits of the merger.

Jefferies’ opinion was for the use and benefit of our board of directors in its consideration of the merger, and Jefferies’ opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to us, nor did it address the underlying business decision by us to engage in the merger or the terms of the merger agreement or the documents referred to therein. Jefferies’ opinion does not constitute a recommendation as to how any holder of shares of our common stock should vote on the merger or any matter relating thereto. In addition, Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of our company, other than holders of shares of our common stock. Jefferies expressed no opinion as to the price at which shares of our common stock will trade at any time. Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of our officers, directors or employees, or any class of such persons, in connection with the merger relative to the consideration to be received by holders of shares of our common stock. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies & Company, Inc.

In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies’ opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Jefferies’ view of our company’s actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.

In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond our and Jefferies’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value of shares of our common stock do not purport to be appraisals or to reflect the prices at which shares of our common stock may actually be sold. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the consideration of $13.00 per share of our common stock in cash to be received by holders of shares of our common stock pursuant to the merger agreement, and were provided to our board of directors in connection with the delivery of Jefferies’ opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies’ delivery of its opinion and that were presented to our board of directors on April 3, 2012. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses.

Transaction Overview

Based upon the approximately 21.7 million shares of our common stock that were outstanding as of April 2, 2012 on a fully diluted basis (calculated using the treasury stock method), Jefferies noted that the consideration of $13.00 per share of our common stock implied an equity value of approximately $282.0 million. After adding indebtedness and subtracting cash and cash equivalents (as of March 31, 2012), resulting in a net cash amount of approximately $13.5 million, Jefferies noted that the consideration of $13.00 per share of our common stock implied an enterprise value of approximately $268.5 million. Jefferies also noted that the consideration of $13.00 per share of our common stock represented a premium of:

•	5.6% over the closing price per share of our common stock on April 2, 2012 of $12.31,

•	10.9% over the volume weighted average price per share of our common stock, or VWAP, for the 30-day period ending April 2, 2012 of $11.72,

•	18.1% over the VWAP for the 60-day period ending April 2, 2012 of $11.00,

•	20.9% over the VWAP for the 90-day period ending April 2, 2012 of $10.75,

•

95.2% over the lowest intra-day trading price per share of our common stock on September 6, 2011 of $6.66, which was the lowest trading price of our common stock during the 52-week period ending April 2, 2012, and

•

2.9% over the highest intra-day trading price per share of our common stock on March 26, 2012 of $12.63, which was the highest trading price of our common stock during the 52-week period ending April 2, 2012.

Historical Trading Analysis

In its analysis, Jefferies reviewed the price trading history of shares of our common stock for the three-year period ending April 2, 2012. In addition, Jefferies reviewed the price trading history of shares of our common stock for (i) the one-year period ending April 2, 2012 and (ii) the period commencing on January 2, 2012 and ending April 2, 2012 (representing the 2012 year to date price trading history of shares of our common stock), in each case, separately and in relation to the Standard & Poor’s 500 Index and a composite index consisting of the following companies in the printed circuit board market, which we refer to as the “DDi Selected Comparable Companies”:

Pure-Play Printed Circuit Board Manufacturers

•	AT&S Austria Technologie & Systemtechnik AG,

•	Cicor Technologies Ltd.,

•	Multi-Fineline Electronix, Inc.,

•	TTM Technologies, Inc., and

•	Viasystems Group, Inc.

Hybrid Printed Circuit Board Manufacturers

•	Flextronics International Ltd., and

•	Sanmina-SCI Corporation.

This analysis showed that during the one-year period ending April 2, 2012, the trading price of shares of our common stock rose 17.4%, the Standard & Poor’s 500 Index rose 5.6%, and the composite index consisting of the DDi Selected Comparable Companies declined 12.6%, and during the period commencing January 2, 2012 and ending April 2, 2012, the trading price of shares of our common stock rose 29.2%, the Standard & Poor’s 500 Index rose 9.9%, and the composite index consisting of the DDi Selected Comparable Companies rose 19.7%.

Selected Comparable Company Analysis

Using publicly available information and information provided by our management, Jefferies analyzed the trading multiples of our company and the corresponding trading multiples of the DDi Selected Comparable Companies. In its analysis, Jefferies derived and compared multiples for our company and the DDi Selected Comparable Companies, calculated as follows:

•

the enterprise value divided by earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted to exclude stock based compensation, or Adjusted EBITDA, for the last twelve months, or LTM, as of April 2, 2012, which we refer to below as “Enterprise Value/LTM Adjusted EBITDA”;

•	the enterprise value divided by estimated Adjusted EBITDA for calendar year 2012, or 2012E Adjusted EBITDA, which we refer to below as “Enterprise Value/2012E Adjusted EBITDA”; and

•	the enterprise value divided by estimated Adjusted EBITDA for calendar year 2013, or 2013E Adjusted EBITDA, which we refer to below as “Enterprise Value/2013E Adjusted EBITDA.”

This analysis indicated the following:

Selected Comparable Company Multiples

Pure-Play Printed Circuit Board Manufacturers

Benchmark	Mean	Median
Enterprise Value/LTM Adjusted EBITDA	5.0x	5.0x
Enterprise Value/2012E Adjusted EBITDA	4.7x	5.2x
Enterprise Value/2013E Adjusted EBITDA	4.2x	4.4x

Selected Comparable Company Multiples

Hybrid Printed Circuit Board Manufacturers

Benchmark	Mean	Median
Enterprise Value/LTM Adjusted EBITDA	5.2x	5.2x
Enterprise Value/2012E Adjusted EBITDA	4.6x	4.6x
Enterprise Value/2013E Adjusted EBITDA	4.5x	4.5x

Selected Comparable Company Multiples

Blended

Benchmark	Mean	Median
Enterprise Value/LTM Adjusted EBITDA	5.0x	5.2x
Enterprise Value/2012E Adjusted EBITDA	4.7x	5.0x
Enterprise Value/2013E Adjusted EBITDA	4.3x	4.4x

Using the reference ranges for the benchmarks set forth below and our LTM Adjusted EBITDA as of April 2, 2012, 2012E Adjusted EBITDA and 2013E Adjusted EBITDA, Jefferies determined implied enterprise values for our company, then subtracted indebtedness and added cash and cash equivalents to determine an implied equity value. After accounting for the vesting of in-the-money stock options (using the treasury stock method), this analysis indicated the ranges of implied values per share of our common stock, on a fully diluted basis, set forth opposite the relevant benchmarks below, compared, in each case, to the consideration of $13.00 per share of our common stock:

Comparable Public Company Reference Ranges and

Implied Price Ranges

Benchmark	Reference Range	Implied Price Range
Enterprise Value/LTM Adjusted EBITDA	5.0x - 6.0x	$9.01 -$10.53
Enterprise Value/2012E Adjusted EBITDA	5.0x - 6.0x	$10.17 -$11.93
Enterprise Value/2013E Adjusted EBITDA	4.0x - 5.0x	$9.10 - $11.03

No company utilized in the comparable company analysis is identical to us. In evaluating the selected companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our and Jefferies’ control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable company data.

Selected Comparable Transactions Analysis

Using publicly available information and other information, Jefferies examined the following eight transactions involving companies providing services and products to the printed circuit board market with enterprise values between $16.1 million and $948 million and announced since August 2006. The transactions considered and the month and year each transaction was announced were as follows:

Date Announced	Acquiror	Target
April 2011	Silver Lake Sumeru	SMART Modular Technologies (WWH), Inc.
March 2010	Advanced Circuits, Inc.	Circuit Express, Inc.
November 2009	TTM Technologies, Inc.	PCB Business of Meadville Holdings Limited
October 2009	DDi	Coretec Inc. (n/k/a DDi Toronto Corp.)
October 2009	Viasystems	Merix Corp.
August 2008	Anaren Inc.	Unicircuit, Inc.
August 2006	DDi	Sovereign Circuits Inc.
August 2006	TTM Technologies, Inc.	Tyco Electronics Printed Circuit Group LP

Using publicly available estimates and other information for each of these transactions, Jefferies reviewed the enterprise value as a multiple of the target company’s LTM Adjusted EBITDA as of the announcement date of such transaction, which we refer to below as “Enterprise Value/LTM Adjusted EBITDA.”

This analysis indicated the following:

Selected Comparable Transactions Multiples

Benchmark	Mean*	Median*
Enterprise Value/LTM Adjusted EBITDA	5.7x	5.9x

*

Excludes data for Advanced Circuits, Inc.’s acquisition of Circuits Express, Inc. and Anaren Inc.’s acquisition of Unicircuit, Inc., for which transactions an Enterprise Value/LTM Adjusted EBITDA multiple was not available, and for DDi’s acquisition of Coretec Inc., for which transaction the Enterprise Value/LTM Adjusted EBITDA multiple was not meaningful.

Using a reference range of multiples of 5.5x to 6.5x our LTM Adjusted EBITDA as of April 2, 2012, Jefferies determined an implied enterprise value for our company, then subtracted indebtedness and added cash and cash equivalents to determine an implied equity value. After accounting for the vesting of in-the-money stock options (using the treasury stock method), this analysis indicated a range of implied values per share of our common stock of approximately $9.77 to $11.30, compared to the consideration of $13.00 per share of our common stock.

No transaction utilized as a comparison in the comparable transaction analysis is identical to the merger. In evaluating the merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond our and Jefferies’ control. Mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using comparable transaction data.

Discounted Cash Flow Analysis

Jefferies performed a discounted cash flow analysis to estimate the present value of the free cash flows of our company through the fiscal year ending December 31, 2016 using our management’s financial projections through 2016, discount rates ranging from 12.0% to 13.0%, and perpetual growth rates of free cash flow after fiscal year 2016 ranging from 2.0% to 3.0%. To determine the implied total equity value for our company, Jefferies subtracted indebtedness from and added cash and cash equivalents to our implied enterprise value. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of our common stock of approximately $10.36 to $11.97, compared to the consideration of $13.00 per share of our common stock.

Jefferies also performed a discounted cash flow analysis to estimate the present value of the free cash flows of our company through the fiscal year ending December 31, 2016 using our management’s financial projections, discount rates ranging from 12.0% to 13.0%, and Adjusted EBITDA exit multiples ranging from 5.0x to 6.0x. To determine the implied total equity value for our company, Jefferies subtracted indebtedness from and added cash and cash equivalents to our implied enterprise value. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of our common stock of approximately $11.63 to $13.38, compared to the consideration of $13.00 per share of our common stock.

Premiums Paid Analysis

Using publicly available information, Jefferies analyzed the premiums offered in all merger and acquisition transactions in the U.S. or Canada with a public company target announced over the past three years with a transaction value between $50 million and $500 million.

For each of these transactions, Jefferies calculated the premium represented by the offer price over the target company’s closing share price one day, one week and four weeks prior to the transaction’s announcement. This analysis indicated the following premiums for those time periods prior to announcement:

Time Period Prior to Announcement	25th Percentile Premium	Median Premium	75th Percentile Premium
1 day	4.8%	30.2%	49.8%
1 week	5.4%	33.3%	46.7%
4 weeks	7.3%	29.8%	47.6%

Using a reference range of the 25th percentile, median and 75th percentile premiums for each time period listed above, Jefferies performed a premiums paid analysis using the closing prices per share of our common stock for the periods 1-day, 1-week and 4-weeks prior to April 2, 2012. This analysis indicated a range of implied value per share of our common stock of approximately $11.69 to $18.44, compared to the consideration of $13.00 per share of our common stock.

General

Jefferies’ opinion was one of many factors taken into consideration by our board of directors in making its determination to approve the merger and should not be considered determinative of the views of our board of directors or management with respect to the merger or the consideration.

Jefferies was selected by our board of directors based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

Pursuant to an engagement agreement between us and Jefferies, dated August 9, 2010, we have agreed to pay Jefferies a fee in an amount not to exceed $3.9 million for its services, $500,000 of which was payable upon delivery of its opinion and the remainder of which is payable contingent upon the closing of the merger. We have agreed to reimburse Jefferies for expenses incurred. We also have agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered and to be rendered by it under its engagement. Jefferies maintains a market in our securities, and in the ordinary course of business, Jefferies and its affiliates may trade or hold securities of our company or Viasystems and/or our or Viasystems’ affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to us, Viasystems or entities that are affiliated with us or Viasystems, for which it would expect to receive compensation. Except as otherwise expressly provided in its engagement letter with us, Jefferies’ opinion may not be used or referred to by us, or quoted or disclosed to any person in any matter, without Jefferies’ prior written consent.

Financial Forecasts

We do not make public forecasts as to future performance or earnings due to the inherent unpredictability of the underlying assumptions and estimates. For internal planning purposes, but not for public disclosure, our management team periodically prepares a long-term financial plan, which our management team presents to our board. Our current internal financial plan, which we refer to as the company projections, was reviewed by our board of directors, used by Jefferies in connection with its financial analysis of the merger consideration (see “Opinion of DDi’s Financial Advisor” beginning on page 29) and provided to Viasystems. The company projections consisted of financial forecasts for the fiscal years ending December 31, 2012, 2013, 2014, 2015 and 2016. The company projections did not give effect to the merger. The company projections were based on numerous assumptions made by our management, including general increases in the market demand environment for our products and services, with stable to improving pricing and reasonably stable input pricing for materials and labor. These projections did not reflect a market slowdown over the forecast period. The PCB industry is frequently marked by business cycles with periods of increasing demand, accompanied with periods of slower demand or even significant demand declines. Further, we did not specifically forecast a reduction in the military/aerospace market despite the possibility of a general reduction in U.S. national defense spending as we intend to gain market share and grow our business in this market despite the macro environment pressures. We also did not forecast overall lower general market demand cycles due to the difficulty of predicting the timing and magnitude of such reductions in the demand for our products. As a result, over the planning period through 2016, the projections may be at risk for lower market demand.

The financial forecasts for 2012 through 2016 fiscal years included in the company projections were as follows:

	Fiscal Years Ending December 31
	2012	2013	2014	2015	2016
	(In millions, except per share amounts)
Sales	$277.7	$295.0	$325.0	$333.1	$341.5
Adjusted EBITDA	40.6	44.6	53.4	54.7	56.1
EBIT	25.2	30.4	37.6	38.6	39.6
Pre-Tax Income	24.0	29.6	37.0	38.0	39.0
Less: Tax (Expense) / Benefit	(0.7)	(8.4)	(10.7)	(13.3)	(13.6)
Net Income	23.3	21.2	26.3	24.7	25.3

Adjusted EBITDA in the forecasts excludes all stock-based compensation expense, amortization and restructuring charges. Free cash flow was calculated by adding back to net income depreciation and amortization, adding or subtracting changes in working capital and subtracting capital expenditures and other income. Adjusted EBITDA and free cash flow are non-GAAP measures that are used by our management as supplemental financial measurements to evaluate our operational trends and should not be considered as alternatives to net income or cash flow as indicators of our operating performance. Adjusted EBITDA and free cash flow are not defined under generally accepted accounting principles in the United States, which we refer to as GAAP. Accordingly, they have limitations in that they do not reflect all of the amounts associated with our company’s results of operations, as determined in accordance with GAAP, and may not be comparable measurements to those used by other companies.

The company projections above are included in this proxy statement to provide our stockholders access to certain nonpublic information considered by our board of directors in connection with its evaluation of the merger, provided to Viasystems for the purpose of allowing it to evaluate the merger and provided to Jefferies in connection with its opinion to our board of directors, as more fully described in the section entitled “Opinion of DDi’s Financial Advisor” beginning on page 29.

The financial forecasts stated above were prepared for internal use in connection with the merger and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the Securities and Exchange Commission regarding forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The company projections included in this proxy statement were prepared by, and are the responsibility of, our management. We do not assume any responsibility to update these forecasts. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such forecasts or their achievability, and assume no responsibility for, and disclaim any association with, the financial forecasts. Furthermore, the financial forecasts do not take into account any circumstances or events occurring after the date the forecasts were prepared that were unforeseen by our management at the time of preparation. We have made publicly available our actual results of operations for the year ended December 31, 2011. Our stockholders should review our Annual Report on Form 10-K for the year ended December 31, 2011 to obtain this information. See “Where You Can Find More Information” beginning on page 82.

The inclusion of this information should not be regarded as an indication to any stockholder that our board of directors or any other recipient of this information considered, or now considers, it to be predictive of actual future results, and they should not be relied on as such. The company projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. As a result, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than such forecasts. As the forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. Also, the economic and business environments can and do change quickly, which adds a significant level of unpredictability, unreliability and execution risk. These factors create significant doubt as to whether the forecasts for fiscal years ended December 31, 2012 and beyond are likely to be achieved. As a result, the forecasts are not necessarily indicative of future results. In addition, our management prepared the forecasts prior to the execution of the merger agreement and, accordingly, the forecasts do not reflect the effects of the merger, which may cause results to differ materially. Accordingly, readers of this proxy statement are cautioned not to place undue reliance on the financial forecasts.

None of our company or our affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of our company compared to the information contained in the forecasts or that forecasted results will be achieved.

BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF OUR INTERNAL FINANCIAL FORECASTS, WE UNDERTAKE NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FORECASTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL FORECASTS ARE SHOWN TO BE IN ERROR OR CHANGE.

Interests of DDi’s Executive Officers and Directors in the Merger

When considering the recommendation of our board of directors, you should be aware that members of our board of directors and our executive officers have interests in the merger in addition to their interests as DDi stockholders generally, pursuant to certain agreements between such directors and executive officers and DDi and, in the case of Mr. Williams, pursuant to a noncompetition agreement with Viasystems. These interests are described below and may be different from, or in conflict with, your interests as a DDi stockholder. The members of our board of directors were aware of the material facts as to these additional interests, and considered them, when they approved the merger agreement.

Overview

Our directors and executive officers are entitled to certain equity acceleration benefits in connection with the merger, as described below.

The employment arrangements of Messrs. Slomsky, Mathews, Barnes, and other members of DDi management with DDi will remain in effect following the merger in accordance with their terms. Their employment arrangements and unvested equity awards provide certain severance and equity acceleration benefits.

Mr. Williams will receive severance payments in accordance with the terms of his existing employment agreement with DDi, and pursuant to a letter agreement executed April 3, 2012 (described further below), these payments will be deposited into a grantor trust for distribution to Mr. Williams following a six-month delay that is required by law to avoid additional taxes. In addition, Mr. Williams has entered into a non-competition and non-solicitation agreement with Viasystems that will become effective upon the closing of the merger.

Certain executive officers of DDi may be entitled to accelerated payment of incentive bonus payments in connection with the merger.

Treatment of Equity Awards Held by Our Directors and Executive Officers

Pursuant to the terms of the merger agreement, our stock incentive plans and the agreements evidencing equity awards, all then-unvested stock options will become fully vested at the effective time of the merger. The general treatment of options in the merger, including such awards held by our non-employee directors, is described below under “—Merger Consideration and Treatment of Stock Options” beginning on page 52.

The table below sets forth, as of March 30, 2012, for each of our directors and executive officers, the total number of all vested and unvested, in-the-money stock options held and the dollar value of such stock options calculated by subtracting the per share exercise price of the options from $13.00 per share and multiplying the amount of this difference by the number of shares subject to the options. All unvested options held by our executive officers and directors will accelerate at the closing of the merger. Our non-employee directors will become fully vested in their options on May 17, 2012 and therefore will receive no benefit from the acceleration if the closing of the merger occurs after this date.

Name	Total Number of All Options (1)	Dollar Value of All Options ($)(2)
Directors:
Robert J. Amman	147,029	862,241
Jay B. Hunt	147,029	862,241
Andrew E. Lietz	30,600	125,766
Lloyd I. Miller, III	15,300	63,036
Bryant R. Riley	40,600	197,766
Steven C. Schlepp	105,600	516,966
Carl R. Vertuca, Jr.	133,009	789,196
Mikel H. Williams	755,286	4,466,226

Other Executive Officers:

Wayne T. Slomsky	15,000	58,200
Michael R. Mathews	183,095	1,052,768
Gerald P. Barnes	121,667	679,619

(1)	The number of all options includes (i) in-the-money, vested options, and (ii) in-the-money unvested options that will accelerate at the closing of the merger. All in-the-money options will be cancelled in exchange for a cash payment at the closing of the merger and all other options will be cancelled for no additional consideration.
(2)	The dollar value of options is calculated by subtracting the per share exercise price of the options from $13.00 per share and multiplying the amount of this difference by the number of shares subject to the options.

DDi Employment Arrangements

Pursuant to the terms of his employment agreement with DDi, dated April 7, 2008, if the employment of Mr. Williams is terminated without “cause” (as defined in his employment agreement with DDi) at any time or due to his resignation for “good reason” (as defined in his employment agreement with DDi) within 12 months after a change in control of DDi, Mr. Williams is entitled to receive severance payments consisting of 24 months of base salary, payment of a pro rata portion of the then-current target incentive bonuses for the year in which the termination occurs (assuming 100% achievement of target objectives), plus a bonus payment equal to 200% of the target incentive bonuses (i.e., a 100% payout of target bonuses for the 24-month severance period). In such event, Mr. Williams’ basic employee benefits such as health insurance would be continued for the duration of the 24-month severance period. Such severance benefits are contingent on Mr. Williams executing a release of claims in favor of DDi. Further, any outstanding unvested equity awards held by Mr. Williams would immediately vest upon termination of employment. Under Mr. Williams’ employment agreement, good reason includes, among other situations, Mr. Williams not holding the position of President and Chief Executive Officer of the successor company, reporting only to the Board of Directors of the successor to DDi following a change in control or DDi’s common stock not being listed on a U.S. national securities exchange following a change in control. The merger would constitute a change in control for purposes of these arrangements.

The employment agreement with Mr. Williams provides that DDi will indemnify Mr. Williams, on a fully grossed-up basis, for any tax imposed by Section 4999 of the Code on “excess parachute payments” (as defined in Section 280G of the Code) in connection with certain changes in control or by Section 409A of the Code. The agreement also provides that if any payment due to Mr. Williams is subject to a six-month delay pursuant to Section 409A of the Code, DDi will pay Mr. Williams interest on such delayed payments.

On April 3, 2012, DDi entered into a letter agreement with Mr. Williams, DDi’s Chief Executive Officer, which we refer to as the letter agreement. The letter agreement provides that if the merger becomes effective, DDi will, immediately prior to the effective time of the merger, irrevocably contribute to a grantor trust, which we refer to as the trust, the cash severance described in subsections (i), (ii) and (iii) of Section 5(e) of Mr. Williams’ employment agreement with DDi dated April 7, 2008, including interest thereon, that is payable in a lump sum six months after his separation from service if DDi (or the surviving corporation) terminates Mr. Williams’ employment without “cause” (as defined in Mr. Williams’ employment agreement with DDi), or Mr. Williams terminates his employment for “good reason” (as defined in Mr. Williams’ employment agreement with DDi).

Pursuant to each of their employment agreements with DDi, if the employment of Messrs. Mathews or Barnes is terminated without “cause” (as defined in their employment arrangements with DDi) at any time or due to the officer’s resignation for “good reason” (as defined in their employment arrangements with DDi) within 12 months after a change in control of DDi, the applicable individual is entitled to receive severance payments equal to twelve months of his base salary plus a bonus payment equal to a 100% payout of the target bonus for the year in which the termination occurred. In such event, Messrs. Mathews and Barnes are also entitled to reimbursement of their premiums for medical insurance under COBRA for twelve months after the date of termination. Such severance benefits are contingent on the executive executing a release of claims in favor of DDi. Under the employment agreements, good reason includes, among other situations, the successor to DDi following a change in control failing to offer the executive a position having duties, responsibilities, compensation and benefits substantially similar to those enjoyed by the executive officer immediately preceding the change in control or there is a change in the reporting structure so that executive officer reports to someone other than the CEO of DDi. The merger would constitute a change in control for purposes of these arrangements.

Pursuant to his offer letter with DDi, if the employment of Mr. Slomsky is terminated or the successor to DDi following a change of control fails to offer Mr. Slomsky a position having responsibilities, compensation and benefits substantially similar to those enjoyed by him immediately preceding the change of control, Mr. Slomsky is entitled to receive severance equal to six months of his base salary. Such severance benefits are contingent on Mr. Slomsky executing a release of claims in favor of DDi. The merger would constitute a change in control for purposes of these arrangements.

The DDi employment arrangements with Messrs. Mathews, Slomsky and Barnes will remain in effect following the merger in accordance with their terms.

Noncompetition Agreement with Mikel H. Williams

On April 3 2012, Viasystems entered into a noncompetition agreement with Mikel H. Williams, DDi’s Chief Executive Officer (the “Noncompetition Agreement”). The Noncompetition Agreement provides that, effective upon the consummation of the Merger (i) Viasystems shall pay Mr. Williams $1.3 million and (ii) for a period of twenty-four months Mr. Williams shall not perform any executive management, technical, design or supervisory services in the United States for certain of DDi’s key competitors. During the twenty-four month period, such agreement also prohibits Mr. Williams from soliciting any customers, employees or consultants of DDi or the Viasystems business unit into which DDi will be integrated.

Senior Management Bonus Program for 2012

Each of DDi’s executive officers is a participant in the DDi Corp. 2012 Senior Management Bonus Program (the “2012 DDi Bonus Program”). Each participant in the 2012 DDi Bonus Program has been assigned a target annual cash bonus. Participants may earn their bonuses based on (a) the achievement by DDi relative to its Net Adjusted EBITDA target for 2012; and (b) each participating employee meeting pre-established personal objectives. Selected employees, including all of the Company’s executive officers, are eligible to participate in the 2012 DDi Bonus Program. The 2012 DDi Bonus Program, as amended pursuant to the terms of the merger agreement, provides that, upon a change in control: (i) the bonus measurement period for purposes of calculating performance will terminate as of the effective time of the merger, (ii) the amount of any bonus under the 2012 DDi Bonus Program will be calculated based upon performance results through the effective time, and (iii) the amount of any bonus actually paid will be equal to the pro rata portion of the bonus so calculated attributable to the period from January 1, 2012 to the effective time (but guaranteed in no event to be less than 50% of the annual target bonus).

Compensation Summary

The following table sets forth the following cash compensation for each of our executive officers:

•

the annual base salary that each of Messrs. Mathews, Barnes and Slomsky are expected to receive from Viasystems or the surviving corporation following the closing of the merger and the severance payment Mr. Williams is expected to receive from DDi following the merger;

•

the pro-rata bonus that each of Messrs. Williams, Slomsky, Mathews and Barnes will be eligible to receive under the 2012 DDi Bonus Program (assuming the minimum guaranteed payment of 50% of the annual target bonus) following the closing of the merger; and

•	the cash payment that Mr. Williams will receive from Viasystems following the closing of the merger in connection with the Noncompetition Agreement with Viasystems.

Name of Executive Officer	Annual Base Salary or Severance Payment ($)	Pro-Rata Bonus under DDi 2012 Bonus Program ($)	Noncompetition Payment ($)
Mikel H. Williams	1,800,000	225,000	1,300,000
Wayne T. Slomsky	225,000	39,375	—
Michael R. Mathews	300,000	75,000	—
Gerald P. Barnes	250,000	50,000	—

Potential Payments in Connection with a Change in Control

The following table is intended to comply with Item 402(t) of Regulation S-K and sets forth the amount of payments and benefits that may be paid or become payable to each named executive officer of DDi in connection with the merger pursuant to the DDi employment arrangements described above, assuming (i) the consummation of the merger occurred on June 30, 2012 and (ii) for purposes of estimating severance and equity acceleration benefits, that the service of the named executive officer also terminated on such date under the circumstances described below. The amounts shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

These include accrued salary and vacation pay and distributions of plan balances under the DDi Corp. 401(k) plan.

Golden Parachute Compensation

Name of Named Executive Officer	Cash ($)(5)	Equity ($)(6)	Perquisites/ Benefits ($)(7)	Other ($)(8)	Total* ($)
Mikel H. Williams (1) President and Chief Executive Officer	2,025,000	510,528	35,220	32,906	2,603,654
Wayne T. Slomsky (2) Chief Financial Officer & Chief Accounting Officer	151,875	38,800	—	—	190,675
Michael R. Mathews (3) Chief Operations Officer	450,000	234,751	12,757	—	697,508
Gerald P. Barnes (4) Senior Vice President, Sales	450,000	234,751	—	—	684,751

*	The total amount is an estimate based on multiple assumptions that may or may not occur. The actual total amount received by an officer may differ in material respects from the amount reflected in this column depending on future circumstances.

(1)	As described above, pursuant to his DDi employment agreement, Mr. Williams is eligible for severance benefits if Mr. Williams’ employment is terminated without “cause” or he resigns for “good reason” (as both terms are defined in his employment agreement) within 12 months after the closing of the merger consisting of (i) twenty-four months of his base salary (this amount is included in the “Cash” column and was calculated using Mr. Williams’ current base salary) (ii) payment of a pro rata portion of the then-current target incentive bonuses for the year in which the termination occurs (assuming 100% achievement of target objectives), (iii) a bonus payment equal to 200% of the target incentive bonuses (i.e., a 100% payout of target bonuses for the 24-month severance period), and (iv) reimbursement of premiums for medical insurance coverage under COBRA for a period of twenty-four months, subject to his execution of a release of claims. These would constitute “double trigger” benefits as such benefits are contingent on a qualifying termination of Mr. Williams’ employment following the merger. The amounts for Mr. Williams exclude the $1.3 million payment Mr. Williams will receive from Viasystems upon closing of the transaction in connection with the Noncompetition Agreement between Mr. Williams and Viasystems.
(2)	As described above, pursuant to his DDi offer letter and the terms of the 2012 DDi Bonus Program, Mr. Slomsky is eligible for severance benefits if his employment is terminated without cause or he resigns for good reason after the closing of the merger consisting of (i) six months of his base salary and (ii) payment of a pro rata portion of the then-current target incentive bonuses for the year in which the termination occurs, subject to his execution of a release of claims. These would constitute “double trigger” benefits as such benefits are contingent on a qualifying termination of Mr. Slomsky’s employment following the merger.
(3)	As described above, pursuant to his DDi employment agreement, Mr. Mathews is eligible for severance benefits if his employment is terminated without cause or he resigns for good reason after the closing of the merger consisting of (i) twelve months of his base salary, (ii) payment of an amount equal to 100% of the then-current target incentive bonuses for the year in which the termination occurs, and (iii) reimbursement of premiums for medical insurance coverage under COBRA for a period of twelve months, subject to his execution of a release of claims. These would constitute “double trigger” benefits as such benefits are contingent on a qualifying termination of Mr. Mathews’ employment following the merger.
(4)

As described above, pursuant to his DDi employment agreement, Mr. Barnes is eligible for severance benefits if his employment is terminated without cause or he resigns for good reason after the closing of the merger consisting of (i) twelve months of his base salary, (ii) payment of an amount equal to 100% of the then-current target incentive bonuses for the year in which the termination occurs, and (iii) reimbursement of premiums for medical insurance coverage under COBRA for a period of twelve months, subject to his execution of a release of claims. These would constitute “double trigger” benefits as such benefits are contingent on a qualifying termination of Mr. Barnes’ employment following the merger.
(5)	The amounts included in the “Cash” column consist of cash severance and bonus payments. With respect to Messrs. Williams and Slomsky, the amounts include a 50% pro-rata bonus calculated in accordance with the 2012 DDi Bonus Program, assuming 100% achievement of personal and corporate objectives.
(6)	As described above in “—Treatment of Outstanding Stock Options,” unvested stock options held by DDi’s named executive officers will be accelerated immediately prior to the closing of the merger. The value of vesting acceleration has been calculated in accordance with Securities and Exchange Commission rules by multiplying the number of unvested options accelerated by the excess of the per share merger consideration of $13.00 over the option exercise price.
(7)	The amounts included in the “Perquisites/Benefits” column consist of reimbursement of premiums for medical insurance coverage under COBRA using the following assumed monthly rates which reflected rates in effect for the 2011 calendar year COBRA: (i) for Mr. Williams, $1,439 for the first 18 months and $1,552 for the succeeding 6 months; and (ii) for Mr. Mathews, $1,063 for 12 months. Mr. Barnes does not participate in DDi’s group health benefit plans.
(8)	The amount included in the “Other” column for Mr. Williams consists of the interest that he will receive due to the 6-month delay in payment of his severance benefits as the result of application of Section 409A of the Code. Pursuant to Mr. Williams’ employment agreement, the amount of interest will be determined using the average prime rate published by the Wall Street Journal at any point during the 14-day period immediately following the end of the 6-month delay period.

Indemnification and Insurance

Viasystems has agreed to cause the surviving corporation, to the fullest extent permitted by applicable law, to honor all of our obligations to indemnify and hold harmless each person who is now, or has been at any time prior to the date of the merger agreement or who becomes prior to the effective time of the merger an officer or director of us or any of our subsidiaries as provided in our certificate of incorporation or bylaws, or the applicable charter documents of our subsidiary, in each case, as in effect on the date of the merger agreement, or pursuant to any other agreements in effect on the date of the merger agreement, including provisions relating to the advancement of expenses incurred in the defense of any action or as permitted under applicable law.

Viasystems’ obligation to indemnify and hold harmless such persons will survive the merger and will remain in full force and effect for a period of not less than six years after the effective time of the merger. During such period, Viasystems will guarantee the obligations of the surviving corporation with respect to any and all amounts payable in connection with its indemnification and other obligations set forth below with respect to such persons.

Viasystems has agreed to obtain or cause the surviving corporation to obtain prior to the effective time of the merger a “tail” officers’ and directors’ liability insurance policy, which by its terms shall survive the merger and shall provide such directors and officers with coverage for not less than six years following the effective time of the merger on terms and conditions no less favorable than the terms of our current directors’ and officers’ liability insurance policy in respect of actions or omissions of such officers and directors prior to the effective time of the merger in their capacities as such. In no event will Viasystems or the surviving corporation be required to pay more than 200% of the current annual premium paid by us for such policy to purchase the “tail” policy, but if such maximum payment amount is not sufficient to purchase the required coverage, then Viasystems will purchase such lesser coverage as may be obtained with such maximum payment amount.

Appraisal Rights

If you do not vote for the adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of our common stock must follow the steps prescribed in Section 262 of the DGCL and summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex E to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex E. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of our common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

ANY DDI STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX E CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Under the DGCL, holders of our common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery, or the Delaware Court, and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, on the amount determined to be the fair value.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of our common stock and Section 262 of the DGCL is attached to this proxy statement as Annex E. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Annex E carefully and should consult his, her or its legal advisor, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to DDi, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of such stockholder’s shares of our common stock. If you sign and return a proxy card or vote by submitting a proxy by telephone, through the Internet or by fax, without expressly directing that your shares of our common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person or by submitting a proxy by telephone, through the Internet or by fax, in favor of the proposal to adopt the merger agreement or check either the “against” or the “abstain” box next to the proposal on such card or vote in person or by submitting a proxy by telephone, through the Internet or by fax, against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

A demand for appraisal will be sufficient if it reasonably informs DDi of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of our common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of our common stock on [                        ], the record date for the special meeting, is entitled to assert appraisal rights for such shares of our common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of our common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares must be mailed or delivered to: DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attention: Corporate Secretary.

Within ten days after the effective time of the merger, we will notify each stockholder of the effective time of the merger who properly asserted appraisal rights under Section 262 and has not voted for the adoption of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days after such service, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of our shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court shall take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL.

The Delaware Court will direct the payment of the fair value of the shares of our common stock to those stockholders who have perfected appraisal rights, together with interest, if any. The Delaware Court will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the action (which do not include attorneys’ or expert fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the merger agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger.

You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL GOVERN.

Treatment of Outstanding Stock Options

Each option to acquire shares of our common stock that is outstanding and unexercised immediately prior to the effective time of the merger, and that is not then vested and exercisable, shall become fully vested on an accelerated basis immediately prior to the effective time of the merger. As of the effective time of the merger, each option to acquire shares of our common stock that is outstanding and unexercised immediately prior thereto shall be canceled in exchange for the right to receive from Viasystems or the surviving corporation as soon as practicable after the effective time of the merger an amount in cash (without interest, and less all applicable deductions and withholding required by law) equal to the product of (i) the excess, if any, of the merger consideration of $13.00 per share over the exercise price per share of common stock payable under such option multiplied by (ii) the number of shares of our common stock that are subject to such option.

Although we are authorized to issue RSUs and restricted stock, we currently do not have any RSUs or restricted stock outstanding.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Viasystems and us and specified in such certificate of merger. The closing of the merger will occur as soon as practicable (but in no event later than the third business day) after the satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement (other than conditions which by their terms are required to be satisfied or waived at the closing, but subject to the satisfaction or waiver of such conditions), or on such later date as specified by Viasystems in order to accommodate Viasystems’ contemplated financing of the transaction (but in no event later than August 15, 2012, or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012), unless Viasystems and we agree to hold the closing at a different time. We currently anticipate the merger to be completed in the second quarter of calendar year 2012.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on the NASDAQ Global Select Market and will be deregistered under the Securities Exchange Act. Following the closing of the merger, we will no longer be an independent public company.

Material United States Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of DDi common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of DDi common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of DDi common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their DDi common stock through the exercise of options or otherwise as compensation, holders who hold their DDi common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, and holders who exercise appraisal rights. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of DDi common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds DDi common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding DDi common stock, you should consult your own tax advisor.

All holders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of DDi common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of DDi common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of DDi common stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of DDi common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of DDi common stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of DDi common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of DDi’s outstanding common stock at any time during the five years preceding the merger, and DDi is or has been a “United States real property holding corporation” for U.S. federal income tax purposes during such period. Although there can be no assurances in this regard, DDi does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any.

Appraisal Rights

Under specified circumstances a holder may be entitled to appraisal rights in connection with the merger. If a holder of DDi common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in such holder’s income as ordinary income for U.S. federal income tax purposes. Holders of DDi common stock who exercise appraisal rights are urged to consult their own tax advisors.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO DDI STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

Regulatory Matters

HSR Act

The closing of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. The HSR Act requires the parties to observe a 30-day waiting period (the “initial 30-day waiting period”), during which time the merger may not be consummated, unless that initial 30-day waiting period is terminated early. If, before the expiration of the initial 30-day waiting period, the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information, the parties may not consummate the transaction until 30 days after DDi and Viasystems have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination). DDi and Viasystems expects to file their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission during the week of April 16, 2012.

At any time before the effective time of the merger, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, state attorneys general, or private parties can file suit under the antitrust laws to enjoin consummation of the merger or to impose conditions on the merger. There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.

Litigation Related to the Merger

On April 5, 2012, a purported class action lawsuit on behalf of our stockholders was filed in Superior Court, Orange County, State of California, captioned Irving S. Braun, et. al. v. DDi Corp., et. al., Case No. 30-2012-00559763-CU-BT-CXC. On April 5, 2012, another purported class action lawsuit was filed in Superior Court, Orange County, State of California, on behalf of our stockholders captioned Lousiana Municipal Police Employees’ Retirement System v. DDi Corp., et. al., Case No. 30-2012-00559772-CU-BT-CXC. On April 9,

2012, a purported class action lawsuit was filed in the Court of Chancery of the State of Delaware captioned Joseph P. Daly v. DDi Corp., et. al., Civil Action No. 7407-VCG.

These complaints name as the primary defendants, DDi, Viasystems, merger sub and the members of our board of directors and generally allege, among other things, that (i) that the members of our board of directors violated the fiduciary duties owed to stockholders by approving the merger agreement, (ii) that the members of our board of directors engaged in an unfair process and agreed to a price that allegedly fails to maximize value for stockholders and (iii) that DDi, Viasystems and merger sub aided and abetted the board members’ alleged breach of fiduciary duties. These complaints seek, among other things, to enjoin the transaction until corrective actions are taken, as well as to award to plaintiffs the costs and disbursements of the action, including attorneys’ fees and experts’ fees. We, the members of our board of directors and each of the other named defendants intend to defend ourselves vigorously in these actions.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

The merger agreement and the following description have been included to provide you with information regarding the terms of the merger agreement. It is not intended to provide any other factual information about DDi or Viasystems. Such information can be found elsewhere in this proxy statement and in the other public filings we and Viasystems make with the SEC, which are available, without charge, at http://www.sec.gov.

The representations and warranties described below and included in the merger agreement were made for the purposes of the merger agreement by DDi and Viasystems to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by DDi and Viasystems in connection with negotiating the terms of that agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been made for the purpose of allocating risk between DDi and Viasystems rather than establishing the matters addressed by such representations and warranties as facts. The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding DDi and Viasystems or their respective businesses.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, merger sub, a wholly-owned subsidiary of Viasystems and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly-owned subsidiary of Viasystems under the name of Viasystems North America, Inc. and the separate corporate existence of merger sub will cease.

Effective Time; Closing

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Viasystems and us and specified in such certificate of merger. The closing of the merger will occur as soon as practicable (but in no event later than the third business day) after the satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement (other than conditions which by their terms are required to be satisfied or waived at the closing, but subject to the satisfaction or waiver of such conditions), or on such later date as specified by Viasystems in order to accommodate Viasystems’ contemplated financing of the transaction (but in no event later than August 15, 2012, or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012), unless Viasystems and we agree to hold the closing at a different time. Although we expect to complete the merger as soon as possible following the special meeting of our stockholders (if our stockholders adopt the merger agreement), we cannot specify when or assure that we and Viasystems will satisfy or waive all of the conditions to the closing of the merger. See “—Conditions to the Closing of the Merger” beginning on page 68.

Merger Consideration and Treatment of Stock Options

The merger agreement provides that each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares held by us, Viasystems or by holders properly exercising appraisal rights under Delaware law) shall be converted and exchanged automatically at the effective time of the merger into the right to receive $13.00 in cash, without interest.

If any of our stockholders properly demand appraisal rights with respect to any of our shares of common stock, then we will treat those shares as described under “The Merger—Appraisal Rights” beginning on page 43.

Each option to acquire shares of our common stock that is outstanding and unexercised immediately prior to the effective time of the merger, and that is not then vested and exercisable, will become fully vested on an accelerated basis immediately prior to the effective time of the merger. As of the effective time of the merger, each option to acquire shares of our common stock that is outstanding and unexercised immediately prior thereto shall be canceled in exchange for the right to receive from Viasystems or the surviving corporation as soon as practicable after the effective time of the merger an amount in cash (without interest, and less all applicable deductions and withholding taxes) equal to the product of:

•	the excess, if any, of the merger consideration of $13.00 per share over the exercise price per share of common stock payable under such option; and

•	the number of shares of our common stock that are subject to such option.

Payment of Merger Consideration; Surrender of Shares; Lost Certificates

Prior to the effective time of the merger, Viasystems or merger sub will appoint a paying agent reasonably satisfactory to us to facilitate the receipt by our stockholders of the merger consideration in connection with the merger. Prior to the effective time, Viasystems will deposit or cause the surviving corporation to deposit with the paying agent cash in an amount sufficient to pay the aggregate merger consideration required to be paid in accordance with the merger agreement.

As promptly as reasonably practicable after the effective time of the merger, Viasystems and the surviving corporation will cause the paying agent to mail to each person who immediately prior to the effective time of the merger was a holder of record of shares of our common stock entitled to receive the merger consideration:

•	a letter of transmittal; and

•	instructions for surrendering the certificates representing such shares of our common stock or transferring any such uncertificated shares in exchange for the merger consideration.

If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificates or the transferred uncertificated shares are registered, such payment will be subject to the conditions that:

•	either such certificate will be properly endorsed or will otherwise be in proper form for transfer or such uncertificated share will be properly transferred; and

•

the person requesting such payment will pay any transfer or other similar tax required as a result of the payment of the merger consideration or establish to the satisfaction of the surviving corporation that such tax has been paid or is not payable.

Until surrendered or transferred, as the case may be, each such certificate or uncertificated share shall be deemed at all times after the effective time to represent only the right to receive the merger consideration upon such surrender.

After the effective time of the merger, each holder of shares of our common stock entitled to receive the merger consideration will, upon surrender to the paying agent of a certificate or compliance with the reasonable procedures established by the paying agent for the delivery of uncertificated shares, together with a properly completed letter of transmittal, be entitled to receive the merger consideration of $13.00 in cash, for each such share of our common stock. No interest will be paid or will accrue on the cash payable to the holders of such shares.

If any certificate representing the shares to be converted into the merger consideration has been lost, stolen or destroyed, the paying agent will pay the merger consideration with respect to each such share formerly represented by a certificate upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by such person of a bond in such reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against the surviving corporation with respect to such certificate.

At the effective time, our stock transfer books will be closed and there will be no further registration of transfers of such shares thereafter on our records. From and after the effective time, the holders of such shares shall cease to have any rights with respect to such shares, except as otherwise provided in the merger agreement, the certificate of incorporation of the surviving corporation or by applicable law.

At any time following the six-month anniversary of the closing date of the merger, the surviving corporation may require the paying agent to deliver to it any funds previously made available to the paying agent that have not been disbursed to holders of shares converted into the right to receive the merger consideration. After such remaining funds have been delivered to the surviving corporation, the holders of such shares will only be able to look to the surviving corporation for, and the surviving corporation will remain liable for, payment of their claim for the merger consideration. Viasystems has agreed to take all actions necessary to ensure that the surviving corporation has or has access to sufficient funds to make such payments. Any portion of the merger consideration remaining unclaimed by holders of such shares as of a date which is immediately prior to the time the amounts would otherwise escheat to or become the property of any governmental entity will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of any claims or interest of any person previously entitled thereto. None of Viasystems, the surviving corporation or the paying agent will be liable to any holder of such shares for such shares (or dividends or distributions with respect to such shares) or any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Directors and Officers

The merger agreement provides that merger sub’s directors and officers immediately prior to the effective time of the merger will be the directors and officers, respectively, of the surviving corporation until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

Representations and Warranties

We have made a number of representations and warranties to Viasystems and merger sub in the merger agreement regarding aspects of our business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	our organization, valid existence, good standing and qualification and similar corporate matters;

•	our certificate of incorporation, bylaws and certain corporate records;

•	our subsidiaries’ organization, valid existence, good standing and qualification and similar corporate matters;

•	our and our subsidiaries’ capital structure;

•	our corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the approval of our board of directors of the merger and the merger agreement;

•	the enforceability of the merger agreement against us;

•

the absence of any violation of, or conflict with, our charter documents, applicable law or rules of the NASDAQ Stock Market and certain contracts as a result of our execution and delivery of the merger agreement and our consummation of the merger;

•

the consents, approvals, notices and other similar actions with respect to governmental entities required as a result of our execution and delivery of the merger agreement and our consummation of the merger;

•	our and our subsidiaries’ compliance with applicable legal requirements since January 1, 2009;

•

the filing of required reports and other documents by us with the SEC since January 1, 2009, the compliance of such reports and documents with the applicable requirements of the federal securities laws, rules and regulations and the Sarbanes-Oxley Act of 2002, and the absence of any outstanding or unresolved comments received by us from the SEC;

•	the preparation of our financial statements included in our reports and documents filed with the SEC in accordance with GAAP;

•	our maintenance of internal control over financial reporting and disclosure controls and procedures;

•	our compliance with the Sarbanes-Oxley Act of 2002 and the listing and other rules and regulations of the NASDAQ Stock Market;

•	the absence of undisclosed liabilities;

•

the conduct of our and our subsidiaries’ respective businesses in the ordinary course of business consistent with past practice, in each case from December 31, 2011 to the date of the merger agreement;

•

the absence of any event, occurrence, condition, change, development, effect or circumstance that has had or would reasonably be expected to have a material adverse effect (as defined below) from December 31, 2011 to the date of the merger agreement:

•	certain pending and threatened litigation;

•	matters related to employee benefit plans;

•	labor and employment matters;

•	intellectual property matters;

•	tax matters;

•	environmental matters;

•	matters with respect to our material contracts;

•	title to our material properties and tangible assets;

•	real property;

•	related party transaction matters;

•	our customers and suppliers;

•	our insurance policies;

•	our warranties, warranty policies, service agreements and maintenance agreements;

•	compliance with the U.S. Foreign Corrupt Practices Act and other anti-corruption laws;

•	the accuracy of the information supplied by us in connection with this proxy statement;

•	our receipt of a fairness opinion from Jefferies;

•	the absence of any undisclosed brokers’ fees and expenses; and

•	the inapplicability of any state takeover or similar statute or regulation to the merger agreement and the merger.

Some of our representations and warranties are qualified by a material adverse effect standard. The merger agreement provides that a material adverse effect, with respect to us, is any effect, event, occurrence, development, state of facts or change (whether or not foreseeable as of the date of the merger agreement) that, individually or in the aggregate with all other effects, events, occurrences, developments, state of facts or changes, (a) is, or would reasonably be expected to be, materially adverse to the business, assets, results of operations or financial condition of us and our subsidiaries, taken as a whole, or (b) would prevent or materially impair our ability to perform our obligations under the merger agreement or consummate the transactions contemplated by the merger agreement. However, with respect to clause (a) above, the determination of a material adverse effect shall exclude any effect, event, occurrence, development, state of facts or change arising out of or resulting from:

•

a decline in the market price, or a change in the trading volume of, the shares of our common stock (provided that such a decline or change shall not preclude any effect, event, occurrence, development, state of facts or change that may have contributed to or caused such changes and is not excluded by the following nine bullets below from being taken into account in determining whether a material adverse effect has occurred);

•	general printed circuit board manufacturing industry, economic, market or political conditions;

•	acts of war, sabotage or terrorism, natural disasters, acts of God or comparable events;

•	changes in applicable law, GAAP or other applicable accounting standards following the date hereof;

•

the negotiation, execution, announcement, pendency or performance of the merger agreement or the transactions contemplated by the merger agreement or the consummation of the transactions contemplated by the merger agreement;

•

any loss of or adverse impact on relationships with employees, customers, suppliers or distributors, to the extent resulting primarily from or arising primarily out of the announcement or pendency of the merger;

•	any delays in or cancellations of orders for the products or services of such person, to the extent resulting primarily from or arising primarily out of the announcement or pendency of the merger;

•	any reduction in revenues, to the extent resulting primarily from or arising primarily out of the announcement or pendency of the merger;

•

any failure to meet revenue or earnings projections, in and of itself, for any period ending on or after the date hereof (provided that any such failure shall not preclude any effect, event, occurrence, development, state of facts or change that may have contributed to or caused such failure from being taken into account in determining whether a material adverse effect has occurred);

•	or any specific action taken (or omitted to be taken) by us at the express written direction of any of Viasystems and merger sub;

provided, however, any matters described in the second, third and fourth bullets above may be taken into account in the determination of a material adverse effect to the extent that we or such subsidiary is materially disproportionately adversely affected by such matters relative to other participants in the industries in which we or such subsidiary participates.

Viasystems and merger sub have made a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	their organization, valid existence, good standing and qualification and similar corporate matters;

•	ownership of merger sub and its lack of prior operating activity;

•	their corporate power and authority to execute and deliver the merger agreement and consummate the merger;

•	the enforceability of the merger agreement against them;

•	the absence of any violation of their charter documents, applicable law and certain contracts as a result of their execution and delivery of the merger agreement and the consummation of the merger;

•	the required consents and approvals of government authorities in connection with the transactions contemplated by the merger agreement;

•	the accuracy of information supplied by Viasystems and merger sub for inclusion in this proxy statement;

•	the absence of litigation;

•

that none of Viasystems, merger sub or any other Viasystems affiliate has been an “interested stockholder” under Delaware’s takeover statute with respect to us at any time within three years of the date of the merger agreement; and

•	Viasystems’ financing commitment letter and the sufficiency of funds to consummate the merger.

The representations and warranties of each of the parties to the merger agreement will expire upon effective time of the merger.

Covenants

Conduct of Our Business Prior to the Merger

In the merger agreement, we have agreed that until the effective time of the merger or the termination of the merger agreement, subject to certain exceptions in the merger agreement and the matters contained in the disclosure schedule we delivered in connection with the merger agreement, we will, and we will cause each of our subsidiaries to, conduct our and their business in the ordinary course consistent with past practice and to use our and their commercially reasonable efforts to:

•	preserve intact the assets, including manufacturing facilities, and business organization of us and our subsidiaries;

•

preserve the current beneficial relationships of us and our subsidiaries with any persons or entities (including suppliers, partners, contractors, distributors, sales representatives, customers, licensors and licensees) with which we or any of our subsidiaries have material business relations;

•	retain the services of the present officers and key employees of us and our subsidiaries;

•	comply in all material respects with all applicable laws and the requirements of our material contracts; and

•	keep in full force and effect all material insurance policies maintained by us and our subsidiaries, other than changes to such policies made in the ordinary course of business.

In addition, we have agreed, subject to specified exceptions in the merger agreement and the matters contained in the disclosure schedule we delivered in connection with the merger agreement, that until the effective time of the merger or the termination of the merger agreement without Viasystems’ written consent (which cannot be unreasonably withheld, conditioned or delayed) we will not, and will cause our subsidiaries not to:

•	amend our certificate of incorporation or bylaws or any other comparable organizational documents;

•

issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any shares of capital stock of any class or any other ownership interest of us or any of our subsidiaries, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any such securities, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any such securities, provided that we may issue shares of our common stock solely upon the exercise or settlement of our compensatory equity awards issued under our equity plans that are outstanding on the date of the merger agreement in accordance with their terms as of the date of the merger agreement;

•	adjust, split, combine, subdivide or reclassify any shares of capital stock of any class or any other ownership interest of us or any of our subsidiaries;

•

enter into any contract with respect to the sale, voting, registration or repurchase of shares of our common stock or any other shares of capital stock of any class or any other ownership interest of us or any of our subsidiaries;

•

except as required by the terms of the merger agreement, amend (including by reducing an exercise price or extending a term) or waive any of our rights under, or accelerate the vesting under (except as required by the terms of any of our equity plans in effect on the date of the merger agreement), any provision of our equity plans or any agreement evidencing any outstanding options to acquire shares of our common stock, our restricted stock, our RSUs or any similar or related contract;

•

directly or indirectly acquire or agree to acquire in any transaction (including by merger, consolidation or acquisition of stock or assets) the equity interest in, or properties or assets of, any person or division or business of any person;

•

sell, pledge, dispose of, transfer, abandon, allow to lapse or expire, lease, license, mortgage or otherwise encumber or subject to any lien (other than a permitted lien), any properties, rights or assets (including shares of our common stock or any other shares of capital stock of any class or any other ownership interest of us or any of our subsidiaries), except:

•	sales of inventory in the ordinary course of business consistent with past practices;

•	transfers among us and our subsidiaries;

•	dispositions of obsolete or other assets not used in or not material to us or our subsidiaries, in the aggregate, which such assets have a net book value of not more than $250,000 in the aggregate;

•

sell, pledge, dispose of, transfer, abandon, allow to lapse or expire, lease, license, mortgage or otherwise encumber or subject to any lien (other than a permitted lien), any of our intellectual property or technology that is material, individually or in the aggregate, to us and our subsidiaries, taken as a whole;

•

except in the ordinary course of business and consistent with past practice, fail to pay any required filing, prosecution, maintenance, or other fees, or otherwise fail to make any document filings or payments required to maintain any of our intellectual property in full force and effect or to diligently prosecute applications for registration of any intellectual property owned by us or one of our subsidiaries or otherwise for which we or one of our subsidiaries is responsible for such activities;

•

except with respect to the declaration of a quarterly cash dividend in the amount of $0.12 per share of our common stock having a record date no earlier than June 30, 2012, declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or otherwise, in respect of the shares of our common stock or any other shares of capital stock of any class or any other ownership interest of us or any of our subsidiaries, other than dividends by any of our direct or indirect subsidiaries only to us or any of our wholly-owned subsidiaries in the ordinary course of business consistent with past practice;

•

increase in any manner the compensation of any of our directors, officers or employees or enter into, establish, amend or terminate, or increase any benefits under any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or affiliate, other than:

•	as required pursuant to applicable law or the terms of any of our equity plans; or

•	increases in salaries, wages and benefits of employees (other than officers or directors) made in the ordinary course of business and in amounts and in a manner consistent with past practice;

•

grant any severance or termination benefits to any director, officer, employee, independent contractor or consultant of us or any of our subsidiaries, except as required under the terms of any employee benefit plan, employment agreement, independent contractor agreement or other similar agreement or as required by applicable law;

•

take any action to accelerate the vesting or payment, or fund or in any other way secure the payment of, compensation or benefits under any employee benefit plan, employment agreement, independent contractor agreement or other similar agreement to the extent not required by the terms of such agreement as in effect on the date of the merger agreement;

•

enter into, establish, amend or terminate any employee benefit plan, employment agreement, independent contractor agreement or other similar agreement, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or affiliate of us or any of our subsidiaries;

•

change any actuarial or other assumptions used to calculate funding obligations with respect to any employee benefit plan, employment agreement, independent contractor agreement or other similar agreement or change the manner in which contributions to such agreements are made or the basis on which such contributions are determined;

•

announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of our employees of the employees of any of our subsidiaries;

•	offer employment to, hire or promote any person at or to a level, or who will have duties of, vice president or higher;

•

communicate in a writing that is intended for broad dissemination to our employees regarding compensation, benefits or other treatment they will receive in connection with or following the merger, unless any such communications are consistent with prior guidelines or documentation provided to us by Viasystems (in which case, we shall provide Viasystems with prior notice of and the opportunity to review and comment upon any such communications);

•

incur, create, assume or otherwise become liable for any indebtedness for borrowed money (including the issuance of any debt security and the assumption or guarantee of obligations of any person), including through borrowings under any of our existing credit facilities, or enter into a “keep well” or similar agreement, or issue or sell options, warrants, calls or other rights to acquire any debt securities of us or any of our subsidiaries;

•	make any changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP, applicable law or regulatory guidelines;

•	write up, write down or write off the book value of any assets, except in accordance with GAAP consistently applied;

•

release, assign, compromise, settle or agree to settle any action or claim in respect of any threatened action (including any action or claim in respect of any threatened action relating to the merger agreement or the transactions contemplated by the merger agreement);

•	make, change or revoke any tax election or adopt or change any method of tax accounting;

•	enter into any “closing agreement” as described in Section 7121 of the Internal Revenue Code (or any comparable or similar provisions of applicable law);

•	settle or compromise any liability with respect to taxes or audit related to taxes or surrender any claim for a refund of taxes;

•	file any amended tax return;

•	consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of taxes;

•	except in the ordinary course and consistent with past practice, take any action that reduces the amount of our net operating losses as of the date of the merger agreement;

•	make or commit to any capital expenditures that (i) involve the purchase of real property or (ii) are not budgeted for in our current annual capital plan;

•

enter into any new, or agree to any extension of any, capital equipment lease or any contract for the lease of assets (including real property) that is not terminable by us or any of our subsidiaries 12 months from the date of such contract without payment of penalty or acceleration of payment obligations;

•

(i) enter into any material contract or terminate any material contract, (ii) materially modify, amend, waive any right under or renew any material contract, other than in the ordinary course of business consistent with past practice, (iii) enter into or extend the term or scope of any contract that purports to restrict us, or any of our subsidiaries or affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area or (iv) enter into any contract that would be breached by, or require the consent of any other person in order to continue in full force following, consummation of the transactions contemplated by the merger; provided, however, that we and our subsidiaries will not be prevented from entering into material contracts with customers or suppliers in the ordinary course of business consistent with past practices;

•

except for purchase orders in the ordinary course of business consistent with past practice, enter into any development agreement regarding the creation of any material intellectual property, technology or products;

•

make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to any person other than our direct or indirect wholly-owned subsidiary in the ordinary course of business and consistent with past practice;

•

enter into, amend or cancel any insurance policies other than (i) in the ordinary course of business consistent with past practice or (ii) with respect to any request for a quote or proposal for any directors’ and officers’ liability insurance to be obtained in connection with the merger agreement;

•

take any action that would reasonably be expected to impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any governmental authority necessary to consummate the transactions contemplated by the merger agreement or the expiration or termination of any applicable waiting period;

•

take any action that would be reasonably expected to increase the risk of any governmental authority entering an injunction or other legal restraint prohibiting or impeding the consummation of the merger;

•

merge or consolidate us or any of our subsidiaries with any entity or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of us or any of our subsidiaries; or

•	authorize any of, or commit, resolve, propose or agree in writing or otherwise to take any of, the foregoing actions.

Financing Arrangements

Viasystems has provided us with a commitment letter with respect to a bridge loan which Viasystems has represented provides sufficient funds for Viasystems and merger sub to consummate the transactions contemplated by the merger agreement and has agreed to use its reasonable best efforts to obtain and effectuate the debt financing contemplated by its commitment letter on the terms set forth therein. However, Viasystems (or one of its affiliates) may instead, or in addition, complete a debt securities financing, bank loan financing or other debt financing whose net cash proceeds replace amounts that were to be provided under the bridge loan pursuant to the commitment letter and that were required for the transactions contemplated by the merger agreement. Viasystems and merger sub are not required to consummate the merger before the earlier of (i) the consummation of such debt financing and (ii) August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012).

Except to the extent Viasystems (or one of its affiliates) has completed such a debt offering, Viasystems agrees to notify us as soon as reasonably practicable if, at any time prior to the closing date, (i) its commitment letter shall expire or be terminated for any reason, (ii) any financing source that is a party to its commitment letter notifies Viasystems that such source no longer intends to provide financing to Viasystems or (iii) for any reason Viasystems no longer believes in good faith that it will be able to obtain the bridge loan financing substantially on the terms described in its commitment letter.

Other than in connection with such a debt offering, Viasystems shall not, nor shall it permit any of its subsidiaries or affiliates to, without our prior written consent, take any action or enter into any transaction, including, without limitation, any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing that would reasonably be expected to materially impair, delay or prevent the debt contemplated by Viasystems’ commitment letter. Other than in connection with such a debt offering, neither Viasystems nor merger sub shall amend or alter, or agree to amend or alter, the commitment letter in any manner that would materially impair, delay or prevent the closing without our prior written consent. If Viasystems’ commitment letter expires or terminates for any reason, except to the extent Viasystems has completed such a debt offering, Viasystems has agreed to use its reasonable best efforts to obtain, and will provide us with a copy of, a new financing commitment that provides for a sufficient amount of financing for Viasystems to consummate the transactions contemplated by the merger agreement on funding conditions not materially less favorable than those included in its commitment letter as originally issued and other terms and conditions the aggregate effect of which is not materially adverse to Viasystems in comparison with those contained in the commitment letter as originally issued, which extension or new commitment shall include a termination date not earlier than August 15, 2012. Viasystems has agreed to accept any such commitment letter if the funding conditions and other terms and conditions contained therein are not materially adverse to Viasystems in comparison with those contained in its commitment letter as originally issued.

No Solicitation of Acquisition Proposals

We have agreed that we will not, and will cause our subsidiaries and our directors, officers, employees, financial advisors, attorneys, accountants or other advisors, agents or representatives not to, directly or indirectly:

•

solicit, initiate, cause, knowingly facilitate or encourage (including by way of furnishing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to any acquisition proposal (as defined in the merger agreement and described below under the heading “—Board Recommendation” beginning on page 62); or

•

engage in any discussions or negotiations with respect to any acquisition proposal or otherwise cooperate with or assist or participate in, or knowingly facilitate or encourage, any such inquiries, proposals, discussions or negotiations, or resolve to or publicly propose to take any of the foregoing actions.

Despite these general prohibitions, at any time prior to the effective time of the merger and subject to the conditions described below, in response to a written bona fide acquisition proposal, we may:

•

furnish confidential information with respect to us and our subsidiaries to the person making a bona fide written acquisition proposal pursuant to a confidentiality agreement which (i) contains terms that are no less restrictive than those contained in the confidentiality agreement between us and Viasystems, (ii) expressly permits us to comply with the no-solicitation provisions of the merger agreement and (iii) does not include any provision calling for an exclusive right to negotiate with us prior to the termination of the merger agreement; and

•	participate in discussions or negotiations with the person making such acquisition proposal regarding such acquisition proposal.

We may only take these actions if:

•	a breach of the no-solicitation provisions of the merger agreement by us did not contribute to the making of such acquisition proposal;

•

our board of directors determines in good faith, after consultation with our financial advisors and outside counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (as defined in the merger agreement and described below under the heading “—Board Recommendation” beginning on page 62);

•

after consultation with our outside counsel, our board of directors determines in good faith that failure to take such action would constitute a breach by our board of directors of its fiduciary duties to our stockholders under applicable law;

•	we promptly (and in any event within 24 hours) provide to Viasystems notice of our intention to enter into an acceptable confidentiality agreement (as described above) with such person;

•	we promptly (and in any event within 24 hours) provide to Viasystems any and all non-public information delivered to such person which was not previously provided to Viasystems;

•

we promptly (and in any event within 24 hours) notify Viasystems, orally and in writing, in the event that we or any of our subsidiaries or directors, officers, employees, financial advisors, attorneys, accountants or other advisors, agents or representatives receives:

•	any acquisition proposal or indication by any person that it is considering making an acquisition proposal;

•	any request for non-public information in contemplation of an acquisition proposal relating to us or any of our subsidiaries; or

•	any inquiry or request for discussions or negotiations regarding any acquisition proposal;

•

we provide Viasystems promptly (and in any event within 24 hours) with the identity of such person and a copy of such acquisition proposal, indication, inquiry or request (or, where such acquisition proposal is not in writing, a written description of our understanding of the material terms and conditions of such acquisition proposal, indication, inquiry or request), including any modifications thereto;

•

we keep Viasystems informed (orally and in writing) on a current basis (and in any event no later than 24 hours after the occurrence of any material changes, developments, discussions or negotiations) of the status of any acquisition proposal, indication, inquiry or request (including the material terms and conditions thereof and of any material modification thereto), and any developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions;

•

we promptly (and in any event within 24 hours) notify Viasystems orally and in writing if we determine to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal and do not begin providing such information or engaging in such discussions or negotiations prior to providing such notice;

•

we do not, and cause our subsidiaries and directors, officers, employees, financial advisors, attorneys, accountants or other advisors, agents or representatives not to, enter into any contract with any person subsequent to the date of the merger agreement that would restrict our ability to provide such information relating to us or any of our subsidiaries to Viasystems; and

•

we (i) do not, and cause our subsidiaries not to, terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which we or any of our subsidiaries is or becomes a party and (ii) use, and shall cause our subsidiaries to use, reasonable best efforts to enforce the provisions of any such agreement.

Board Recommendation

The merger agreement provides that our board of directors will not, and will not agree or resolve to:

•

withdraw, modify or qualify in a manner adverse to Viasystems or merger sub the recommendation of our board of directors that our stockholders approve the merger or the approval or declaration of advisability by our board of the merger agreement and the transactions contemplated by the merger agreement (including the merger) or approve or recommend, or resolve to or publicly propose to approve or recommend, any acquisition proposal (any such action, resolution or agreement to take such action being referred to as an “adverse recommendation change”); or

•

approve or recommend, or resolve to or publicly propose to approve or recommend, any acquisition proposal or enter into any merger agreement, agreement-in-principle, letter of intent, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement relating to an acquisition proposal or enter into any letter of intent, agreement or agreement-in-principle requiring us (whether or not subject to conditions) to abandon, terminate or fail to consummate the merger.

Notwithstanding the foregoing, subject to the conditions described below, our board of directors may, at any time prior to the effective time of the merger effect an adverse recommendation change in response to a written bona fide acquisition proposal, which our board of directors determines in good faith, after consultation with our financial advisors and outside counsel, and after giving effect to all of the adjustments to the terms of the merger agreement which may be offered by Viasystems, including those described in the third bullet below, to be a superior proposal. Our board of directors may only effect an adverse recommendation change if:

•	a breach of the no-solicitation provisions of the merger agreement by us did not contribute to the making of such acquisition proposal and we have not otherwise breached such provisions;

•

we have provided prior written notice to Viasystems, at least five business days in advance, of our intention to take such action with respect to such superior proposal, which notice shall specify the material terms and conditions of any such superior proposal (including the identity of the party making such superior proposal), and have contemporaneously provided to Viasystems a copy of any proposed definitive agreement(s) with respect to such superior proposal;

•

prior to effecting such adverse recommendation change, we negotiate, and cause our financial advisors and outside counsel to, during such five business day notice period, negotiate with Viasystems in good faith (to the extent Viasystems desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement so that such acquisition proposal ceases to constitute a superior proposal;

•

following any negotiation described in the immediately preceding bullet, such acquisition proposal (provided that the we have complied with the requirements set forth in the immediately following bullet) continues to constitute a superior proposal; and

•

in the event of any material revisions to the terms of an acquisition proposal after the start of such five business day notice period, we deliver a new written notice to Viasystems and comply with the requirements above with respect to such new written notice, and the five business day notice period re-commences on the date of such new notice.

The covenant in the merger agreement generally prohibiting us from soliciting acquisition proposals does not prevent us from complying with Rule 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Securities Exchange Act; provided, however, that any disclosure other than (i) a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Securities Exchange Act, (ii) an express rejection of any applicable acquisition proposal or (iii) an express reaffirmation of our board of directors recommendation of the merger and the merger agreement together with a factual description of events or actions leading up to such disclosure that have been taken by us and that are described above and permitted under the no-solicitation provisions of the merger agreement or actions taken or notices delivered to Viasystems by us that are described above and required by the no-solicitation provisions of the merger agreement, will, in each case, be deemed to be an adverse recommendation change.

An “acquisition proposal” means any inquiry, proposal, offer or indication of interest (whether or not in writing) for or relating to (in one transaction or a series of related transactions) any of the following:

•

any direct or indirect acquisition or purchase (including by any license or lease) by any person of (i) assets (including equity securities of any of our subsidiaries) or businesses that constitute or generate 15% or more of the revenues, net income or assets of us and our subsidiaries on a consolidated basis or (ii) beneficial ownership of 15% or more of any class of our or our subsidiaries’ equity securities, the assets or business of which constitutes or generates 15% or more of our and our subsidiaries’ revenues, net income or assets on a consolidated basis;

•

any purchase or sale of, or tender offer or exchange offer by any person for, our or any of our subsidiaries’ equity securities that, if consummated, would result in any person beneficially owning 15% or more of any class of our or any of our subsidiaries’ equity securities, the assets or business of which constitutes or generates 15% or more of our and our subsidiaries’ revenues, net income or assets on a consolidated basis;

•	any recapitalization, liquidation or dissolution of us or our subsidiaries, other than of any wholly-owned subsidiary; or

•

any merger, consolidation, business combination, joint venture, share exchange or similar transaction involving any of our subsidiaries, the assets or business of which constitutes or generates 15% or more of our and our subsidiaries’ revenues, net income or assets on a consolidated basis, or involving us, if, as a result of any such transaction, our stockholders, as a group, immediately prior to the consummation of such transaction would hold less than 85% of the surviving or resulting entity of such transaction immediately after the consummation of such transaction.

A “superior proposal” means any bona fide acquisition proposal made by any person that:

•	if consummated, would result in such person owning, directly or indirectly, 100% of our equity securities, or all or substantially all of our and our subsidiaries’ consolidated assets;

•

is otherwise on terms that our board of directors has determined in good faith (after consultation with our financial advisors and outside counsel and after taking into account such legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof, as our board of directors deems appropriate in the exercise of its fiduciary duties) is superior from a financial point of view to the transactions contemplated by the merger agreement (including the terms of any proposal by Viasystems to modify the terms of such transactions); and

•

our board of directors has determined in good faith (after consultation with our financial advisors and outside counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal as our board of directors deems appropriate in the exercise of its fiduciary duties) is reasonably capable of being consummated.

Stockholders’ Meeting

We have agreed to give notice of, convene and hold a stockholders’ meeting, for the purpose of the adoption of the merger agreement by our stockholders, as promptly as practicable, and in any event (to the extent permissible under applicable law and orders) as soon as practicable following the mailing of the definitive proxy statement to our stockholders (but in no event later than 30 calendar days following the date of such mailing). We have agreed to consult with Viasystems regarding the date of the stockholders’ meeting and not to postpone or adjourn the meeting without Viasystems’ consent. Notwithstanding the foregoing, we may postpone or adjourn the stockholders’ meeting, provided that it is not to a date on or after five business days prior to August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012), to the extent that:

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there are not enough shares of our common stock represented to obtain a quorum and we use our reasonable best efforts during such postponement or adjournment to obtain such a quorum as promptly as practicable;

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we are required by applicable law, an order by a governmental authority or a request from the SEC or its staff, and we use our reasonable best efforts to hold or resume the stockholders’ meeting as soon as practicable; or

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our board of directors has determined in good faith (after consultation with outside legal counsel and Viasystems) that it is required by law to postpone or adjourn the stockholders’ meeting, including in order to give our stockholders sufficient time to evaluate any information or disclosure that the we have sent to our stockholders or otherwise made available to our stockholders by issuing a press release or filing materials with the SEC;

provided that no postponement or adjournment will be allowed for any such information or disclosure related to an acquisition proposal (including any superior proposal).

We are required to hold the stockholders’ meeting regardless of whether our board of directors withdraws, amends or modifies its recommendation of the merger. Further, we have agreed that our obligation to hold the stockholders’ meeting will not be affected by the commencement, public proposal, public disclosure or communication to us of any acquisition proposal (whether or not a superior proposal). Unless the merger agreement is terminated as provided for therein (as described below), we will not submit any acquisition proposal (whether or not it constitutes a superior proposal) to the vote of our stockholders prior to the vote of our stockholders on the merger.

Efforts to Consummate the Merger; Regulatory Matters

We have agreed to use reasonable best efforts to obtain any consents, approvals or waivers of third parties with respect to any contracts to which we or any of our subsidiaries is a party as may be necessary or appropriate for the consummation of the transactions contemplated by the merger agreement or required by the terms of any contract as a result of the execution, performance or consummation of transactions contemplated by the merger agreement.

We, Viasystems and merger sub have each agreed, as promptly as practicable and subject to the terms and conditions of the merger agreement, to use our reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable under applicable law prior to the effective time to consummate the transactions contemplated by the merger agreement, including:

•

making all appropriate filings and submissions (and filings and submissions considered by Viasystems to be advisable) under the HSR Act and with any other governmental authority pursuant to any other applicable antitrust laws or otherwise, as promptly as practicable, but in no event later than 10 business days after the date of the merger agreement with respect to filing under the HSR Act;

•	making as promptly as practicable any other appropriate submissions under other applicable antitrust laws;

•	using commercially reasonable efforts to obtain as promptly as practicable the termination of any waiting period under the HSR Act and any applicable foreign antitrust laws, and

•

cooperating and consulting with each other in (i) determining which filings are required to be made prior to the effective time of the merger with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the effective time of the merger from, governmental authorities in connection with the execution and delivery of the merger agreement and related agreements and consummation of the transactions contemplated thereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations.

In addition, in connection with the efforts referenced above, each of us, on the one hand, and Viasystems and merger sub, on the other hand, will:

•	cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party;

•

keep the other party reasonably informed of any communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other U.S. or foreign Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by the merger agreement; and

•

permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the Federal Trade Commission, the Department of Justice or any other governmental authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the Federal Trade Commission, the Department of Justice or such other applicable governmental authority or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

If any objections are asserted with respect to the transactions contemplated by the merger agreement under any antitrust law or if any suit is instituted (or threatened to be instituted) by the Federal Trade Commission, the Department of Justice or any other applicable governmental authority or any private party challenging any of the transactions contemplated by the merger agreement as violative of any antitrust law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated by the merger agreement, each of Viasystems, merger sub and us will use our reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by the merger agreement, including in order to resolve such objections or suits which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by the merger agreement.

Further, if any objections are asserted with respect to the transactions contemplated by the merger agreement under any antitrust law or if any suit is instituted (or threatened to be instituted) by the Federal Trade

Commission, the Department of Justice or any other applicable governmental authority or any private party challenging any of the transactions contemplated by the merger agreement as violative of any antitrust law, we have agreed that we and our subsidiaries will not, without the prior written consent of Viasystems:

•	sell, hold separate or otherwise dispose of all or a portion of our respective businesses, assets or properties, or conduct our business in a specified manner;

•	pay any amounts (other than the payment of filing fees and expenses and fees of counsel), or grant any counterparty to any contract any material accommodation;

•	commence or defend any action or claim in respect of any threatened action; or

•	limit in any manner whatsoever limit our or our subsidiaries’ ability to conduct, own, operate or control any of our respective businesses, assets or properties.

In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental authority or private party challenging the merger or any other transaction contemplated by the merger agreement, each of Viasystems, merger sub and us have agreed to cooperate in all respects with each other and use our respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement. Viasystems will be entitled to direct the antitrust defense of the merger or any other transactions contemplated by the merger agreement, or negotiations with, any governmental authority or other person relating to the merger or regulatory filings under applicable antitrust law, subject to the provisions of the merger agreement.

We have agreed that Viasystems, merger sub and their respective affiliates are not be obligated by the merger agreement to:

•	sell, hold separate or otherwise dispose of all or a portion of its respective business, assets or properties, or conduct its business in a specified manner;

•	pay any amounts (other than the payment of filing fees and expenses and fees of counsel), or grant any counterparty to any contract any material accommodation;

•	commence or defend any action or claim in respect of any threatened action;

•

limit in any manner whatsoever the ability of such entities to conduct, own, operate or control any of their respective businesses, assets or properties or of the businesses, properties or assets of us and our subsidiaries; or

•	waive any of the conditions to the merger.

Employee Benefit Matters

From the effective time until the 12 month anniversary of the effective time, Viasystems has agreed to cause the compensation and benefits package provided to our and our subsidiaries’ employees as of the effective time under the plans specified in the disclosure schedule to the merger agreement to be substantially comparable to the compensation and benefits package, in the aggregate, provided to (i) such employees immediately prior to the effective time and (ii) similarly situated employees of Viasystems, in each case excluding for purposes of this comparison any equity-based compensation. However, during such 12-month period, Viasystems or the surviving corporation, as the case may be, may reduce the compensation or benefits of such employees if such reductions in compensation or benefits are made equitably and as part of an across-the-board reduction applicable to all employees within the United States.

From and after the effective time, Viasystems has agreed to cause the surviving corporation to comply in all material respects with its obligations under all employment and severance agreements specified in the disclosure schedule to the merger agreement that are in effect as of the effective time, in each case, subject to the terms and conditions of each such agreement. Notwithstanding anything herein to the contrary, prior to the closing date, we have agreed to take such actions as are necessary, including making any determinations or adopting resolutions of our board of directors or the compensation committee of our board of directors, as applicable, to amend our 2012 Senior Management Bonus Program in accordance with the provisions set forth in the disclosure schedule to the merger agreement and described above in “DDi 2012 Bonus Program” on page 41.

For purposes of eligibility, vesting and, solely with respect to severance and vacation, level of benefit entitlement (but in no event for purposes of benefit accrual or eligibility for retiree medical or other retiree welfare benefits) under the Viasystems’ employee benefit plans, Viasystems has agreed that each such employee will, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with us and our subsidiaries and their respective predecessors before the effective time, to the same extent as such employee was entitled, before the effective time, to credit for such service under any similar plans in which such employee participated or was eligible to participate immediately prior to the effective time; provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits.

For purposes of each such Viasystems employee benefit plan providing medical, dental, pharmaceutical or vision benefits to any such employee, Viasystems has agreed to use commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such Viasystems employee benefit plan to be waived, for such employee and his or her covered dependents, unless such conditions would not have been waived under a similar plan in which such employee participated immediately prior to the effective time and Viasystems has agreed to use commercially reasonable efforts to cause any eligible expenses incurred by such employee and his or her covered dependents under the plans during the portion of the plan year of the Viasystems employee benefit plan ending on the date such employee’s participation in the corresponding Viasystems employee benefit plan begins to be taken into account under such Viasystems employee benefit plan, for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Viasystems employee benefit plan.

Upon Viasystems’ election, we have agreed that we will terminate, effective as of the day immediately preceding the effective time, any and all 401(k) plans we sponsor or maintain. In such event, we have agreed to provide Viasystems evidence that such plan(s) and/or program(s) have been terminated pursuant to resolutions of our board of directors or a committee thereof (the form and substance of which shall be subject to review and approval of Viasystems), effective as of the day immediately preceding the effective time.

Conditions to the Closing of the Merger

Our, Viasystems’ and merger sub’s obligations to effect the merger are subject to the satisfaction or waiver in writing to the extent permitted by applicable law at or prior to the effective time of the following conditions:

•	the adoption of the merger agreement by our stockholders;

•	the expiration or termination of any waiting period applicable to the merger required under the HSR Act;

•

the absence of a temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger; and

•	the absence of any statute, rule, regulation or order enacted, entered, or enforced that prevents or prohibits the consummation of the merger.

Viasystems’ and merger sub’s obligations to effect the merger are further subject to the satisfaction by us or waiver by them at or prior to the effective time of the following conditions:

•

our representations and warranties contained in the merger agreement shall be true and correct as of the date of the merger agreement and at and as of the closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to have a material adverse effect; provided, however, that our representations and warranties relating to the following matters shall be true and correct as of the date of the merger agreement and at and as of the closing as though made at and as of such time (or, if made as of a specific date, at and as of such date):

•	the recommendation of our board of directors that our stockholders adopt the merger agreement and approve the merger and the related transactions;

•	our organization, valid existence, good standing and qualification and similar corporate matters;

•	our certificate of incorporation and bylaws;

•	our and our subsidiaries’ capital structure;

•

our corporate power and authority to execute and deliver the merger agreement, to consummate the merger and the other transactions contemplated by the merger agreement and to comply with the terms of the merger agreement;

•	the enforceability of the merger agreement against us;

•	the accuracy of the information supplied by us in connection with this proxy statement;

•	the absence of any undisclosed brokers’ fees and expenses; and

•	the inapplicability of any state takeover or similar statute or regulation to the merger agreement and the merger;

•	we have performed in all material respects all obligations and agreements contained in the merger agreement to be performed or complied with by us prior to or on the closing date;

•

there shall not have been any event, circumstance, change, occurrence or state of facts that has had or would reasonably be expected to have a material adverse effect at any time after the date of the merger agreement; and

•

Viasystems shall have received a certificate from us, dated as of the closing date, signed by our chief executive officer and chief financial officer to evidence satisfaction of the preceding three conditions.

Our obligations to effect the merger are subject to the further satisfaction by Viasystems or waiver by us at or prior to the effective time of the following conditions:

•

the representations and warranties of Viasystems and merger sub contained in the merger agreement shall be true and correct as of the date of the merger agreement and at and as of the closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to have a material adverse effect on Viasystems; provided, however, that Viasystems’ and merger sub’s representations and warranties relating to the following matters shall be true and correct as of the date of the merger agreement and at and as of the closing as though made at and as of such time (or, if made as of a specific date, at and as of such date):

•	their organization, valid existence, good standing and qualification and similar corporate matters;

•	their corporate power and authority to execute and deliver the merger agreement and consummate the merger;

•	the enforceability of the merger agreement against them;

•	the accuracy of information supplied by Viasystems and merger sub for inclusion in this proxy statement; and

•

that none of Viasystems, merger sub or any other Viasystems affiliate has been an “interested stockholder” under Delaware’s takeover statute with respect to us at any time within three years of the date of the merger agreement;

•

each of Viasystems and merger sub shall have performed in all material respects all obligations and agreements contained in the merger agreement to be performed or complied with by it prior to or on the closing date;

•

at any time after the date of the merger agreement, there shall not have been any event, circumstance, change, occurrence or state of facts that has had or would reasonably be expected to have a material adverse effect on Viasystems; and

•

we shall have received a certificate of Viasystems, dated as of the closing date, signed by the chief executive officer and chief financial officer of Viasystems to evidence satisfaction of the preceding three conditions.

Termination of the Merger Agreement

The merger agreement may be terminated, the transactions contemplated under the merger agreement may be abandoned, whether before or after obtaining our stockholders’ approval, under the following circumstances:

•	by our, Viasystems’ and merger sub’s mutual written consent;

•	by either Viasystems or us if:

•

the merger is not consummated by August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012), but this right to terminate the merger agreement will not be available to any party whose failure to act to fulfill any obligation under the merger agreement caused the failure of the effective time to occur on or before such date; provided, that if on such date, the conditions to closing relating to antitrust consents or the absence of injunctions or restraints (but only if such restraint or injunction is attributable to an antitrust law) shall not have been fulfilled, but all other conditions to closing shall be or shall be capable of being fulfilled, then either we or Viasystems may extend such date to September 15, 2012 upon written notice to the other parties hereto;

•

if any governmental authority shall have (i) enacted, issued, promulgated or enforced any law that makes consummation of the merger illegal or otherwise prohibited or (ii) enacted, issued, promulgated, enforced or entered any order which has the effect of making the consummation of the merger illegal or otherwise preventing or prohibiting consummation of the merger;

•

if the stockholders’ meeting (including any adjournment or postponement thereof) has concluded, our stockholders have voted and the stockholders’ approval was not obtained; provided, however, that the right to terminate the merger agreement shall not be available to us if we have not materially complied with certain of our covenants relating to the conduct of our business and our proxy statement and stockholders’ meeting;

•	by us if:

•

there shall have been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of Viasystems or merger sub contained in the merger agreement, which breach or inaccuracy (i) would reasonably be expected to prevent Viasystems or merger sub from consummating the merger in accordance with the terms of the merger agreement and (ii) is incapable of being cured or has not been cured prior to August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012); provided, however, that we are not then in material breach of any representation, warranty or covenant under the agreement; or

•

we enter into a definitive agreement with respect to a superior proposal subject to the requirements of the no solicitation provisions of the merger agreement described under “—No Solicitation of Acquisition Proposals” beginning on page 61; provided, however, we must concurrently enter into the alternative acquisition agreement;

•	by Viasystems if:

•

any effects, events, occurrences, developments, state of facts or changes has occurred that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on us; provided, however, that neither Viasystems nor merger sub is then in material breach of any representation, warranty or covenant under the merger agreement;

•

there has been a breach or inaccuracy of any representation, warranty, covenant or agreement on our part contained in the merger agreement, which breach or inaccuracy would (i) give rise to the failure of the conditions to closing relating to the stockholders’ approval antitrust consents and (ii) is incapable of being cured or has not been cured prior to August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012); provided, however, that neither Viasystems nor merger sub is then in material breach of any representation, warranty or covenant under the merger agreement;

•	our board of directors makes an adverse recommendation change;

•

our board of directors or any committee thereof has not rejected any acquisition proposal within seven days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance by our stockholders of a tender offer or exchange offer, which shall constitute a failure to reject such acquisition proposal);

•

our board of directors or any committee thereof has failed, pursuant to Rule 14e-2 promulgated under the Securities Exchange Act or otherwise, to publicly reconfirm our board of directors’ recommendation of the merger within four days after receipt of a written request from Viasystems that it do so if such request is made following the making by any person of an acquisition proposal; or

•

we have violated or breached in any material respect any of our obligations in the no solicitation provisions of the merger agreement described under “—No Solicitation of Acquisition Proposals” beginning on page 61.

If the merger agreement is terminated in accordance with the requirements described above, it will become void, and there shall be no liability thereunder on the part of any party hereto, subject to certain exceptions including any obligation to pay the termination fees described below. No such termination, however, will relieve any party hereto from liability for any intentional breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement or fraud prior to such termination.

Termination Fee; Reverse Breakup Fee and Expenses

Each party will generally pay its own fees and expenses in connection with the merger, whether or not the merger is consummated.

We will be required to pay a termination fee of $9.8 million to Viasystems if:

•	we terminate the merger agreement because we enter into a definitive agreement with respect to a superior proposal;

•	Viasystems terminates the merger agreement because our board of directors makes an adverse recommendation change;

•

Viasystems terminates the merger agreement because our board of directors or any committee thereof has not rejected any acquisition proposal within seven days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance by our stockholders of a tender offer or exchange offer, which shall constitute a failure to reject such acquisition proposal);

•

Viasystems terminates the merger agreement because our board of directors or any committee thereof has failed, pursuant to Rule 14e-2 promulgated under the Securities Exchange Act or otherwise, to publicly reconfirm our board of directors’ recommendation of the merger within four days after receipt of a written request from Viasystems that it do so if such request is made following the making by any person of an acquisition proposal;

•

Viasystems terminates the merger agreement because we have violated or breached in any material respect any of our obligations in the no solicitation provisions of the merger agreement described under “—No Solicitation of Acquisition Proposals” beginning on page 61;

•

we or Viasystems terminate the merger agreement pursuant to the termination provision described above relating to the failure of the merger to close by August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012); or

•

Viasystems terminates the merger agreement pursuant to the termination provision described above relating to (i) a material adverse effect or a breach or inaccuracy of any of our representations, warranties, covenants or agreements contained in the merger agreement or (ii) the failure to obtain the stockholder approval after the stockholder meeting (including any adjournment or postponements) has concluded.

For the purposes of the sixth and seventh bullets above:

•

in order for the termination fee to be payable, (i) at or prior to the date of termination, an acquisition proposal must have been made known to us or must have been made directly to our stockholders generally or any person must have publicly announced an intention to make an acquisition proposal (whether or not conditional or withdrawn), and (ii) concurrently with such termination or within 12 months following such termination, we must have entered into an alternative acquisition agreement to consummate or have consummated a transaction contemplated by any acquisition proposal.

•	all references in the definition of “acquisition proposal” to “15%” and “85%” will be deemed to be references to “50%”; and

•	we will pay the termination fee to Viasystems upon the earlier of our entry into of alternative acquisition agreement or the consummation of such acquisition proposal.

Viasystems will be required to pay us a reverse breakup fee of $15.4 million if:

•

we terminate the merger agreement pursuant to the termination provision described above relating to the failure of the merger to close by August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012); and

•

at the time of termination all of the conditions to closing set forth in the merger agreement and described above in “—Conditions to the Closing of the Merger” beginning on page 68 (other than those other conditions that, by their nature, cannot be satisfied until the closing date, but which conditions would be satisfied if the closing date were the date of such termination) have been satisfied or waived on or prior to August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012).

However, in the event the closing does not occur, our right to receive the reverse breakup fee, together with applicable costs of collection, if any, and our right to seek specific performance prior to termination of the merger agreement shall be our exclusive remedies against Viasystems and merger sub for any loss, cost, liability or expenses relating to or arising under the merger agreement or the transactions contemplated hereby, including the failure of Viasystems and merger sub to consummate the transactions contemplated hereby.

In the event we or Viasystems terminate the merger agreement pursuant to the termination provision described above relating to the failure to obtain the stockholder approval after the stockholder meeting (including any adjournment or postponements) has concluded, and after a written bona fide acquisition proposal has been made which our board of directors considered to determine whether it constituted a superior proposal, we will promptly pay to Viasystems all documented out-of-pocket costs and expenses incurred by Viasystems and merger sub in connection with the merger agreement and the transactions contemplated thereunder up to a maximum amount equal to $8 million; provided that in the event such expense reimbursement is paid and a termination fee is thereafter payable pursuant to the sixth bullet above, the termination fee otherwise payable shall be reduced by the amount of such expense reimbursement.

We have agreed to pay the termination fee or expense reimbursement, as applicable, as directed by Viasystems in writing in immediately available funds promptly following (and in any event within two business days after) the date of the event giving rise to the obligation to make such payment. However, if we terminate the merger agreement because we enter into a definitive agreement with respect to a superior proposal, then we must pay the termination fee to Viasystems in immediately available funds in advance or concurrently with such termination. Viasystems has agreed to pay the reverse breakup as we direct in writing in immediately available funds promptly following (and in any event within two business days after) the date of the event giving rise to the obligation to make such payment.

In the event that we fail to pay the termination fee or expense reimbursement required when due, or Viasystems fails to pay the reverse breakup fee when due, such termination fee, expense reimbursement or reverse breakup fee, as the case may be, shall accrue interest for the period commencing on the date when it became past due, at the rate of interest per annum equal to the “Prime Rate” as set forth on such date in The Wall Street Journal “Money Rates” column plus 350 basis points.

In addition, if we fail to pay such termination fee or expense reimbursement, as the case may be, when due, we have agreed pay to Viasystems all of its costs and expenses (including attorneys’ fees) in connection with efforts to collect such termination fee or expense reimbursement. If Viasystems fails to pay the reverse breakup fee when due, Viasystems has agreed to pay all of our costs and expenses (including attorneys’ fees) in connection with efforts to collect such termination reverse breakup fee.

We have also agreed that we, our subsidiaries and the representatives of us and our subsidiaries will not have any rights or claims against any of Viasystems’ financing sources in connection with the transactions contemplated by the merger agreement.

Indemnification and Insurance

Viasystems has agreed to cause the surviving corporation, to the fullest extent permitted by applicable law, to honor all of our obligations to indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the effective time of the merger an officer or director of us or any of our subsidiaries as provided in our certificate of incorporation or bylaws, or the applicable charter documents of our subsidiary, in each case, as in effect on the date of the merger agreement, or pursuant to any other agreements in effect on the date of the merger agreement, including provisions relating to the advancement of expenses incurred in the defense of any action or as permitted under applicable law.

Viasystems’ obligation to indemnify and hold harmless such persons will survive the merger and will remain in full force and effect for a period of not less than six years after the effective time of the merger. During such period, Viasystems will guarantee the obligations of the surviving corporation with respect to any and all amounts payable in connection with its indemnification and other obligations set forth below with respect to such persons.

Viasystems has agreed to purchase or cause the surviving corporation to obtain prior to the effective time of the merger a “tail” officers’ and directors’ liability insurance policy, which by its terms shall survive the merger and shall provide such directors and officers with coverage for not less than six years following the effective time of the merger on terms and conditions no less favorable than the terms of our current directors’ and officers’ liability insurance policy we currently maintain in respect of actions or omissions of such officers and directors prior to the effective time of the merger in their capacities as such. In no event will Viasystems or the surviving corporation be required to pay more than 200% of the current annual premium paid by us for such policy to purchase the “tail” policy, but if such maximum payment amount is not sufficient to purchase the required coverage, then Viasystems will purchase such lesser coverage as may be obtained with such maximum payment amount.

The obligations of Viasystems and merger sub relating to indemnification and “tail” insurance set forth above will survive the consummation of the merger and will not be terminated or modified in any way that would adversely affect the directors and officers entitled to the protection of these provisions without the consent of such persons. Such person will have the right to enforce these provisions and are express third-party beneficiaries of these provisions for this purpose.

In the event Viasystems or the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to another entity, or if Viasystems dissolves the surviving corporation, then, and in each such case, proper provision shall be made so that the successors and assigns of Viasystems or the surviving corporation, as the case may be, shall assume the obligations set forth above.

Additional Agreements

Access to Information; Assistance. From the date of the merger agreement hereof until the earlier to occur of the effective time of the merger and the termination of the merger agreement in accordance with its terms, subject to certain exceptions, we have agreed to, and to cause our subsidiaries, our representatives and our subsidiaries’ representatives to:

•

afford Viasystems, merger sub, Viasystems’ financing sources and their respective representatives reasonable access to the officers, employees, agents, assets, properties, offices, plants and other facilities, books and records of us and each of our subsidiaries;

•

timely furnish Viasystems, merger sub and Viasystems’ financing sources with such financial, operating, business, financial condition, projections and other data and information as they, through their representatives, may reasonably request; and

•	provide to Viasystems all cooperation reasonably necessary, proper or advisable in connection with its financing of the transactions contemplated by the merger agreement.

All such information obtained by Viasystems or merger sub shall be held confidential in accordance with the confidentiality agreement between us and Viasystems, as amended.

Public Announcements. We, Viasystems and merger sub have agreed that no public release or announcement concerning the transactions contemplated by the merger agreement shall be issued by a party without the prior consent of the other parties (which consent shall not be unreasonably withheld, delayed or conditioned), except as would violate applicable law or securities exchange rules, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.

Anti-Takeover Laws. If any anti-takeover law is or may become applicable to any transaction contemplated by the merger agreement, (a) the parties shall use reasonable best efforts to take such actions as are reasonably necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated hereby and (b) our board of directors shall take all actions necessary to render such statutes inapplicable to any such transaction.

Securityholder Litigation. We have agreed to give Viasystems the opportunity to participate in the defense or settlement of any securityholder litigation against us and/or our directors relating to the transactions contemplated by the merger agreement, and no such settlement shall be agreed to without Viasystems’ prior written consent (which consent shall not be unreasonably withheld or delayed).

Notification of Certain Matters. We have agreed to give prompt notice to Viasystems and merger sub and Viasystems and merger sub have agreed to give us prompt notice of:

•	any written notice or other communication received from any person alleging that the consent of such person is required in connection with the transactions contemplated by the merger agreement;

•	any notice from any governmental authority in connection with the transactions contemplated by the merger agreement;

•

any actions or claims commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries that relate to the transactions contemplated by the merger agreement;

•

the discovery of any fact or circumstance, or the occurrence or non-occurrence of any event, that would cause any representation or warranty made by such party contained in the merger agreement to be, with respect to us, untrue or inaccurate such that the condition to the obligations of Viasystems and merger sub contained in the merger agreement would not be satisfied, and with respect to Viasystems and merger sub, untrue or inaccurate in any material respect; and

•	any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder;

provided, however, that the delivery of any such notice will not (i) cure any breach of, or non-compliance with, any other provision of the merger agreement or (ii) limit the remedies available to the party receiving such notice.

Specific Performance. We, Viasystems and merger sub are entitled to specific performance of the terms of the merger agreement, without any requirement to post bond, in addition to any other remedy at law or equity. We, Viasystems and merger sub have also agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, or to assert that a remedy of monetary damages would provide an adequate remedy.

SEC Reports. We have agreed to timely file with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (including all exhibits) required to be filed by us under the Exchange Act or the Securities Act until the effective time of the merger. We have also made other agreements regarding the compliance of such filings with the applicable requirements of the Exchange Act and the Securities Act and the accuracy and completeness of such filings.

Extension, Waiver and Amendment of the Merger Agreement

We, Viasystems and merger sub may amend the merger agreement at any time prior to the closing of the merger. However, after the adoption of the merger agreement by our stockholders, no amendment can be made without further stockholder approval which, by law or in accordance with applicable securities exchange rules, requires further approval by such stockholders. In addition, certain provisions relating to Viasystems’ financing sources, to the extent affecting such financing sources, may not be amended, modified or waived (including any defined term used therein) without the prior written consent of each of Viasystems’ financing sources participating in a debt offering or, to the extent Viasystems or one of its affiliates has not consummated a debt offering, the bridge financing, as applicable.

We, on the one hand, and Viasystems or merger sub, on the other hand, may (i) extend the time for performance of any of obligation or other act of the other parties under the merger agreement, (ii) waive any inaccuracy in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement and (iii) waive compliance with any agreement of the other party or any condition to its own obligations contained in the merger agreement.

The waiver by any party hereto of a breach of any provision of the merger agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. The failure of any party to assert any of its rights under the merger agreement or otherwise shall not constitute a waiver of those rights.

THE VOTING AGREEMENTS

In connection with the execution of the merger agreement, Viasystems entered into voting agreements with the following of our directors and our executive officers in their capacity as DDi stockholders: Robert J. Amman, Gerald P. Barnes, Jay B. Hunt, Andrew E. Lietz, Michael R. Mathews, Lloyd I. Miller, III and certain of his affiliates, Bryant R. Riley, Steven C. Schlepp, Wayne T. Slomsky, Carl R. Vertuca, Jr. and Mikel H. Williams. The following is a summary description of the voting agreements. This summary is not complete and is qualified in its entirety by reference to the complete text of the forms of voting agreement, which are attached to this proxy statement and incorporated into this proxy statement by reference. The form of voting agreement entered into by each of the aforementioned stockholders, other than Mr. Riley, is attached to this proxy statement as Annex C. The voting agreement entered into by Mr. Riley is attached to this proxy statement as Annex D.

Each stockholder who entered into a voting agreement with Viasystems agreed to vote our common stock held by such stockholder at the special meeting:

•	in favor of adoption of the merger agreement, the merger and all agreements and actions contemplated by the merger agreement;

•

in favor of adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting;

•	against any agreement or arrangement related to or in furtherance of any acquisition proposal;

•	against any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization involving us or our subsidiaries, other than the merger;

•

against any action, proposal, transaction or other agreement that would delay, prevent, frustrate, impede or interfere with the merger or the other transactions contemplated by the merger agreement or result in the failure of any condition set forth in merger agreement to the consummation of the merger to be satisfied; and

•

against any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or other obligation or agreement of DDi under the merger agreement or of such stockholder under the respective voting agreement.

These stockholders also granted to Viasystems a proxy to vote their shares of our common stock on any of the foregoing matters at the special meeting.

The stockholders signing voting agreements have agreed that they will be bound by non-solicitation restrictions that are similar to the non-solicitation provisions of the merger agreement described above under “The Merger Agreement—Non-Solicitation; Competing acquisition proposals.” These stockholders further agreed:

•	to certain restrictions on the transfer of their shares of our common stock, provided, however that Mr. Riley was not subject to such restrictions in his voting agreement;

•	not to exercise any rights of appraisal or dissenter’s rights from the merger that they may be entitled to under Delaware law;

•

to consent to the publication and disclosure in this proxy statement of such stockholder’s identity and beneficial ownership of shares of our common stock and the nature of such stockholder’s commitments, arrangements and understandings under and relating to their respective voting agreement; and

•

to promptly provide any information reasonably requested by us, Viasystems or merger sub for any regulatory application or filing made or approval sought in connection with the merger or the other transactions contemplated by the merger agreement.

Not including the shares held by Mr. Riley, approximately 22.6% of the outstanding shares of our common stock on March 30, 2012 were subject to the voting agreements. Mr. Riley held approximately 3.2% of the outstanding shares of our common stock on March 30, 2012.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 30, 2012 (or such other date as indicated) for:

•	each person known by us to own beneficially more than 5% of the voting power of our outstanding Common Stock;

•	each of our current directors;

•

our chief executive officer, our chief financial officer, our former chief financial officer and our two most highly compensated executive officers other than our chief executive officer and chief financial officer during 2011 who were the only other individuals serving as executive officers at the end of 2011 (referred to as the “named executive officers”); and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Under the rules of the SEC, beneficial ownership includes shares over which the named stockholder exercises voting and/or investment power. Shares and percentages beneficially owned are based upon the number of shares of our common stock outstanding on the record date, together with options that are exercisable for such respective securities within 60 days of the record date for each stockholder. Shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of the record date are deemed outstanding for computing the respective percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the respective percentage ownership of any other person. The inclusion of shares in the table does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of the shares.

The information as to beneficial ownership presented in the table below does not take into account any accelerated vesting that may occur in connection with the closing of the merger.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	Number of Shares Owned	Right to Acquire Within 60 Days	Total	Percent of Class (2)
Principal Stockholders:
Lloyd I. Miller, III (3)	3,917,062	15,300	3,932,362	19.1%
4550 Gordon Drive
Naples, FL 34102
Royce & Associates, LLC (4)	2,541,250	—	2,541,250	12.4%
745 Fifth Avenue
New York, NY 10151
FMR LLC (5)	1,300,263	—	1,300,263	6.3%
82 Devonshire Street
Boston, MA 02109
Bryant R. Riley (6)	1,216,402	40,600	1,257,002	6.1%
11100 Santa Monica Blvd., Suite 810
Los Angeles, CA 90025
Dimensional Fund Advisors LP (7)	1,031,687	—	1,031,687	5.0%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	Number of Shares Owned	Right to Acquire Within 60 Days	Total	Percent of Class (2)
Named Executive Officers and Directors:
Mikel H. Williams	111,952	689,332	801,284	3.8%
Michael R. Mathews	34,721	138,095	172,816	*
Wayne T. Slomsky	—	5,000	5,000	*
Gerald P. Barnes	20,237	76,667	96,904	*
Robert J. Amman	17,091	161,315	178,406	*
Jay B. Hunt	4,828	161,315	166,143	*
Andrew E. Lietz	23,494	44,886	68,380	*
Lloyd I. Miller, III (3)	3,917,062	15,300	3,932,362	19.1%
Bryant R. Riley (6)	1,216,402	40,600	1,257,002	6.1%
Steven C. Schlepp	—	105,600	105,600	*
Carl R. Vertuca, Jr.	1,328	147,295	148,623	*
All Directors and Executive Officers as a group (11 persons)	5,347,115	1,585,405	6,932,520	31.3%

*	Less than 1% of the outstanding shares of common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806.
(2)	Percentages are based on 20,538,737 shares of Common Stock outstanding as of April 4, 2012, excluding treasury shares.
(3)	This beneficial ownership information is based on information contained in a Schedule 13D/A filed with the SEC on March 14, 2011.
(4)	This beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on January 11, 2012.
(5)	This beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 14, 2012.
(6)	This beneficial ownership information is based on information contained in a Form 4 filed with the SEC on September 6, 2011. Includes 288,412 shares of Common Stock held by Riley Investment Partners, L.P. and 550,198 shares held in managed accounts of its investment advisory clients. Because Riley Investment Management LLC has sole voting and investment power over Riley Investment Partners, L.P.’s security holdings and certain of its investment advisory clients and Mr. Riley, in his role as the sole manager of Riley Investment Management LLC, controls its voting and investment decisions, Mr. Riley is deemed to be the beneficial owner of such shares. Also includes 155,191 shares of Common Stock owned by B. Riley & Co., LLC. Mr. Riley is the Chairman and sole indirect equity owner of B. Riley & Co., LLC. Includes 42,070 shares owned by B. Riley & Co. Retirement Trust. Mr. Riley is Trustee of the B. Riley & Co. Retirement Trust. Includes 48,000 shares held in custodial accounts for Mr. Riley’s children of which Mr. Riley is the Custodian. Includes options exercisable to purchase 40,600 shares of Common Stock held by Mr. Riley.
(7)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on February 13, 2012. Dimensional Fund Advisors LP (“Dimensional”) is a registered investment advisor under Section 203 of the Investment Advisors Act of 1940. The shares reported are held by various investment companies, group trusts and separate accounts for which Dimensional or one of its subsidiaries acts as an investment advisor. Dimensional and its subsidiaries disclaim beneficial ownership of such securities.

ADJOURNMENT OF THE SPECIAL MEETING

Adjournment of the Special Meeting

In the event that the number of shares of DDi’s common stock present in person and represented by proxy at the special meeting and voting “FOR” the merger is insufficient to adopt the merger agreement, then DDi may move to adjourn the special meeting in order to enable its board of directors to solicit additional proxies in favor of the adoption of the merger agreement provided that such adjournment is not to a date on or after five business days prior to August 15, 2012 (or September 15, 2012 under certain conditions in which matters related to antitrust laws prevent the closing at August 15, 2012). In that event, DDi will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Board of Directors Recommendation

Whether or not a quorum is present, approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares of DDi common stock present in person or represented by proxy and entitled to vote at the special meeting.

A failure to submit a proxy or to vote in person will have no effect on the adjournment proposal whether or not a quorum is present, although it will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of shares from which the majority is calculated. An abstention or a broker non-vote will have the effect as if you voted “AGAINST” the adjournment proposal.

DDi’s board of directors unanimously recommends that you vote “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

ADVISORY VOTE REGARDING MERGER-RELATED EXECUTIVE COMPENSATION

Merger-Related Executive Compensation

In accordance with Section 14A of the Securities Exchange Act, DDi is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to its named executive officers in connection with the proposed merger pursuant to agreements and understandings with DDi, and the agreements and understandings with DDi pursuant to which such compensation may be paid or become payable. As required by those rules, DDi is asking its stockholders to adopt the following resolution:

RESOLVED, that the compensation that may be paid or become payable to DDi’s named executive officers in connection with the merger, as disclosed under the heading “The Merger—Interests of DDi’s Executive Officers and Directors in the Merger” beginning on page 38, is hereby APPROVED.

Compensation that may be paid or become payable to our named executive officers in connection with the merger pursuant to agreements or understandings between our named executive officers and Viasystems is not subject to the advisory vote on merger-related executive compensation but is described under the heading “The Merger—Interests of DDi’s Executive Officers and Directors in the Merger”, beginning on page  38.

Effect of Advisory Vote

The vote on this proposal is a vote separate and apart from the votes on (i) the proposal to adopt the merger agreement or (ii) the proposal to approve adjournments of the special meeting. Accordingly, you may vote to approve either of the other proposals and vote not to approve this proposal on merger-related executive compensation, and vice versa. Approval of this proposal is not a condition to completion of the proposed merger.

Because the vote on merger-related executive compensation is only advisory in nature, it will not be binding on either DDi or Viasystems regardless of whether the proposed merger is completed. Accordingly, as the compensation to be paid in connection with the proposed merger is contractual with respect to the executives, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the proposed merger is completed.

Vote Required and Board of Directors Recommendation

The vote required to approve this proposal on executive compensation is the affirmative vote of a majority of the shares of DDi common stock present in person or represented by proxy and entitle to vote at the special meeting and casting a vote for or against the matter at the special meeting at which a quorum is present. However, if you are a stockholder of record, and you fail to vote by proxy or by ballot at the special meeting, your shares will not be counted for purposes of determining a quorum.

An abstention, failure to submit a proxy or vote in person or a broker non-vote will have no effect on the proposal regarding the merger-related executive compensation, provided a quorum is present, although they will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of shares from which the majority is calculated.

DDi’s board of directors unanimously recommends that our stockholders vote “FOR” this proposal.

OTHER MATTERS

At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons described in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to submit a proxy via the Internet or telephone.

HOUSEHOLDING OF PROXY STATEMENT

As permitted by the Securities Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless our stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this proxy statement, or requests to receive multiple or single copies of proxy statements at a shared address in the future, should be directed to our proxy solicitor: Mackenzie Partners, Inc. at 1-212-929-5500 (call collect), 1-800-322-2885 (toll free) or proxy@mackenziepartners.com (email).

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of stockholders of DDi. However, if the merger is not completed, DDi’s public stockholders will continue to be entitled to attend and participate in our stockholders’ meetings. Proposals of stockholders of DDi intended for inclusion in our proxy statement and proxy card for our 2012 annual meeting of stockholders must have been received by us not later than December 17, 2011. We did not receive any stockholder proposals prior to that date. If a stockholder wished to present a proposal before the 2012 annual meeting but did not wish to have the proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8, the stockholder must have delivered written notice us not earlier than February 17, 2012 and not later than March 18, 2012. We did not receive any proposals during that period.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings through the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

DDi Corp. 1220 N. Simon Circle Anaheim, California 92806 Attention: Corporate Secretary Telephone: (714) 688-7200

If you would like to request documents from us, please do so by [            ] to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, promptly after we receive your request.

MISCELLANEOUS

If you have any questions about this proxy statement, the special meeting or the merger, or need assistance with voting procedures, you should contact our proxy solicitor:

MacKenzie Partners, Inc. 1-212-929-5500 (call collect)

1-800-322-2885 (toll free) proxy@mackenziepartners.com (email)

You should not send in your DDi stock certificates until you receive the transmittal materials from the exchange agent. Our record stockholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the exchange agent.

You should rely only on the information contained in this proxy statement to vote on the proposals described herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [            ]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. You may vote by returning the enclosed proxy card, submitting a proxy via the Internet or telephone or attending the special meeting and voting in person. Please call MacKenzie Partners, Inc. at 1-212-929-5500 (call collect) or 1-800-322-2885 (toll free) if you have any questions about this proxy statement or the merger or need assistance with the voting procedures.

Annex A

Execution Copy

AGREEMENT AND PLAN OF MERGER

by and among

DDI CORP.,

VIASYSTEMS GROUP, INC.

and

VICTOR MERGER SUB CORP.

Dated as of April 3, 2012

A-i

(continued)

A-ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 3, 2012, by and among DDi Corp., a Delaware corporation (the “Company”), Viasystems Group, Inc., a Delaware corporation (“Parent”), and Victor Merger Sub Corp., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, Parent, Merger Sub and the Company intend to effect a merger (the “Merger”) of Merger Sub with and into the Company in accordance with this Agreement and the Delaware General Corporation Law (the “DGCL”), with the Company to be the surviving corporation of the Merger (the “Surviving Corporation”), and each share of common stock, par value $0.001 per share, of the Company (collectively, the “Company Shares”) to be thereupon cancelled and converted into the right to receive cash in an amount equal to $13.00 per Company Share (the “Merger Consideration”), on the terms and subject to the conditions set forth herein;

WHEREAS, the Company Board has unanimously (a) determined that the Merger is fair to and in the best interests of the Company and its stockholders, (b) adopted resolutions approving and declaring the advisability of this Agreement and the Merger and other Transactions and (c) on the terms and subject to the conditions set forth herein, resolved to recommend that the stockholders of the Company adopt this Agreement;

WHEREAS, the respective boards of directors of Parent and Merger Sub have each approved this Agreement and the Merger and other Transactions and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, certain Company Stockholders have executed and delivered to Parent a voting agreement (the “Stockholder Voting Agreement”) obligating each such signatory to, among other things, vote in favor of the adoption of this Agreement and the Transactions, upon the terms and subject to the conditions set forth therein;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS AND GENERAL INTERPRETATION

Section 1.01 Definitions. For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that (a) contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement, (b) expressly permits the Company to comply with the provisions of Section 6.05 and (c) does not include any provision calling for an exclusive right to negotiate with the Company prior to the termination of this Agreement.

“Acquisition Proposal” means any inquiry, proposal, offer or indication of interest (whether or not in writing) for or relating to (in one transaction or a series of related transactions) any of the following: (a) any direct or indirect acquisition or purchase (including by any license or lease) by any Person of (i) assets (including equity securities of any of the Company’s Subsidiaries) or businesses that constitute or generate 15% or more of the revenues, net income or assets of the Company and its Subsidiaries on a consolidated basis or (ii) beneficial ownership of 15% or more of any class of equity securities of the Company or any of its Subsidiaries, the assets or business of which constitutes or generates 15% or more of the revenues, net income or assets of the Company and the Company’s Subsidiaries on a consolidated basis, (b) any purchase or sale of, or tender offer or exchange offer by any Person for, equity securities of the Company or any of its Subsidiaries that, if consummated, would result in any Person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, the assets or business of which constitutes or generates 15% or more of the revenues, net income or assets of the Company and the Company’s Subsidiaries on a consolidated basis, (c) any recapitalization, liquidation or dissolution of the Company or any of its Subsidiaries, other than a wholly-owned Subsidiary of the Company, or (d) any merger, consolidation, business combination, joint venture, share exchange or similar transaction involving any of the Company’s Subsidiaries, the assets or business of which constitutes or generates 15% or more of the revenues, net income or assets of the Company and its Subsidiaries on a consolidated basis, or involving the Company, if, as a result of any such transaction, the stockholders of the Company, as a group, immediately prior to the consummation of such transaction would hold less than 85% of the surviving or resulting entity of such transaction immediately after the consummation of such transaction; provided that the term “Acquisition Proposal” shall not include the Transactions.

“Action” means any litigation, action, suit, hearing, arbitration, mediation or other proceeding (public or private) by or before, or otherwise involving, any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Antitrust Laws” means (a) the Sherman Act of 1890, as amended, (b) the Clayton Antitrust Act of 1914, as amended, (c) the HSR Act and (d) any other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or creating significant impediments to, or lessening of, competition or creation or strengthening of a dominant position through merger or acquisition.

“beneficial owner” or “beneficial ownership”, or phrases of similar meaning, with respect to any Company Shares, has the meaning ascribed to such term under Rule 13d-3(a) promulgated under the Exchange Act.

“Bona Fide Proposal” means a written bona fide Acquisition Proposal which the Company Board has considered consistent with Section 6.05(d) herein to determine whether such Acquisition Proposal constitutes a Superior Proposal.

“Business Day” means a day other than Saturday, Sunday or other day on which the Federal Reserve Bank of St. Louis, Missouri is closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Board” means the board of directors of the Company.

“Company Bylaws” means the Amended and Restated Bylaws of the Company.

“Company Certificate” means the Amended and Restated Certificate of Incorporation of the Company, as amended.

“Company Equity Plans” means any stock option, stock incentive, stock purchase or other equity compensation plan, sub-plan or non-plan agreement sponsored or maintained by the Company or any Subsidiary or Affiliate of the Company or to which any such entity is a party.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned, in whole or in part, by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means, with respect to the Company, any effect, event, occurrence, development, state of facts or change (whether or not foreseeable as of the date of this Agreement) that, individually or in the aggregate with all other effects, events, occurrences, developments, state of facts or changes, (a) is, or would reasonably be expected to be, materially adverse to the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) would prevent or materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Transactions, other than, for the purposes of clause (a), any effect, event, occurrence, development, state of facts or change arising out of or resulting from (i) a decline in the market price, or a change in the trading volume of, the Company Shares (provided that this clause (i) shall not preclude any effect, event, occurrence, development, state of facts or change that may have contributed to or caused such changes and is not excluded by clauses (ii) — (viii) of this definition from being taken into account in determining whether a Company Material Adverse Effect has occurred), (ii) general printed circuit board manufacturing industry, economic, market or political conditions, (iii) acts of war, sabotage or terrorism, natural disasters, acts of God or comparable events, (iv) changes in applicable Law, GAAP or other applicable accounting standards following the date hereof, (v) the negotiation, execution, announcement, pendency or performance of this Agreement or the Transactions or the consummation of the Transactions (provided that this clause (v) shall not preclude any breach of the representations and warranties made in Section 4.06 below from being taken into account in determining whether a Company Material Adverse Effect has occurred), (vi) (A) any loss of or adverse impact on relationships with employees, customers, suppliers or distributors, (B) any delays in or cancellations of orders for the products or services of such Person and (C) any reduction in revenues, in each case to the extent resulting primarily from or arising primarily out of the announcement or pendency of the Merger, (vii) any failure to meet revenue or earnings projections, in and of itself, for any period ending on or after the date hereof (provided that this clause (vii) shall not preclude any effect, event, occurrence, development, state of facts or change that may have contributed to or caused such failure to meet revenues or earnings projections from being taken into account in determining whether a Company Material Adverse Effect has occurred) or (viii) any specific action taken (or omitted to be taken) by the Company at the express written direction of any of Parent and Merger Sub; provided, however, in the case of clauses (ii), (iii) and (iv), except to the extent that the Company or such Subsidiary of the Company is materially disproportionately adversely affected relative to other participants in the industries in which the Company or such Subsidiary participates.

“Company Restricted Stock” means Company Shares that are unvested or are subject to repurchase option, risk of forfeiture or other condition on title or ownership under any applicable Company Equity Plan, restricted stock purchase agreement or other Contract with the Company.

“Company RSU” means each award of restricted stock units issued pursuant to any Company Equity Plan or otherwise issued by the Company.

“Company SEC Reports” means all forms, reports, schedules, registration statements, definitive proxy statements and other documents (including all exhibits) required to be filed by the Company with the SEC during the period since (and including) January 1, 2009.

“Company Stock Option” means an option to purchase Company Shares issued pursuant to any Company Equity Plan or otherwise issued by the Company.

“Company Technology” means all Technology owned or purported to be owned, in whole or in part, by the Company or any of its Subsidiaries, or Technology licensed to the Company or any of its Subsidiaries that is material to the conduct of the business of the Company or any of its Subsidiaries as currently conducted.

“Contract” means any contract, agreement, purchase order, commitment, instrument or guaranty to which the Company or any of its Subsidiaries is a party, whether written or oral.

“Disclosure Schedule” means the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement.

“Employee Change-of-Control Agreement” means any employee-related agreement containing one or more provisions that become effective or otherwise provide to the employee one or more rights or entitlements effective on or following a change-of-control of the Company, other than equity awards entered into pursuant to a Company Equity Plan that provide for acceleration of the awards on or following a change-of-control, provided the change-of-control provision contained in such equity award is consistent with such Company Equity Plan.

“Environmental Law” means any applicable Law relating to (i) pollution, contamination, remediation or protection of natural resources or the environment, (ii) protection of human health and safety, or (iii) use and management of Hazardous Materials, and includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6091 et seq.) (“RCRA”), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Clean Water Act (33 U.S.C. § 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the Toxic Substance Control Act (15 U.S.C. § 2601 et seq.).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Export and Import Laws” means the Laws and regulations of a foreign Governmental Authority regulating exports, imports or re-exports to or from such foreign country, including the export or re-export of any goods, services or technical data.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Authority” means (a) any federal, state, county, local, municipal or foreign government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

“Government Bid” means any outstanding bid, proposal, offer or quotation made by the Company or any of its Subsidiaries or by a contractor team or joint venture in which the Company or any of its Subsidiaries is participating that, if accepted or amended, would lead to a Government Contract.

“Government Contract” means any Contract incorporating government acquisition terms (e.g. in the U.S., the Federal Acquisition Regulation (FAR) or the Defense Federal Acquisition Regulation Supplement (DFARS)), including any Contract with any higher-tier contractor relating to products or services to be incorporated into products or services to be provided to a Governmental Authority.

“Hazardous Materials” means any pollutant, contaminant, hazardous substance, hazardous waste, medical waste, special waste, toxic substance, petroleum or petroleum-derived substance, waste or additive, radioactive material, or other compound, element, material or substance in any form whatsoever (including products) regulated, restricted or addressed by or under any applicable Environmental Law, including petroleum and petroleum products and by-products, asbestos, polychlorinated biphenyls, radon, mold and urea formaldehyde insulation.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means all of the proprietary rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction or under any international convention: (a) patents, patent applications and any reissues, reexaminations, divisionals, provisionals, continuations, continuations-in-part, substitutions and extensions thereof (collectively, “Patents”); (b) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, identifying symbols, logos, emblems, signs and insignia, and including all goodwill associated with the foregoing (collectively, “Marks”); (c) Internet domain names, Internet key words, (d) copyrights (whether registered or unregistered and including copyrights in Software), works of authorship, moral rights, mask works and mask sets (collectively, “Copyrights”); (e) confidential and proprietary information, and non-public processes, designs (including circuit designs and layouts), specifications, technology, semiconductor device structures (including gate structures, transistor structures, memory cells or circuitry, vias and interconnects, isolation structures and protection devices), circuit block libraries, databases, know-how, techniques, formulas, inventions, concepts, trade secrets, discoveries, research and development, ideas and technical data and information, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (f) all applications, registrations, renewals, extensions and permits related to any of the foregoing clauses (a) through (e).

“Knowledge” when used in reference to the Company means the actual knowledge, following reasonable inquiry, of those individuals listed in Section 1.01(a) of the Disclosure Schedule.

“Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or Order of any Governmental Authority having applicable jurisdiction or other similar binding requirement of a Governmental Authority having applicable jurisdiction.

“Leased Real Property” means the real property leased by the Company or any of its Subsidiaries as tenant, together with, to the extent leased by the Company or any of its Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or any applicable Subsidiary of the Company relating to the foregoing.

“Liens” means any mortgage, charge, adverse right or claim, lien, lease, option, pledge, security interest, deed of trust, right of first refusal, easement, encumbrance, servitude, proxy, voting trust or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Most Recent Balance Sheet” means the audited balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2011, as filed in the Company SEC Reports.

“Order” means any decree, decision, injunction, judgment, order, ruling or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Authority, in each case, having applicable jurisdiction.

“Owned Real Property” means the real property owned by the Company or any of its Subsidiaries, together with all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or any applicable Subsidiary of the Company relating to the foregoing.

“Parent Material Adverse Effect” means any effect, event, occurrence, development, state of facts or change that would reasonably be expected to prevent, or materially hinder or delay, Parent or Merger Sub from consummating any of the Transactions.

“Parent Plans” mean applicable employee benefit plans of Parent, as may be in effect from time to time, that are made available to the Company Employees following the Effective Time; for the avoidance of doubt, Parent Plans shall not include any employee benefit plans of Parent that are closed to new employees of Parent.

“Permitted Liens” means (a) Liens for Taxes and other governmental charges and assessments that are not yet delinquent and Liens for Taxes and other governmental charges and assessments being diligently contested in good faith by appropriate proceedings (provided, in each case, an appropriate reserve has been made in the Most

Recent Balance Sheet in accordance with GAAP), (b) inchoate mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ and materialmen’s Liens attaching by operation of Law and securing payments not yet delinquent or payments that are being contested in good faith, (c) zoning restrictions, survey exceptions, easements, covenants, conditions, restrictions, rights of way and similar Liens that do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries or materially detract from the value or operation of the property subject thereto and (d) Liens set forth in Section 1.01(b) of the Disclosure Schedule.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person, trust, association, entity or Governmental Authority.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, Mark registrations, pending applications for registration of Marks, Copyright registrations, pending applications for registration of Copyrights and Internet domain name registrations owned or purported to be owned, in whole or in part, legally or beneficially, by the Company or any of its Subsidiaries, whether or not initially filed or applied for by or in the name of the Company or any such Subsidiary.

“Release” means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated, leased or otherwise occupied by any Person.

“Remedial Action” means all actions, including, any capital expenditures, required by a Governmental Authority or required under or taken pursuant to any Environmental Law to (a) clean up, remove, treat or in any other way ameliorate or address any Release of Hazardous Materials, (b) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not endanger or threaten to endanger human health or the environment, or (c) perform pre-remedial studies and investigations or post-remedial monitoring and maintenance pertaining or relating to a Release.

“Representatives” means, with respect to any Person, all directors, officers, employees, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

“Reverse Breakup Fee” means $15,400,000.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means all computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form.

“Subsidiary” means, with respect to any Person, a corporation, limited liability company, partnership, joint venture or other organization of which (a) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company), (b) voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held by such Person or by any one or more of such Person’s Subsidiaries or (c) at least 50% of the equity interests are controlled by such Person.

“Superior Proposal” means any bona fide Acquisition Proposal made by any Person that (a) if consummated, would result in such Person owning, directly or indirectly, 100% of the equity securities of the

Company, or all or substantially all of the consolidated assets of the Company and its Subsidiaries, (b) is otherwise on terms that the Company Board has determined in good faith (after consultation with its financial advisors and outside counsel and after taking into account such legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof, as the Company Board deems appropriate in the exercise of its fiduciary duties) is superior from a financial point of view to the Transactions (including the terms of any proposal by the Parent to modify the terms of the Transactions) and (c) the Company Board has determined in good faith (after consultation with its financial advisors and outside counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal as the Company Board deems appropriate in the exercise of its fiduciary duties) is reasonably capable of being consummated.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Technology” means, collectively, all designs (including circuit designs and layouts), semiconductor device structures (including gate structures, transistor structures, memory cells or circuitry, vias and interconnects, isolation structures and protection devices), circuit block libraries, formulas, algorithms, procedures, techniques, ideas, know-how, Software, databases and data collections, Internet websites and web content, tools, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, developments, creations, improvements, works of authorship, other similar materials and all recordings, graphs, drawings, reports, analyses, other writings and any other embodiment of the above, in any form or media, whether or not specifically listed herein.

“Termination Fee” means $9,800,000.00.

“Transactions” means the Merger and the other transactions contemplated by this Agreement and all other agreements contemplated hereby.

“U.S. Export and Import Laws” means the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (ITAR) (22 CFR 120-130), the Export Administration Act of 1979, as amended (50 U.S.C. 2401-2420), the Export Administration Regulations (EAR) (15 CFR 730-774), the Foreign Assets Control Regulations (31 CFR Parts 500-598), the Laws and regulations administered by Customs and Border Protection (19 CFR Parts 1-199) and all other Laws of the United States and regulations regulating exports, imports or re-exports to or from the United States, including the export or re-export of goods, services or technical data from the United States.

Section 1.02 Cross Reference Table. The following terms defined elsewhere in this Agreement shall have the meaning set forth in the sections set forth below:

Defined Term	Section
Adverse Recommendation Change	Section 6.05(a)
Advisor	Section 4.26
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.05(d)
Anti-Takeover Law	Section 4.28
Bankruptcy and Equity Exception	Section 4.05
Bridge Financing	Section 5.08
Capitalization Date	Section 4.04(a)

Defined Term	Section
Certificate of Merger	Section 2.03
Closing	Section 2.02
Closing Date	Section 2.02
Commitment Letter	Section 5.08
Company	Preamble
Company Board Recommendation	Section 2.07
Company Computer Systems	Section 4.14(g)
Company Employees	Section 6.06(a)
Company Financial Advisors	Section 4.26
Company Financial Statements	Section 4.08(b)
Company Preferred Shares	Section 4.04(a)
Company Securities	Section 6.02(b)
Company Share Certificates	Section 3.03(c)
Company Shares	Recitals
Company Stockholder Approval	Section 4.05
Company Stockholders	Section 2.07
Company Stockholders’ Meeting	Section 6.03(c)
Confidentiality Agreement	Section 6.04(b)
Current Annual Capital Plan	Section 6.02(q)
D&O Insurance	Section 6.07(b)
Debt Offering	Section 6.08(a)
DGCL	Recitals
Dissenting Shares	Section 3.04(a)
DOJ	Section 6.09(b)
Effective Time	Section 2.03
ERISA	Section 4.12(a)
ERISA Affiliate	Section 4.12(d)
Expense Reimbursement	Section 8.03(c)
Foreign Plans	Section 4.12(a)
FTC	Section 6.09(b)
Indemnified Party	Section 6.07(a)
IRS	Section 4.12(b)
Material Contract	Section 4.17(a)
Maximum Amount	Section 6.07(b)
Merger	Recitals
Merger Consideration	Recitals
Merger Shares	Section 3.01(b)
Merger Sub	Preamble
Mooreland	Section 4.26
Multiemployer Plan	Section 4.12(a)
Notice Period	Section 6.05(d)
NASDAQ	Section 4.06(a)
Outside Date	Section 8.01(b)
Parent	Preamble
Paying Agent	Section 3.03(a)
Permits	Section 4.07(b)
Plan	Section 4.12(a)
Proxy Statement	Section 4.25
Stockholder Voting Agreement	Recitals
Surviving Corporation	Recitals
Surviving Corporation Fund	Section 3.03(a)
Termination Date	Section 8.01
Uncertificated Shares	Section 3.03(c)
WARN	Section 4.13(b)

Section 1.03 General Interpretation. The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation;”

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires;

(e) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation include any successor to said section;

(f) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(g) references to a Person are also to its successors and permitted assigns;

(h) the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(i) references to monetary amounts are to the lawful currency of the United States; and

(j) words importing the singular include the plural and vice versa and words importing gender include all genders.

Section 1.04 Disclosure Schedule. It is understood and agreed that (a) disclosure of any fact or item in any Section of the Disclosure Schedule shall be deemed to be disclosed with respect to any other applicable Section only to the extent it is reasonably apparent that such disclosure is applicable to such other Section, (b) nothing in the Disclosure Schedule is intended to broaden the scope of any representation or warranty of the Company made herein and (c) neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Disclosure Schedule is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Disclosure Schedule in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

ARTICLE II

THE MERGER

Section 2.01 Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation in the Merger.

Section 2.02 Closing. Subject to the provisions of ARTICLE VII and unless this Agreement shall have been terminated in accordance with Section 8.01, the closing of the Merger (the “Closing”) (i) shall take place at the offices of Jones Day, 2727 North Harwood Street, Dallas, Texas 75201 as soon as practicable (but in no event later than the third Business Day) after all of the conditions set forth in ARTICLE VII (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same, or on such later date as specified by Parent in order to accommodate Parent’s contemplated financing of the Transactions (but in no event later than the Outside Date), or (ii) shall occur at such other time and place agreed to by the parties (the date upon which the Closing occurs, the “Closing Date”).

Section 2.03 Effective Time of the Merger. Subject to the provisions of this Agreement, at the Closing, the Company shall file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Company and Parent may agree upon and as is set forth in such Certificate of Merger (such time, the “Effective Time”).

Section 2.04 Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.05 Certificate and Bylaws.

(a) At the Effective Time, the Company Certificate shall, by virtue of or in connection with the Merger, be amended and restated in its entirety to read as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Viasystems North America, Inc.” and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter further amended as provided therein or by applicable Law.

(b) At the Effective Time, and without any further action on the part of the Company and Merger Sub, the Company Bylaws shall be amended and restated in their entirety to read as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Viasystems North America, Inc.” and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

Section 2.06 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation, or removal.

Section 2.07 Actions by the Company. The Company hereby represents that the Company Board, at a meeting duly called and held, unanimously adopted resolutions (a) approving and declaring the advisability of this Agreement, (b) approving the execution, delivery and performance of this Agreement and the consummation of the Transactions (such approval having been made in accordance with the DGCL, the Company Certificate and the Company Bylaws), including the Merger, (c) determining this Agreement and the Transactions to be advisable, fair to and in the best interests of the Company and the stockholders of the Company (the “Company Stockholders”), (d) recommending that the Company Stockholders adopt this Agreement and the Transactions

(the “Company Board Recommendation”) and (e) resolving to make the Company Board Recommendation to the Company Stockholders and directing that the principal terms of the Merger be submitted for adoption by the Company Stockholders at the Company Stockholders’ Meeting.

ARTICLE III

EFFECTS OF THE MERGER

Section 3.01 Conversion of Securities. At and as of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Company Stockholders (other than any requisite approval of the principal terms of the Merger by the Company Stockholders in accordance with the DGCL):

(a) Each Company Share held in treasury and each Company Share that is owned, directly or indirectly, by a wholly-owned Subsidiary of the Company, Parent or Merger Sub immediately prior to the Effective Time shall be cancelled and shall cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto.

(b) Each Company Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Company Shares to be cancelled in accordance with Section 3.01(a)), shall be converted and exchanged automatically into the right to receive an amount in cash equal to the Merger Consideration, payable to the holder thereof, without interest, in accordance with Section 3.03. At the Effective Time, all such Company Shares that have been converted into the right to receive the Merger Consideration shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of any such Company Share immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest. The Company Shares that are to be so converted into the right to receive the Merger Consideration are referred to herein as the “Merger Shares.”

(c) Each outstanding share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 3.02 Treatment of Company Stock Options.

(a) Company Stock Options. Each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time, and that is not then vested and exercisable, shall become fully vested on an accelerated basis immediately prior to the Effective Time. As of the Effective Time, each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time shall be canceled in exchange for the right to receive from Parent or the Surviving Corporation as soon as practicable after the Effective Time an amount in cash (without interest, and less all applicable deductions and withholding required by Law) equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per Company Share payable under such Company Stock Option multiplied by (ii) the number of Company Shares subject to such Company Stock Option.

(b) Company Actions. The Company shall take such actions as are necessary to approve and effectuate the foregoing provisions of this Section 3.02, including (i) making any determinations or adopting resolutions of the Company Board or the applicable committee thereof or any administrator of a Company Equity Plan as may be necessary, (ii) taking any actions necessary so that each Company Stock Option with an exercise price that exceeds the Merger Consideration is canceled for no additional consideration and (iii) satisfying any requirement to notify the holder of compensatory equity awards as may be required under the Company Equity Plans. The Company shall ensure that following the Effective Time, no holder of a Company Stock Option (or former holder of a Company Stock Option, Company RSU or Company Restricted Stock) or any participant in any Company Equity Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation or any other equity interest therein (including “phantom” stock or stock appreciation rights). Notwithstanding anything in this Agreement to the contrary, all actions under this Section 3.02 shall be completed in a manner that complies with Section 409A of the Code, and, if applicable, Section  424(a) of the Code.

Section 3.03 Payment of Merger Consideration; Surrender of Company Shares; Stock Transfer Books.

(a) Prior to the Effective Time, Parent or Merger Sub shall appoint as paying agent a bank or trust company reasonably satisfactory to the Company (the “Paying Agent”) to facilitate the receipt by the Company Stockholders of the Merger Consideration in connection with the Merger. Prior to the Effective Time, Parent shall deposit or cause the Surviving Corporation to deposit with the Paying Agent, for the benefit of the holders of Merger Shares, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid in accordance with this Agreement (such cash being hereinafter referred to as the “Surviving Corporation Fund”). The Surviving Corporation Fund shall not be used for any other purpose.

(b) The Surviving Corporation Fund shall be invested by the Paying Agent as directed by Parent. No gain or loss thereon shall affect the amounts payable to the holders of Merger Shares following completion of the Merger pursuant to this ARTICLE III and Parent shall take all actions necessary to ensure that the Surviving Corporation Fund includes at all times cash sufficient to satisfy Parent’s obligation under this ARTICLE III. Any and all interest and other income earned on the Surviving Corporation Fund shall promptly be paid to Parent or an Affiliate of Parent as directed by Parent.

(c) As promptly as practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, as of immediately prior to the Effective Time, a holder of record of the Merger Shares (i) a letter of transmittal (which shall be in customary form approved by the Company and shall specify that delivery shall be effected, and risk of loss and title to the certificates representing the Merger Shares (the “Company Share Certificates”) or uncertificated Merger Shares represented by book entry (“Uncertificated Shares”) shall pass, only upon proper delivery of the Company Share Certificates or transfer of the Uncertificated Shares to the Paying Agent) and (ii) instructions for effecting the surrender of the Company Share Certificates or transfer of the Uncertificated Shares in exchange for the Merger Consideration.

(d) Upon (i) surrender to the Paying Agent of Company Share Certificates for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or (ii) compliance with the reasonable procedures established by the Paying Agent for delivery of Uncertificated Shares, the holder of such Company Share Certificates or Uncertificated Shares shall be entitled to receive in exchange therefor, in cash, the aggregate Merger Consideration in respect thereof, and the Company Share Certificates or Uncertificated Shares so surrendered shall forthwith be cancelled. No interest shall be paid or will accrue on any cash payable to holders of Company Share Certificates or Uncertificated Shares pursuant to the provisions of this ARTICLE III.

(e) In the event of a transfer of ownership of Merger Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Merger Shares may be made to a Person other than the Person in whose name the Company Share Certificates so surrendered or the Uncertificated Shares so transferred is registered if such Company Share Certificates shall be properly endorsed or otherwise be in proper form for transfer or such Uncertificated Shares shall be properly transferred and the Person requesting such payment shall pay any transfer Tax or other Taxes required by reason of the payment of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered or transferred, as the case may be, as contemplated by this Section 3.03, each Company Share Certificate or Uncertificated Share shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

(f) If any Company Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Share Certificate, the Paying Agent shall pay in respect of Merger Shares to which such lost, stolen or destroyed Company Share Certificate relates the Merger Consideration to which the holder thereof is entitled.

(g) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Merger Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Company Share Certificates or Uncertificated Shares shall cease to have any rights with respect to such shares, except as otherwise provided in this Agreement, the certificate of incorporation of the Surviving Corporation or by applicable Law.

(h) Any portion of the Surviving Corporation Fund that remains undistributed to the holders of Merger Shares for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Merger Shares who have not theretofore complied with this ARTICLE III shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration (and Parent shall take all actions necessary to ensure that the Surviving Corporation has or has access to sufficient funds to make such payments). Any portion of the Surviving Corporation Fund remaining unclaimed by holders of Merger Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. None of Parent, the Paying Agent or the Surviving Corporation shall be liable to any holder of Merger Shares for any such shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

Section 3.04 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and that are held by any Company Stockholder who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 3.01(b), but rather, the holders of Dissenting Shares shall be entitled only to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL (and, at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such holders shall cease to have any right with respect thereto, except the right to receive the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL); provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the provisions of Section 262 of the DGCL, then the right of such holder to be paid the appraised value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration, without interest, as provided in Section 3.01(b).

(b) The Company shall notify Parent as promptly as reasonably practicable of any demands received by the Company for appraisal of any Company Shares, withdrawals thereof and any other instruments delivered to the Company pursuant to Section 262 of the DGCL, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 3.03(a) to pay for Dissenting Shares shall be returned to Parent upon demand.

Section 3.05 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, the Company, the Surviving Corporation, Parent, Merger Sub and the Paying Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other payment otherwise payable pursuant to this Agreement to any holder of Company Shares or Company Stock Options, as applicable, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Authority, including any Tax authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which such deduction and withholding was made by the Company, the Surviving Corporation, Parent, Merger Sub or the Paying Agent, as applicable.

Section 3.06 Adjustments to Prevent Dilution. In the event that the Company changes (or establishes a record date for changing) the number of Company Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Company Shares, at any time during the period from the date hereof to the Effective Time, the Merger Consideration shall be equitably adjusted to reflect such transaction; provided, however, that nothing in this Section 3.06 shall be construed as permitting the Company to take any action or enter into any transaction otherwise prohibited by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, operate and lease its properties and assets and carry on its business as now conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is, to the extent applicable, in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the conduct or nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.02 Certificate of Incorporation and Bylaws.

(a) The Company has delivered to Parent copies of the Company Certificate and Company Bylaws, and the copies of such documents are complete and correct and contain all amendments and supplements thereto as in effect on the date of this Agreement. The Company Certificate and Company Bylaws are in full force and effect and the Company is not in violation of any of their respective provisions.

(b) The Company has provided or made available to Parent and Merger Sub correct and complete copies of the minutes and, in the case of action by the Company Board or the committees thereof, written consents (or, in the case of minutes or written consents that have not yet been finalized, drafts thereof) of all meetings of Company Stockholders and meetings of or action by the Company Board and each committee thereof. Such minutes and written consents provided or made available to Parent and Merger Sub contain true, complete and correct records, in all material respects, of all meetings and other material corporate actions held or taken through the date of this Agreement by the Company Stockholders, the Company Board and committees thereof.

Section 4.03 Company Subsidiaries.

(a) Each of the Company’s Subsidiaries, together with the jurisdiction of organization or formation of each such Subsidiary, is set forth in Section 4.03(a) of the Disclosure Schedule. Other than the Company’s Subsidiaries, the Company does not own or control, directly or indirectly, any membership interest, partnership interest, joint venture interest, other equity interest or any other capital stock of any Person. Each of the Company’s Subsidiaries is a corporation, partnership, limited liability company, trust or other organization that is duly incorporated or organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization. Each of the Company’s Subsidiaries has the requisite corporate, limited partnership, limited liability company or similar power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. Each of the Company’s Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the conduct or nature of its business makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of its Subsidiaries. Other than as set forth in Section 4.03(b) of the Disclosure Schedule, all of such shares and other equity interests so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Liens or limitations on voting rights, are free of preemptive rights and were issued in compliance with applicable Law. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Subsidiary of the Company. There are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiary of the Company or any other Person.

(c) Other than as set forth in Section 4.03(c) of the Disclosure Schedule, no Subsidiary of the Company has (i) a minimum cash capitalization or other cash reserve requirement set by Law, Contract or its constituent documents, or (ii) revenues, cash or other financial instruments that may not be readily repatriated, including by dividend, distribution or other means, without penalty or any assessed Tax at any time to the United States of America.

Section 4.04 Capitalization.

(a) The authorized capital stock of the Company consists of 190,000,000 Company Shares and 10,000,000 shares of preferred stock, par value $0.001 per share, of the Company (“Company Preferred Shares”). As of the close of business on March 30, 2012 (the “Capitalization Date”), (i) 20,538,787 Company Shares were issued and outstanding and (ii) 2,946,986 Company Shares were held in the treasury of the Company. As of the Capitalization Date, 2,713,447 Company Shares were subject to outstanding Company Stock Options and 1,344,618 Company Shares were available for future awards under the applicable Company Equity Plans. As of the date of this Agreement, no shares of Company Restricted Stock were issued and outstanding and there were no shares subject to outstanding Company RSUs. As of the date of this Agreement, no Company Preferred Shares are issued and outstanding. All of the outstanding Company Shares have been duly authorized and validly issued, are fully paid and nonassessable, are free of preemptive rights and were issued in compliance with applicable Law. All Company Shares subject to issuance upon exercise of Company Stock Options will be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b) Except for any changes since the close of business on the Capitalization Date resulting from the exercise of Company Stock Options outstanding on such date, or actions taken after such date in compliance with this Agreement, there are no outstanding (i) shares of capital stock of, or other voting securities or ownership interests in, the Company, (ii) options, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company or (iii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting or ownership interests in the Company.

(c) Section 4.04(c) of the Disclosure Schedule sets forth a listing of (i) all Company Equity Plans, (ii) all Company Stock Options, shares of Company Restricted Stock and Company RSUs outstanding as of the close of business on the Capitalization Date, (iii) the date of grant and name of holder of each such Company Stock Option, share of Company Restricted Stock and Company RSU and, with respect to each such award, (A) the Company Equity Plan under which each such award was granted, (B) the portion of such award vested and unvested as of the close of business on the Capitalization Date, (C) if applicable, the exercise price or repurchase price therefor, and (D) with respect to Company Stock Options, whether or not such Company Stock Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. There have been no re-pricings of any Company Stock Options through amendments, cancellations and reissuance or other means during the current or prior two calendar years. Other than as set forth in Section 4.04(c) of the Disclosure Schedule, none of the Company Stock Options was granted with an exercise price below the closing price of Company Common Shares on the NASDAQ on the date of the grant. All grants of Company Stock Options, Company Restricted Shares and Company RSUs were validly made and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Laws and recorded on the consolidated financial statements of the Company in accordance with GAAP, and no such grants of Company Stock Options involved any “back dating,” “forward dating” or similar practices.

(d) There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Shares or any other equity securities of the Company, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person that would be material to the Company and its Subsidiaries, taken as a whole.

(e) There are no voting trusts or other Contracts to which the Company or any of its Subsidiaries is a party with respect to the voting of any capital stock of, or other equity interest in, the Company or any of its Subsidiaries.

(f) There are no outstanding bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries that have the right to vote (or are convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity securities in the Company or any of its Subsidiaries may vote.

Section 4.05 Authority; Validity and Effect of Agreements. The Company has all requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party, and subject to the Company Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions. Except for the approvals described in the following sentence, the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions have been duly and validly authorized by all requisite corporate action on behalf of the Company, including by the Company Board. No other corporate proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize this Agreement or to consummate the Transactions, except, in the case of the Merger, for the affirmative vote of holders of a majority of the issued and outstanding Company Shares for adoption of this Agreement (the “Company Stockholder Approval”) and the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by rules of law and equity governing specific performance, injunctive relief and other equitable remedies (the “Bankruptcy and Equity Exception”).

Section 4.06 No Conflict; Required Filings and Consents.

(a) The execution and delivery by the Company of this Agreement and all other agreements and documents contemplated hereby to which it is a party and the consummation by the Company of the Transactions do not and will not, and the compliance by the Company with its obligations hereunder and thereunder will not, (i) result in a violation or breach of or conflict with the Company Certificate or Company Bylaws, (ii) subject to obtaining or making consents, approvals, Orders, authorizations, registrations, declarations, filings and other actions described in Section 4.06(b), conflict with or violate any Law or rule of the NASDAQ Stock Market (“NASDAQ”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, (iii) result in any violation or breach of or conflict with any provisions of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, or result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which it or any of its respective properties or assets may be bound or (iv) result in the creation of a Lien, except for Permitted Liens, on any property or asset of the Company or any of its Subsidiaries, except, with respect to clauses (ii), (iii) and (iv), for such violations, breaches, conflicts, defaults, rights of purchase, terminations, amendments, accelerations, cancellations, losses of benefits, payments or Liens that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) No consent, approval, Order or authorization of, or registration, qualification, designation or filing with or notification to, any Governmental Authority is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation by the Company of the Transactions, other than (i) (A) the applicable requirements of the Exchange Act and other applicable federal securities Laws, (B) the applicable requirements of state securities, takeover and “blue sky” Laws, (C) the applicable requirements of NASDAQ, (D) the HSR Act and the applicable requirements of the other Antitrust Laws set forth in Section 4.06(b) of the Disclosure Schedule, (E) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger pursuant to the DGCL, and (F) the applicable requirements of U.S. and Canadian export control Laws, and (ii) such other consents, approvals, Orders, authorizations, registrations, qualifications, designations, filings or notifications that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.07 Compliance with Laws; Permits.

(a) The Company and its Subsidiaries are, and since January 1, 2009 have been, in compliance with all Laws applicable to them, any of their properties or other assets or any of their businesses or operations, except where any such failure to be in compliance would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, since January 1, 2009, no Governmental Authority has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law, except where such non-compliance would not reasonably be expected to have a Company Material Adverse Effect.

(b) The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, consents, orders, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case, that are necessary for the Company and its Subsidiaries to own, lease or operate their properties and assets and to carry on their businesses as currently conducted (collectively, “Permits”) and each of the Permits is in full force and effect, except for such Permits that the failure to hold or be in full force and effect would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2009, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority was considering the amendment, termination, revocation or cancellation of any Permit, which such amendment, termination, revocation or cancellation would reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is, and since January 1, 2009 has been, in compliance with the terms of its Permits, except where noncompliance with such Permit would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written communication since January 1, 2009 from any Governmental Authority or, to the Knowledge of the Company, from any employee, licensee, licensor, vendor or supplier of the Company or any of its Subsidiaries that alleges that the Company or any of its Subsidiaries is not in compliance in all material respects with, or is subject to any material liability under, any Permit that is material to the Company and its Subsidiaries taken as a whole, or relating to the revocation or modification of any Permit that is material to the Company and its Subsidiaries taken as a whole. The consummation of the Transactions, in and of itself, will not cause the revocation or cancellation of any Permit that is material to the Company and its Subsidiaries, taken as a whole.

(c) With respect to each Government Contract and Government Bid, (i) each of the Company and its Subsidiaries is in compliance in all material respects with all requirements of Law pertaining to such Government Contract or Government Bid, (ii) each representation and certification executed by the Company or its Subsidiaries pertaining to such Government Contract or Government Bid was true and correct in all material respects as of its applicable date, (iii) neither the Company nor any of its Subsidiaries has submitted, directly or indirectly, to any Governmental Authority any cost or pricing data which is inaccurate or untruthful in any material respect in connection with such Government Contract or Government Bid and (iv) there is no suspension, stop work order, cure notice or show cause notice in effect for such Government Contract nor, to the Knowledge of the Company, is any Governmental Authority threatening to issue one.

(d) Except as set forth on Section 4.07(d) of the Disclosure Schedule, to the Knowledge of the Company, there is no: (i) administrative, civil or criminal investigation, indictment, writ of information or audit of the Company, any of its Subsidiaries or any director, officer or employee of the Company or any of its Subsidiaries by any Governmental Authority with respect to any alleged or potential violation of Law regarding any Government Contract or Government Bid; (ii) suspension or debarment proceeding, nor any matters pending reasonably likely to lead to a suspension or debarment proceeding, against the Company, any of its Subsidiaries or any director, officer or employee of the Company or any of its Subsidiaries; or (iii) contracting officer’s decision or legal proceeding by which a Governmental Authority claims that the Company or any of its Subsidiaries is liable to a Governmental Authority, in each case, with respect to any Government Contract. Since January 1, 2009, neither the Company nor any of its Subsidiaries nor any of the Company’s or its Subsidiaries’, directors, officers or employees has conducted or initiated any internal investigation, or made a voluntary disclosure to any Governmental Authority, with respect to any alleged misstatement or omission arising under or relating to any Government Contract or Government Bid.

(e) The Company and its Subsidiaries and their respective employees possess all government security clearances necessary to perform the Government Contracts, and all such security clearances are valid and in force and effect. To the Knowledge of the Company, none of the officers, directors, employees or Representatives of the Company or any of its Subsidiaries has: (i) made any payments or used any funds to influence transactions involving the U.S. government in violation of Law; (ii) failed to file any required lobbying reports pursuant to the Lobbying Disclosure Act of 1995; (iii) used any corporate or other funds or given anything of value for unlawful gratuities, contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of any applicable Law; or (iv) accepted or received any unlawful contributions, payments, expenditures or gifts.

Section 4.08 SEC Filings; Financial Statements; Internal Controls.

(a) The Company SEC Reports constitute all forms, reports, schedules, registration statements, definitive proxy statements and other documents (including all exhibits) required to be filed by the Company with the SEC during the period since January 1, 2009. The Company SEC Reports filed on or prior to the date hereof (i) complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the respective rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports and (ii) as of their respective filing dates did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Reports filed on or prior to the date hereof. To the Knowledge of the Company, none of the Company SEC Reports filed on or prior to the date hereof is the subject of ongoing SEC review or investigation. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act.

(b) Each of the consolidated balance sheets and the related consolidated statements of income, consolidated statements of shareholders’ equity and consolidated statements of cash flows (including, in each case, any related notes and schedules thereto) contained in the Company SEC Reports, each as amended (collectively, the “Company Financial Statements”), (i) complied in all material respects with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

(c) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the Company SEC Reports, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(d) Since January 1, 2009 through the date of this Agreement, (i) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director or executive officer of the Company or any of its Subsidiaries has received any complaint, allegation, assertion or claim, in writing that the Company or any of its Subsidiaries has engaged in improper, illegal or fraudulent accounting or auditing practices, other than any such complaint, allegation, assertion or claim that would not reasonably be expected to result in a Company Material Adverse Effect, and (ii) to the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

(e) The Company has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) promulgated by the SEC under the Exchange Act) in compliance with the Exchange Act.

(f) The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) in compliance with the Exchange Act.

(g) The Company is in compliance in all material respects with all current listing and corporate governance requirements of NASDAQ and is in compliance in all material respects with all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC. The principal executive officer of the Company and the principal financial officer of the Company each has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act, as applicable, with respect to the Company SEC Reports, and the statements contained in such certificates were accurate as of the date they were made.

(h) Section 4.08(h) of the Disclosure Schedule lists with respect to cash, cash equivalents and short-term and long-term investments balances as of the date of the Most Recent Balance Sheet and as of the Business Day prior to the date of this Agreement (i) the countries in which such items are maintained and the amount of such items held in such countries, (ii) the investment type, maturity date, currency and obligor of each instrument and/or investment that comprised such items and (iii) all restrictions on use of such items.

Section 4.09 Absence of Undisclosed Liabilities.

(a) Other than as set forth in Section 4.09(a) of the Disclosure Schedule, the Company and its Subsidiaries do not have any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise or whether due or to become due), except for (i) liabilities and obligations fully reflected on or reserved against in the Most Recent Balance Sheet, (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Most Recent Balance Sheet and (iii) liabilities and obligations that have not had, and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company Financial Statements or any Company SEC Reports.

Section 4.10 Absence of Certain Changes or Events. Except as set forth on Section 4.10 of the Disclosure Schedule, since the date of the Most Recent Balance Sheet through the date hereof, (a) the Company and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice, (b) there has not been an event, occurrence, condition, change, development, effect or circumstance that has had or would reasonably be expected to have a Company Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement without the prior written consent of Parent, would constitute a breach of Section 6.02.

Section 4.11 Absence of Litigation. Except as set forth in Section 4.11 of the Disclosure Schedule, as of the date hereof, there is (a) no material Action pending or overtly threatened against the Company or any of its Subsidiaries or any of its or their respective properties or assets, (b) no settlement or similar agreements that impose any material ongoing obligation or restriction on the Company or any of its Subsidiaries or (c) no material Action pending or overtly threatened by the Company against any third party. Neither the Company nor any of its Subsidiaries is subject to any Orders of any Governmental Authorities that would reasonably be expected to have a Company Material Adverse Effect, or that otherwise restrict the Company or any of its Subsidiaries in any material respect from exploiting any Intellectual Property. There are no internal investigations or internal inquiries that, since January 1, 2012, have been or are being conducted by or at the direction of the Company Board (or any committee thereof) concerning any material financial, accounting or other misfeasance or malfeasance issues or that could reasonably be expected to lead to a voluntary disclosure or enforcement Action.

Section 4.12 Employee Plans.

(a) Section 4.12(a) of the Disclosure Schedule lists, as of the date of this Agreement, each material Plan. A “Plan” means (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) all bonus, incentive, equity or equity-based compensation, stock purchase, deferred compensation, retiree medical, life insurance, retirement, health and welfare benefit, workers’ compensation, salary continuation, section 125 cafeteria, health reimbursement, flexible spending, dependent care, employee loan, individual tax gross up, leave of absence, vacation pay, educational assistance, employee assistance or other material employee benefit plans, policies or agreements and (iii) all employment, retention, individual consulting, collective bargaining, Employee Change-of-Control Agreements, termination, severance or other similar agreements, in each case, that is sponsored, maintained, contributed to, or required to be contributed to by the Company or any ERISA Affiliate, or with respect to which the Company or any ERISA Affiliate is a party or has any obligation (contingent or otherwise), in each case for the benefit of any current or former employee, officer, director or individual consultant of the Company or any of its Subsidiaries. Section 4.12(a) of the Disclosure Schedule separately identifies all Plans that are primarily for the benefit of current or former employees, officers, directors or consultants of the Company or any of its Subsidiaries who are located outside of the United States (“Foreign Plans”). Except as set forth in Section 4.12(a) of the Disclosure Schedule, none of the Plans is (i) a defined benefit plan (as defined in Section 3(35) of ERISA), whether or not subject to ERISA, (ii) a “multiemployer plan,” as defined in Section 3(37) of ERISA (a “Multiemployer Plan”) or (iii) a multiple employer plan subject to Sections 4063 or 4064 of ERISA.

(b) The Company has provided or made available to Parent correct and complete copies of each of the following documents with respect to each Plan (except for Multiemployer Plans), to the extent applicable: (i) the Plan itself (including all amendments thereto and versions of equity agreements); (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (“IRS”), including attached schedules, or comparable annual report for a Foreign Plan; (iii) the most recent actuarial report, if any; (iv) the most recently received IRS or other governmental determination, opinion or registration letter, if any; (v) the most recent summary plan description (or other written description of such Plan provided to employees) and all material modifications thereto; (vi) any related trust agreement or other funding instrument for the Plan; and (vii) written summaries of all non-written Plans.

(c) Each Plan has been operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely on a favorable opinion issued by the IRS, and, to the Knowledge of the Company, no fact or event has occurred since the date of such determination letter which could reasonably be expected to result in the revocation of such letter. There are no investigations by any Governmental Authority, termination proceedings or other claims or litigation, pending or to the Knowledge of the Company, threatened or for which there are facts that could form a reasonable basis, against or relating to any Plan or asserting any rights to or claims for benefits under any Plan, the assets or any of the trusts under such Plan or the plan administrator, or against any fiduciary of any Plan with respect to the operation of the Plan (except routine claims for benefits payable under the Plans) other than any such investigations, proceedings or claims that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. All contributions, premiums and benefit payments under or in connection with the Plans that are required to have been made as the date hereof in accordance with the terms of the Plans or applicable Law have been timely made in all material respects. Except as would not reasonably be likely to have a Company Material Adverse Effect, there has been no act, omission or condition with respect to any Plan that would be reasonably likely to subject the Company or its Subsidiaries to any fine, penalty, Tax or liability of any kind imposed under ERISA, the Code or applicable Law.

(d) Neither the Company, its Subsidiaries nor any of their Affiliates and any trade or business (whether or not incorporated) that is or has ever been under common control, or that is or has ever been treated as a single employer, with the Company or its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”) have terminated any a defined benefit plan, or incurred any outstanding liability under Section 4062 of ERISA to the Pension Benefits Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA. No event has occurred and no condition exists that would subject the Company or its Subsidiaries, by reason of its affiliation with any ERISA Affiliate, to any liability imposed under Title IV of ERISA or Code Section 412.

(e) Except as set forth on Section 4.12(i) of the Disclosure Schedule, subject to the requirements of applicable Law, no provision of any Foreign Plan or of any agreement, and no act or omission of the Company or any of its Subsidiaries, in any way limits, impairs, modifies, or otherwise affects the right of the Company or any of its Subsidiaries to unilaterally amend or terminate any Foreign Plan, and no commitments to improve or otherwise amend any Foreign Plan have been made.

(f) Neither the Company nor any of its Subsidiaries has any material obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, or employees of the Company or any of its Subsidiaries except as may be required under Part 6 of Title I of ERISA or state insurance laws.

(g) Except as set forth in Section 4.12(i) of the Disclosure Schedule, no Plan or other arrangement maintained by the Company or any Subsidiary, either individually or collectively, exists that, as a result of the execution of this Agreement and the consummation of the Transactions, whether alone or in connection with any subsequent event(s), could (i) result in the acceleration or increase in any payment or benefit, the vesting or funding (through a grantor trust or otherwise) of compensation or benefits under or any payment, contribution or funding obligation pursuant to any of the Plans or other arrangement, (ii) limit the right to merge, amend or terminate any Plan or (iii) result in any payment that would not be deductible by reason of Section 280G of the Code.

(h) Each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A of the Code) is in material compliance with Section 409A of the Code and the rules and regulations thereunder.

(i) Except as set forth on Section 4.12(i) of the Disclosure Schedule, each Foreign Plan (i) has been maintained, operated and funded in all material respects in accordance with all applicable Law, (ii) if it is intended to qualify for special tax treatment, has met all material requirements for such treatment and (iii) if it is intended to be funded and/or book reserved, is fully funded and/or book reserved, based on reasonable actuarial assumptions, where applicable.

(j) Except as set forth on Section 4.12(j) of the Disclosure Schedule, no Plan could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(m) of the Code.

Section 4.13 Labor Matters.

(a) Neither the Company nor its Subsidiaries are party to any labor or collective bargaining agreement and no such agreement is currently being negotiated. No labor organization has been elected as the collective bargaining agent of any employee or group of employees of the Company or its Subsidiaries, nor has there ever been union representation involving any of the employees of the Company or its Subsidiaries. There are no (i) picketing, strikes, work stoppages, work slowdowns, lockouts or other job actions pending or, to the Knowledge of the Company, threatened against or involving the Company and its Subsidiaries, (ii) unfair labor practice charges or other labor disputes pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or its Subsidiaries, (iii) election, petition or proceeding by a labor union or representative thereof to organize any employees of the Company or its Subsidiaries or (iv) grievance or arbitration demands against the Company or any of its Subsidiaries whether or not filed pursuant to a collective bargaining agreement.

(b) The Company and its Subsidiaries are in compliance with all Laws respecting the employment of labor, including wages and hours, fair employment practices, discrimination, terms and conditions of employment, workers’ compensation, collection and payment of withholding and/or social security taxes and any similar Tax, occupational safety, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” Law (“WARN”) and the Immigration Reform and Control Act, as amended, except where the failure to be in compliance with the foregoing would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2009, there has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries.

(c) There are no material complaints, charges, claims, litigations or actions against the Company or its Subsidiaries pending or, to the Knowledge of the Company threatened, that have been brought by or filed with any Governmental Authority based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or its Subsidiaries of any person.

(d) Section 4.13(d) of the Disclosure Schedule sets forth the number of employees and, separately, the number of independent contractors employed by the Company and its Subsidiaries as of March 28, 2012 by facility location where employed.

Section 4.14 Intellectual Property.

(a) Section 4.14(a) of the Disclosure Schedule sets forth an accurate and complete list of all Registered Intellectual Property and all material unregistered Marks used by the Company or any of its Subsidiaries. Section 4.14(a) of the Disclosure Schedule lists, for each item of Registered Intellectual Property, the owner of such item of Registered Intellectual Property, the registration or application date and number (as applicable) of such item of Registered Intellectual Property and the jurisdiction in which such item of Registered Intellectual Property has been issued or registered or in which any application for issuance and registration has been filed. All necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Registered Intellectual Property have been timely paid, and all necessary documents, certificates and other relevant filings in connection with any of the Registered Intellectual Property have been timely made, with the relevant Governmental Authorities and Internet domain name registrars in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining the Registered Intellectual Property and all issuances, registrations and applications therefor, except where the failure to take such actions would not reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth in Section 4.14(b) of the Disclosure Schedule, the Company or one of its Subsidiaries is the sole and exclusive owner of all Registered Intellectual Property, free and clear of all Liens other than Permitted Liens. The Company or one of its Subsidiaries is the sole and exclusive owner of, or to the Knowledge of the Company, has valid and continuing rights to use, sell, license and otherwise exploit, all of the other Company Intellectual Property and Company Technology as the same is used, sold, licensed and otherwise exploited by the Company or any of its Subsidiaries in their respective businesses as currently conducted, free and clear of all Liens other than Permitted Liens. Except as set forth in Section 4.14(b) of the Disclosure Schedule, to the Knowledge of the Company, the Company Intellectual Property and Company Technology owned or licensed to the Company or any of its Subsidiaries includes all of the material Intellectual Property Rights and Technology necessary and sufficient to enable the Company and its Subsidiaries to conduct their respective businesses as they are currently conducted. To the Knowledge of the Company, the Registered Intellectual Property (other than any applications included in the Registered Intellectual Property) is valid and enforceable, except as would not reasonably be expected to have a Company Material Adverse Effect.

(c) To the Knowledge of the Company, none of the following infringe, constitute or result from an unauthorized use or misappropriation of or violate any Intellectual Property Rights or Technology of any other Person, except as would not have a material effect on the Company: (i) any Company Intellectual Property; (ii) any Company Technology; and (iii) the development, manufacturing, licensing, marketing, importation, exportation, offer for sale, sale, use, practice or other exploitation of any products or services by the Company or any of its Subsidiaries; or (iv) the present business practices, methods or operations of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or the subject of any pending or, to the Knowledge of the Company, threatened, Action which involves a claim (A) against the Company or any of its Subsidiaries of infringement, unauthorized use, misappropriation or violation of any Intellectual Property Rights or Technology of any Person, or challenging the ownership, use, validity or enforceability of any Company Intellectual Property or Company Technology or (B) contesting the right of the Company or any of its Subsidiaries to use, sell, exercise, license, transfer or dispose of any Company Intellectual Property or Company Technology, or any products, processes or materials covered thereby in any manner. Since January 1, 2009, neither the Company nor any of its Subsidiaries has received written notice of any such threatened claim or any written invitation to take a license to any Intellectual Property or Technology of any Person.

(d) To the Knowledge of the Company, no Person (including employees and former employees of the Company or any of its Subsidiaries) is infringing, misappropriating or violating, or has infringed, misappropriated or violated, any Company Intellectual Property or Company Technology. No written claims or, to the Knowledge of the Company, unwritten claims have been made against any Person (including employees and former employees of the Company or any of its Subsidiaries) by the Company or any of its Subsidiaries alleging that any Person is infringing, misappropriating or violating, or has infringed, misappropriated or violated, any Company Intellectual Property or Company Technology.

(e) No Trade Secret material to the businesses of the Company or any of its Subsidiaries as presently conducted has been authorized to be disclosed or, to the Knowledge of the Company, has been actually disclosed by the Company or any of its Subsidiaries to any employee or any third Person other than pursuant to a confidentiality or non-disclosure agreement restricting the disclosure and use thereof. Each of the Company and its Subsidiaries has taken reasonable measures to protect and preserve the confidentiality of all such Trade Secrets. Each employee, consultant and independent contractor of the Company or any of its Subsidiaries involved in the creation or development of any Intellectual Property Rights or Technology material to the conduct of the business of the Company or its Subsidiary as currently conducted has entered into a written non-disclosure and invention assignment agreement with the Company or such Subsidiary, as applicable.

(f) No government funding and no facilities of a university, college, other educational institution or research center were used in the development of any Company Intellectual Property or Company Technology material to the conduct of the business of the Company or any of its Subsidiaries as currently conducted where, as a result of such funding or the use of such facilities, any government or any university, college, other educational institution or research center has any rights in such Intellectual Property or Technology.

(g) The Company and its Subsidiaries own, lease or license all hardware, computer equipment and other information technology systems (collectively, “Company Computer Systems”) that are necessary for the operation of the Company’s and its Subsidiaries’ businesses as currently conducted. The Company Computer Systems are adequate for the operation of the Company’s and its Subsidiaries’ businesses as currently conducted. During the 18 months prior to the date hereof, (i) no error or fault has occurred in or to any of the Company Computer Systems that has resulted in a material interruption to the operations of the Company or any of its Subsidiaries and (ii) to the Knowledge of the Company, there has been no unauthorized access to or use of any of the Company Computer Systems.

(h) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries has established privacy compliance policies and is in substantial compliance with, and has been in substantial compliance with for the 18 month period prior to the date hereof, its respective privacy policies and any applicable Laws relating to personal identifiable information.

(i) The consummation of the Transactions will not encumber or extinguish any Company Intellectual Property or Company Technology material to the conduct of the business of the Company or its Subsidiary as currently conducted or result in the loss or impairment of the right of Parent to own or use any Company Intellectual Property or Company Technology material to the conduct of the business of the Company or its Subsidiary as currently conducted. Neither this Agreement nor any Transaction will result in the grant by the Company or any of its Subsidiaries to any Person of any ownership interest, license, right or protection from any legal proceeding with respect to any Company Intellectual Property or Company Technology material to the conduct of the business of the Company or its Subsidiary as currently conducted or in Parent being bound by or subject to any non-compete or other restriction, pursuant to any Contract to which the Company or any of its Subsidiaries is a party or by which any assets or properties of the Company or any of its Subsidiaries is bound.

Section 4.15 Taxes.

(a) All Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extensions actually obtained) and such Tax Returns are true, complete, and correct in all material respects.

(b) All Taxes due and owing by the Company or any of its Subsidiaries have been timely paid. The unpaid Taxes of the Company and its Subsidiaries did not, as of the date of the Most Recent Balance Sheet, exceed the reserve for Tax liability set forth in the Most Recent Balance Sheet. Except as set forth in Section 4.15(b) of the Disclosure Schedule, since the date of the Most Recent Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes as a result of transactions entered into outside the ordinary course of business or which are inconsistent with past practice.

(c) No deficiencies for Taxes against any of the Company and its Subsidiaries have been claimed, proposed or assessed in writing by any Governmental Authority, except for deficiencies that have been paid or otherwise resolved or that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. There are no pending or, to the knowledge of the Company, threatened, audits, assessments or other actions for or relating to any liability in respect of Taxes of the Company or any of its Subsidiaries. Except as set forth on Section 4.15(c) of the Disclosure Schedule, the U.S. federal income Tax Returns of the Company and its Subsidiaries through the taxable year ended December 31, 2008 have been examined and closed or are Tax Returns with respect to which the period for assessment has expired.

(d) Neither the Company nor any of its Subsidiaries has agreed to or granted any extension or waiver of the limitation period applicable to any Taxes or Tax Returns.

(e) There are no Liens for Taxes other than Permitted Liens upon any of the assets of the Company or any of its Subsidiaries.

(f) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation, or indemnification agreement (other than such an agreement exclusively between or among any of the Company and its Subsidiaries).

(g) Neither the Company nor any of its Subsidiaries (i) has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law or by reason of being a transferee or successor of such Person.

(h) The Company and each of its Subsidiaries has properly and timely withheld, collected and deposited all Taxes that are required to be withheld, collected and deposited under applicable Law.

(i) Neither the Company nor any of its Subsidiaries (i) has any unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (ii) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

(j) From and after the Effective Time, neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any (i) adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method occurring on or prior to the Effective Time, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) entered into prior to the Effective Time or (iii) installment sale or open transaction occurring on or prior to the Effective Time.

(k) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(l) Neither the Company nor any of its Subsidiaries is a party to or bound by any advance pricing agreement, closing agreement or other agreement or ruling relating to Taxes with any Tax authority.

(m) Neither the Company nor any of its Subsidiaries has distributed the stock of any corporation, or had its stock distributed, in a transaction intended to satisfy the requirements of Section 355 of the Code.

(n) The Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday, or other Tax reduction agreement or Order that applies to any of them, and no Tax exemption, Tax holiday, or other Tax reduction agreement or Order that applies to any of the Company and its Subsidiaries will be adversely affected by the Transactions.

Section 4.16 Environmental Matters.

(a) Except for those matters that would not reasonably be expected to have a Company Material Adverse Effect, the operations of the Company and its Subsidiaries have been conducted in material compliance with all Environmental Laws, and, to the Knowledge of the Company, no facts, circumstances or conditions exist, which, without significant capital expenditures, would prevent material compliance in the future.

(b) Except for those matters that would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have obtained, and are and have been in material compliance with, all Permits required under applicable Environmental Laws for the continued operation of their businesses as presently conducted.

(c) Neither the Company nor any of its Subsidiaries is subject to any outstanding Orders from any Governmental Authority or Contracts with any other Person relating to (i) Environmental Laws, (ii) any Remedial Action, (iii) any Release or threatened Release of a Hazardous Material or (iv) an assumption of responsibility for environmental claims of another Person.

(d) Neither the Company nor any of its Subsidiaries has received any written communication alleging that any such party is in violation of any Environmental Law, which violation would reasonably be expected to result in the Company or any of its Subsidiaries, taken as a whole, incurring material liabilities.

(e) Neither the Company nor any of its Subsidiaries has any material contingent liability in connection with the Release of any Hazardous Material (whether on-site or off-site) or employee or third party exposure to Hazardous Materials.

(f) The operations of the Company and its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under RCRA or any state or non-U.S. equivalent Law, are and have been in compliance with applicable Environmental Laws in all material respects, and there has been no disposal by the Company or any of its Subsidiaries on or in any site listed or formally proposed to be listed on the National Priorities List promulgated pursuant to CERCLA or any foreign or state remedial priority list promulgated or maintained pursuant to comparable state or non-U.S. Law.

(g) To the Company’s Knowledge, there is not now, nor has there been in the past, on or in any leased or owned property of the Company or of any of its Subsidiaries any of the following: (i) any underground storage tanks or surface impoundments or (ii) a Release of Hazardous Materials, in either case (i) or (ii) which would reasonably be expected to result in the Company or its Subsidiaries, taken as a whole, incurring material liabilities.

(h) No judicial or administrative Actions are pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries alleging the violation of or seeking to impose material liability pursuant to any Environmental Law and, to the Company’s Knowledge, there are no material investigations threatened against the Company or any of its Subsidiaries under Environmental Laws.

(i) The Company and its Subsidiaries have made available to Parent all environmentally related assessments, audits, investigations, sampling or similar reports currently retained by and prepared by or for the Company or any of its Subsidiaries that relate to the Company or any of its Subsidiaries or any real property currently or formerly owned, operated or leased by or for the Company or any of its Subsidiaries.

Section 4.17 Material Contracts.

(a) Section 4.17 of the Disclosure Schedule lists the following Contracts to which the Company or any of its Subsidiaries is a party (the “Material Contracts”):

(i) all Contracts that purport to limit, curtail or restrict the right of the Company or any of its Subsidiaries in any material respect (A) to engage or compete in any line of business in any geographic area, with any Person or during any period of time or (B) to solicit or hire any Person;

(ii) any Contract (other than standard purchase orders) that grants any Person other than the Company or any of its Subsidiaries any (A) exclusive license, supply, distribution or other rights, (B) material “most favored nation” rights, (C) material rights of first refusal, rights of first negotiation or similar rights, (D) exclusive rights to purchase any Company products, (E) material guaranteed availability of supply or services for a period greater than 12 months, (F) guarantee as to production capacity or priority, (G) material rebates or (H) price guarantees for a period greater than 12 months;

(iii) any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries of any business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) (A) entered into on or after January 1, 2007 (whether or not such acquisition or disposition has been consummated prior to the date of this Agreement) or (B) that contains ongoing non-competition or indemnification obligations or other ongoing obligations of the Company or any of its Subsidiaries;

(iv) any (A) standstill or similar agreement restricting any Person from acquiring the securities of, soliciting proxies respecting, or affecting the control, of any other Person, (B) Contract with respect to any Acquisition Proposal or similar proposal imposing any confidentiality obligation on the Company or any of its Subsidiaries not entered into in the ordinary course of business which would prohibit disclosure of the terms and conditions thereof to Parent or (C) Contract requiring the Company or any of its Subsidiaries to provide any notice or information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal or prior to entering into any discussions or Contract relating to any Acquisition Proposal or similar transaction;

(v) any Contract, other than with respect to “off-the-shelf” Software, that requires a license or royalty payment to, or license or royalty payment by, the Company or any of its Subsidiaries and that involves more than $100,000 in any 12 month period;

(vi) any Contract with respect to product or Intellectual Property development (other than purchase orders in the ordinary course of business consistent with past practice) that is material to the Company and its Subsidiaries, taken as a whole;

(vii) customer, client or supply Contract, including any Government Contract, that involves total consideration in excess of $100,000 (other than purchase orders issued (or received) for the purchase or sale of goods in the ordinary course of business consistent with past practice);

(viii) any Contract (other than a customer, client or supply Contract or purchase order) that involves total consideration by or to the Company or any of its Subsidiaries of more than $100,000 in any 12 month period;

(ix) any Contracts with distributors or sales representatives or that relates to merchandising or that otherwise entitle a third party to a commission;

(x) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts, in each case, relating to indebtedness for borrowed money by the Company or its Subsidiaries, and whether secured or unsecured;

(xi) any Contract that involves or relates to any exchange traded, over-the-counter or other hedging (including currency or commodity hedging), swap, cap, floor, collar, futures, forward, option or other derivative financial trading activities;

(xii) (A) any indemnification Contract entered into with an officer or director of the Company providing for indemnification by the Company or any of its Subsidiaries (with respect to which the Company or any of its Subsidiaries has continuing obligations as of the date hereof), and (B) any other indemnification Contract or guaranty not entered into in the ordinary course of business consistent with past practice;

(xiii) leases or subleases under which the Company or its Subsidiaries lease or occupy Leased Real Property;

(xiv) any Contract establishing a partnership, joint venture or similar third party business enterprise;

(xv) (A) any Employee Change-of-Control Agreement, (B) any employment or independent contractor Contract or (C) any consulting Contract that involves total consideration in excess of $100,000 (in each case with respect to which any party thereto has continuing obligations as of the date hereof) with any current or former (1) member of the Company Board, or (2) employee or independent contractor who is a natural person or consultant of the Company or any of its Subsidiaries;

(xvi) any other Contract under which the consequences of a default or breach or the early termination of which would reasonably be expected to have a Company Material Adverse Effect; and

(xvii) all other Contracts required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act or disclosed by the Company on a Current Report on Form 8-K, whether or not so filed or disclosed.

(b) (i) Each Material Contract is valid and binding on the Company and is in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Knowledge of the Company, is valid and binding on the other parties thereto (in each case subject to the Bankruptcy and Equity Exception) and (ii) neither the Company nor any of its Subsidiaries is in material default under any Material Contract and no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default on the part of the Company or any of its Subsidiaries under any such Material Contract. To the Knowledge of the Company, no other party to any Material Contract is in material breach or default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a material breach or default by any such other party thereunder. Neither the Company nor any of its Subsidiaries has received any written notice of termination or cancellation under any Material Contract, received any notice of material breach or default under any Material Contract that has not been cured, or granted to any third party any rights, adverse or otherwise, that would constitute a material breach of any Material Contract. Neither the Company nor any of its Subsidiaries is party to any Contract pursuant to which the terms and conditions thereof or any information or data contained therein are deemed classified pursuant to the rules and regulations of any Governmental Authority. The Company has furnished to Parent true and correct copies of all Material Contracts in effect as of the date hereof.

Section 4.18 Title to Property and Assets. Except with respect to matters related to Intellectual Property (which are addressed in Section 4.14) and real property (which are addressed in Section 4.19), the Company and each of its Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of the material properties and material assets owned or leased by them, in each case, free and clear of all Liens, other than Permitted Liens.

Section 4.19 Real Property.

(a) Section 4.19(a) of the Disclosure Schedule contains a complete and correct list of the Owned Real Property (including the street address of each parcel of Owned Real Property). The Company or one or more of its Subsidiaries has good and marketable fee simple title to the Owned Real Property free and clear of any and all Liens, other than Permitted Liens. The Company is not obligated under or a party to any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any Owned Real Property or any portion thereof or interest therein.

(b) Section 4.19(b) of the Disclosure Schedule contains a complete and correct list of the Leased Real Property, including with respect to such Leased Real Property the date of such lease or sublease and any material amendments thereto and the street address of such Leased Real Property. Except as would not reasonably be expected to be materially adverse to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries, as applicable, has good leasehold title to the Leased Real Property, free and clear of any Liens, other than Permitted Liens. All leases and subleases for the Leased Real Property are valid and in full force and effect in all material respects except to the extent they have previously expired or terminated in accordance with their terms and neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default that would be materially adverse to the Company and its Subsidiaries, taken as a whole, under the provisions of, any lease or sublease for Leased Real Property. Other than as set forth on Section 4.19(b) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into with any other Person any sublease, license or other Contract that is material to the Company and its Subsidiaries, taken as a whole, and that relates to the use or occupancy of all or any portion of the Leased Real Property.

(c) The Owned Real Property and the Leased Real Property constitute all real property currently used in connection with the business of the Company and its Subsidiaries and which are necessary for the continued operation of the business as the business is currently conducted and expected to be conducted. Except as set forth on Section 4.19(c) of the Disclosure Schedule or as would not materially affect the ability of the Company and its Subsidiaries, taken as a whole, to operate their business as currently conducted or as expected to be conducted, to the Knowledge of the Company, there are no structural, electrical, mechanical or other defects in any improvements located on any of the Owned Real Property or the Leased Real Property. Except as would not materially affect the ability of the Company and its Subsidiaries, taken as a whole, to operate their business as currently conducted or as expected to be conducted, neither the Company nor any of its Subsidiaries has received written notice of any pending, and to the Knowledge of the Company there is no threatened, condemnation proceeding with respect to any of the Owned Real Property or the Leased Real Property.

(d) Except as would not materially adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to operate their business as currently conducted or as expected to be conducted, each of the structures, equipment and other tangible assets of the Company and its Subsidiaries utilized in their manufacturing operations is in good and usable condition, subject to normal wear and tear and normal industry practice with respect to maintenance, and is adequate and suitable for the purposes for which it is presently being used.

Section 4.20 Interested Party Transactions. There are no Material Contracts, transactions, indebtedness (except for advances for travel and other reasonable business expenses consistent with past practice) or other arrangement, or any related series thereof, between the Company or any of its Subsidiaries, on the one hand, and (a) any officer or director of the Company, (b) any record holder or beneficial owner of five percent or more of the voting securities of the Company or (c) any Affiliate or family member of any such officer, director or record holder or beneficial owner on the other hand, in each case, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

Section 4.21 Customers and Suppliers. Section 4.21 of the Disclosure Schedule sets forth a complete and correct list of the names of (a) the 10 largest end customers (without regard to shipments to or orders from Contractor Equipment Manufacturers who purchased products or services from the Company or its Subsidiaries upon the request of an Original Equipment Manufacturer) of the Company and its Subsidiaries, taken as a whole, and (b) the 10 largest suppliers of the Company and its Subsidiaries, taken as a whole (based on the volume of purchases from or by the Company during the 12 month period ended February 29, 2012). No such customer or supplier has terminated its relationship with the Company or materially reduced or changed the terms of its business with the Company or its Subsidiaries or given notice to the Company or any of its Subsidiaries that it intends to terminate its relationship with the Company or any of its Subsidiaries or materially reduce or change the terms of its business with the Company or any of its Subsidiaries.

Section 4.22 Insurance. The Company has insurance policies in full force and effect with financially responsible insurance companies with respect to its assets, properties and business in such amounts, with such deductibles and against such risks and losses, as are customarily obtained by corporations engaged in the same or similar business and similarly situated. Section 4.22 of the Disclosure Schedule sets forth a true and complete list of all insurance policies in force with respect to the Company and its Subsidiaries or their respective officers and directors (excluding policies proving benefits under the Plans) and the general description of coverage under each such insurance policy, including the policy name and the scope and amount of coverage provided thereunder. The Company is not in material breach or default, and the Company has not taken any action or failed to take any action that, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, of any of its insurance policies. The Company has not received any written notice of cancellation or any other indication that any insurance policy will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder in any material respect.

Section 4.23 Warranties. Section 4.23 of the Disclosure Schedule contains a correct and complete statement of all warranties, warranty policies, service agreements and maintenance agreements of the Company and any of its Subsidiaries in effect as of the date of this Agreement that provide for warranty coverage for a period in excess of 24 months. All products of each of the Company and its Subsidiaries manufactured, processed, assembled, distributed, shipped or sold and any services rendered in the conduct of the business of the Company or any of its Subsidiaries have been in conformity with all applicable contractual commitments and all express or implied warranties, except where the failure to be in conformity, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All warranties of each of the Company and its Subsidiaries are in conformity with the labeling and other requirements of applicable Laws, except where any failure to be in conformity has not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.24 Export Controls; Foreign Corrupt Practices.

(a) The Company and its Subsidiaries have not, since January 1, 2009, violated any applicable U.S. Export and Import Laws, or made a voluntary disclosure with respect to any violation of such Laws, except such violations and disclosures that have not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries (i) has been and is in compliance with all applicable Foreign Export and Import Laws since January 1, 2009, (ii) to the extent applicable, has prepared and applied for all import and export licenses required in accordance with U.S. Export and Import Laws and Foreign Export and Import Laws for the conduct of its business and (iii) has at all times been in compliance with all applicable Laws relating to trade embargoes and sanctions, except in the cases of clauses (i), (ii) and (iii) where such failure to be in compliance has not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) Neither the Company or its Subsidiaries nor any of their respective directors, officers, employees, agents, or Representatives has directly or indirectly taken any action in violation of any export restrictions, anti-boycott regulations, embargo regulations or other similar U.S. or foreign Laws, except such violations that have not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. None of the Company’s directors, officers, or, to the Knowledge of the Company, the employees, agents or Representatives of the Company or any of its Subsidiaries is a “specially designated national” or blocked Person under U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury. Neither the Company nor any of its Subsidiaries has engaged in any business with any Person with whom, or in any country in which, a U.S. Person is prohibited from so engaging under U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(c) Neither the Company nor its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors or officers, employees, agents, or Representatives, has directly or indirectly offered or paid anything of value to a Foreign Official (as defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder) for the purpose of obtaining or retaining business or securing an improper advantage.

Section 4.25 Proxy Statement. The proxy statement to be sent to the Company Stockholders in connection with the Company Stockholders’ Meeting (such proxy statement, amended or supplemented, being referred to herein as the “Proxy Statement”) will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Proxy Statement will not contain or incorporate by reference any statement which, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholders’ Meeting, and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Company Stockholders’ Meeting or the subject matter thereof which shall have become false or misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement.

Section 4.26 Opinion of Financial Advisor. The Company Board has received a written opinion of Jefferies & Company, Inc. (the “Advisor”), dated as of the date of this Agreement, to the effect that, as of such date and based upon and subject to various qualifications and assumptions set forth therein, the consideration to be received by the Company Stockholders in the Merger is fair, from a financial point of view, to the Company Stockholders. The Company has obtained all necessary consents (including the authorization of the Advisor) to permit the inclusion of such opinion in its entirety (as well as a description of the material financial analyses underlying such opinions) and references thereto in the Proxy Statement. Prior to the date of this Agreement or promptly thereafter, a true, correct and complete copy of such opinion was delivered or will be delivered to Parent. In addition to engaging the Advisor, the Company’s Board also engaged Mooreland Partners LLC to act as its financial advisor (“Mooreland” and, together with the Advisor, the “Company Financial Advisors”).

Section 4.27 Brokers. No Person other than the Company Financial Advisors, the fees of which will be paid by the Company, is entitled to any brokerage, finder’s or other fee or commission in connection with the

Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. Prior to the date of this Agreement, true, correct and complete copies of such agreements with the Company Financial Advisors were delivered to Parent.

Section 4.28 Anti-Takeover Laws. The Company Board has approved this Agreement and the Transactions for all purposes of Section 203 of the DGCL and has taken all action necessary to ensure that Section 203 of the DGCL will not impose any material additional procedural, voting, approval, fairness or other restrictions on the timely consummation of the Transactions or restrict, impair or delay the ability of Parent or Merger Sub to engage in any Transaction. No other “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or regulation of any Governmental Authority (each, an “Anti-Takeover Law”) is applicable to the Company or the Transactions.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 5.01 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub (a) is duly qualified or licensed to do business as a foreign corporation and is, to the extent applicable, in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary and (b) has the requisite corporate power and authority to own, operate and lease its properties and assets and carry on its business as now conducted, except where the failure to be so qualified, licensed or in good standing or have such corporate power and authority would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.02 Ownership of Merger Sub; No Prior Activities. Merger Sub was formed solely for the purpose of engaging in the Transactions, has not engaged in any business activities or conducted any operations other than in connection with the Transactions and will have no assets, liabilities or obligations other than those contemplated by this Agreement. All the issued and outstanding shares of capital stock of Merger Sub are, and as of the Effective Time will be, owned of record and beneficially by Parent either directly or indirectly through one or more of its Subsidiaries.

Section 5.03 Authority; Validity and Effect of Agreements. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the Transactions. Other than the adoption of the Merger by Parent (or one or more Subsidiaries of Parent) as the stockholder or stockholders of Merger Sub (which will be effected immediately following execution of this Agreement), the execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the Transactions have been duly and validly authorized by all requisite corporate action on behalf of each of Parent and Merger Sub and no other corporate proceedings on the part of either of Parent and Merger Sub are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 5.04 No Conflict; Required Filings and Consents.

(a) The execution and delivery by each of Parent and Merger Sub of this Agreement and all other agreements and documents contemplated hereby to which it is a party and the consummation by each of Parent and Merger Sub of the Transactions do not and will not, directly or indirectly (with or without notice or lapse of time or both), and the compliance by each of Parent and Merger Sub with its obligations hereunder and thereunder will not, directly or indirectly (with or without notice or lapse of time or both), (i) result in a violation or breach of or conflict with the certificate of incorporation, bylaws or other organizational documents of either of Parent or Merger Sub, (ii) subject to obtaining or making the consents, approvals, Orders, authorizations, registrations, declarations, filings and other actions described in Section 5.04(b) below, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound, (iii) result in a violation or breach or conflict with any provision of, or constitute (with or without notice or lapse of time, or both) a default under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party or by which any of their respective properties or assets may be bound or (iv) result in the creation of a Lien on any property or asset of Parent or Merger Sub or any of their respective Subsidiaries, except, with respect to clauses (ii), (iii) and (iv), as would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No consent, approval, Order or authorization of, or registration, qualification, designation or filing with or notification to, any Governmental Authority is required on the part of any of Parent and Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation by Parent and Merger Sub of the Transactions, other than (i)(A) the applicable requirements of the Exchange Act and state securities, takeover and “blue sky” Laws, (B) the applicable requirements of NASDAQ, (C) the HSR Act and the applicable requirements of other Antitrust Laws and (D) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger pursuant to the DGCL and (ii) such other consents, approvals, Orders, authorizations, registrations, qualifications, designations, filings or notifications that, if not obtained, made or given, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.05 Proxy Statement. The information supplied by Parent for inclusion in the Proxy Statement, if any, will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The information supplied by Parent and Merger Sub for inclusion in the Proxy Statement, if any, will not contain any statement which, at the time the Proxy Statement is first sent to the Company Stockholders, at the time of any amendment or supplement thereof, or at the time of the Company Stockholders’ Meeting, and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Company Stockholders’ Meeting or the subject matter thereof which shall have become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion in the Proxy Statement.

Section 5.06 Absence of Litigation. There is no Action pending or threatened in writing against Parent or any of its Subsidiaries or any of their respective properties or assets, except as would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any Order of any Governmental Authority, except as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.07 State Takeover Statutes. None of Parent, Merger Sub or any other affiliate of Parent has been an “interested stockholder” (as such term is used in Section 203 of DGCL) with respect to the Company at any time within three years of the date of this Agreement.

Section 5.08 Financing. Parent has provided to the Company a true and correct copy of a commitment letter, dated April 3, 2012, executed and delivered by Goldman Sachs Bank, USA, WF Investment Holdings, LLC, Wells Fargo Securities, LLC and Stifel Financial Corporation (such commitment letter, together with any amendments or supplements thereto or replacements thereof obtained by Parent from time to time, the “Commitment Letter”) with respect to all debt financing required for consummation of the Transactions (the “Bridge Financing”). The amount of the Bridge Financing provides sufficient funds for Parent and Merger Sub to consummate the Transactions and to pay any expenses incurred and required to be paid by Parent and Merger Sub in connection with the Transactions (including any additional amounts which may be required under the Fee Letter (as defined in the Commitment Letter)).

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.01 Conduct of Business by the Company. From the date hereof until the earliest of (a) the Effective Time or (b) the termination of this Agreement in accordance with its terms, except as required or otherwise expressly permitted or contemplated by this Agreement (including as expressly provided in Section 6.02), as set forth in Section 6.01 of the Disclosure Schedule or with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and shall use its commercially reasonable efforts to (i) preserve intact the assets, including manufacturing facilities, and business organization of the Company and its Subsidiaries, (ii) preserve the current beneficial relationships of the Company and its Subsidiaries with any Persons (including suppliers, partners, contractors, distributors, sales representatives, customers, licensors and licensees) with which the Company or any of its Subsidiaries has material business relations, (iii) retain the services of the present officers and key employees of the Company and its Subsidiaries, (iv) comply in all material respects with all applicable Laws and the requirements of all Material Contracts and (v) keep in full force and effect all material insurance policies maintained by the Company and its Subsidiaries, other than changes to such policies made in the ordinary course of business.

Section 6.02 Restrictions on the Conduct of Business by the Company. From the date hereof until the earliest of (a) the Effective Time or (b) the termination of this Agreement in accordance with its terms, except as required or otherwise expressly permitted or contemplated by this Agreement, as set forth in Section 6.02 of the Disclosure Schedule or with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), the Company shall not, and shall cause each of its Subsidiaries not to:

(a) amend the Company Certificate or Company Bylaws or any other comparable organizational documents;

(b) (i) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any shares of capital stock of any class or any other ownership interest of the Company or any of its Subsidiaries (the “Company Securities”), or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any Company Securities, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any Company Securities, provided that the Company may issue Company Shares solely upon the exercise or settlement of Company compensatory equity awards issued under the Company Equity Plans that are outstanding on the date of this Agreement in accordance with their terms as of the date of this Agreement; (iii) adjust, split, combine, subdivide or reclassify any Company Securities; (iv) enter into any Contract with respect to the sale, voting, registration or repurchase of Company Shares or any other Company Securities; or (v) except as required by the terms of this Agreement, amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under (except as required by the terms of any Company Equity Plan in effect on the date of this Agreement), any provision of the Company Equity Plans or any agreement evidencing any outstanding Company Stock Option, Company Restricted Stock, Company RSU or any similar or related Contract;

(c) directly or indirectly acquire or agree to acquire in any transaction (including by merger, consolidation or acquisition of stock or assets) the equity interest in, or properties or assets of, any Person or division or business of any Person;

(d) sell, pledge, dispose of, transfer, abandon, allow to lapse or expire, lease, license, mortgage or otherwise encumber or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) (other than a Permitted Lien), any properties, rights or assets (including Company Securities), except (i) sales of inventory in the ordinary course of business consistent with past practices, (ii) transfers among the Company and its Subsidiaries and (iii) dispositions of obsolete or other assets not used in or not material to the Company or its Subsidiaries, in the aggregate, which such assets have a net book value of not more than $250,000 in the aggregate;

(e) sell, pledge, dispose of, transfer, abandon, allow to lapse or expire, lease, license, mortgage or otherwise encumber or subject to any Lien (other than a Permitted Lien), any Company Intellectual Property or Company Technology that is material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;

(f) except in the ordinary course of business and consistent with past practice, fail to pay any required filing, prosecution, maintenance, or other fees, or otherwise fail to make any document filings or payments required to maintain any Company Intellectual Property in full force and effect or to diligently prosecute applications for registration of any Company Intellectual Property owned by the Company or one of its Subsidiaries or otherwise for which the Company or one of its Subsidiaries is responsible for such activities;

(g) except with respect to the declaration of a quarterly cash dividend in the amount of $0.12 per Company Share having a record date no earlier than June 30, 2012, declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or otherwise, in respect of the Company Shares or any other Company Securities, other than dividends by any direct or indirect Subsidiary of the Company only to the Company or any wholly-owned Subsidiary of the Company in the ordinary course of business consistent with past practice;

(h) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate, or increase any benefits under any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or Affiliate, other than (A) as required pursuant to applicable Law or the terms of a Company Equity Plan (correct and complete copies of which have been made available to Parent) or (B) increases in salaries, wages and benefits of employees (other than officers or directors) made in the ordinary course of business and in amounts and in a manner consistent with past practice, provided that in the case of this clause (i), the Company provides written notice to Parent of the Company’s intent to increase such compensation at least 15 Business Days prior to making such change and provides Parent the opportunity to review the proposed change and consult with the Company with respect to such proposed changes; (ii) grant any severance or termination benefits to any director, officer, employee, independent contractor or consultant of the Company or any of its Subsidiaries, except as required under the terms of any Plan or as required by applicable Law; (iii) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment of, compensation or benefits under any Plan to the extent not required by the terms of such Plan as in effect on the date of this Agreement; (iv) enter into, establish, amend or terminate any Plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or Affiliate of the Company or any of its Subsidiaries; or (v) change any actuarial or other assumptions used to calculate funding obligations with respect to any Plan or change the manner in which contributions to such Plans are made or the basis on which such contributions are determined;

(i) announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or any of its Subsidiaries;

(j) offer employment to, hire or promote any person at or to a level, or who will have duties of, vice president or higher;

(k) communicate in a writing that is intended for broad dissemination to the Company’s employees regarding compensation, benefits or other treatment they will receive in connection with or following the Merger, unless any such communications are consistent with prior guidelines or documentation provided to the Company by Parent (in which case, the Company shall provide Parent with prior notice of and the opportunity to review and comment upon any such communications);

(l) incur, create, assume or otherwise become liable for any indebtedness for borrowed money (including the issuance of any debt security and the assumption or guarantee of obligations of any Person), including through borrowings under any of the Company’s existing credit facilities, or enter into a “keep well” or similar agreement, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries;

(m) make any changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP, applicable Law or regulatory guidelines;

(n) write up, write down or write off the book value of any assets, except in accordance with GAAP consistently applied;

(o) release, assign, compromise, settle or agree to settle any Action or claim in respect of any threatened Action (including any Action or claim in respect of any threatened Action relating to this Agreement or the Transactions);

(p) (i) make, change or revoke any Tax election or adopt or change any method of Tax accounting, (ii) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law), (iii) settle or compromise any liability with respect to Taxes or audit related to Taxes or surrender any claim for a refund of Taxes, (iv) file any amended Tax Return, (v) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of Taxes, or (vi) except in the ordinary course and consistent with past practice, take any action that reduces the amount of the Company’s net operating losses as of the date hereof;

(q) make or commit to any capital expenditures that (i) involve the purchase of real property or (ii) are not budgeted for in the Company’s current annual capital plan, a copy of which has been provided to Parent (the “Current Annual Capital Plan”);

(r) enter into any new, or agree to any extension of any, capital equipment lease or any Contract for the lease of assets (including real property) that is not terminable by the Company or any of its Subsidiary 12 months from the date of such Contract without payment of penalty or acceleration of payment obligations;

(s) (i) enter into any Material Contract or terminate any Material Contract, (ii) materially modify, amend, waive any right under or renew any Material Contract, other than in the ordinary course of business consistent with past practice, (iii) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any of its Subsidiaries or Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area or (iv) enter into any Contract that would be breached by, or require the consent of any other Person in order to continue in full force following, consummation of the Transaction, provided that nothing in this Section 6.02(s) shall preclude the Company or its Subsidiaries from entering into Material Contracts with customers or suppliers in the ordinary course of business consistent with past practices;

(t) except for purchase orders in the ordinary course of business consistent with past practice, enter into any development agreement regarding the creation of any material Intellectual Property, Technology or products;

(u) make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than a direct or indirect wholly-owned Subsidiary of the Company in the ordinary course of business and consistent with past practice;

(v) enter into, amend or cancel any insurance policies other than (i) in the ordinary course of business consistent with past practice or (ii) with respect to any request for a quote or proposal for any directors’ and officers’ liability insurance to be obtained pursuant to Section 6.07;

(w) take any action that (i) would reasonably be expected to impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period or (ii) would be reasonably expected to increase the risk of any Governmental Authority entering an injunction or other legal restraint prohibiting or impeding the consummation of the Transaction;

(x) merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries; or

(y) authorize any of, or commit, resolve, propose or agree in writing or otherwise to take any of, the foregoing actions.

Section 6.03 Company Proxy Statement; Company Stockholder Meeting.

(a) Promptly after the execution of this Agreement, and in any event within 10 days after the date hereof, or such other time as agreed upon by the Company and Parent, the Company shall prepare and file with the SEC preliminary proxy materials (including a preliminary Proxy Statement). Parent shall provide to the Company such information concerning Parent and Merger Sub as may be reasonably requested by the Company for inclusion in the Proxy Statement. At the earliest practicable time (and in any event within five Business Days) following the later of (i) receipt and resolution of the SEC comments on the preliminary Proxy Statement and (ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Company shall file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the Company Stockholders. Prior to filing any Proxy Statement or any other filing with the SEC in connection with the Transactions, the Company shall provide Parent and its counsel with reasonable opportunity to review and comment on each such filing in advance, and the Company shall in good faith consider including in such filings all comments reasonably proposed by Parent. All documents that the Company files with the SEC in connection with the Merger or the other Transactions, including the Proxy Statement, will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(b) The Company shall notify Parent promptly of the receipt of any oral or written comments from the SEC or its staff (or of notice of the SEC’s intent to review the preliminary Proxy Statement) and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or any other filing with the SEC in connection with the Transactions or for additional or supplemental information in connection therewith. The Company shall, as promptly as practicable after the receipt of such comments from the SEC or its staff with respect to the Proxy Statement or any other such filing, (i) supply Parent with copies of all written correspondence received in connection therewith and (ii) provide Parent a reasonably detailed description of any oral comments received in connection therewith. The Company shall (i) provide Parent with a reasonable opportunity to review and comment on any responses to comments or inquiries by the SEC with respect to any filings related to the Transactions, (ii) consider in good faith including in such response all comments reasonably proposed by Parent in respect of the filings and (iii) provide Parent and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC or its staff with respect to such filings. The Company shall respond promptly in good faith to any comments by the SEC and if, at any time prior to the Effective Time, any event or information relating to the Company, Parent, Merger Sub, or any of their Affiliates should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading, the party that discovers such information shall promptly notify the other parties and the Company shall cause an appropriate amendment or supplement describing such information to be filed with the SEC as promptly as practicable thereafter and, to the extent required by applicable Law or Order, disseminated to the Company Stockholders.

(c) The Company shall take all actions necessary in accordance with applicable Law, Orders and the Company Certificate and the Company Bylaws (i) to duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable, and in any event (to the extent permissible under applicable Law and Orders) as soon as practicable following the mailing of the definitive Proxy Statement to the stockholders of the Company (but in no event later than 30 calendar days following the date of such mailing), for the purpose of considering the adoption of this Agreement (the “Company Stockholders’ Meeting”) and (ii) unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.05(d), (A) include in the Proxy Statement the Company Board’s recommendation that the holders of the Company Shares vote in favor of the adoption of this Agreement (which recommendation shall be deemed a part of the Company Board Recommendation) and (B) use its reasonable best efforts to solicit from the Company Stockholders proxies in favor of the adoption of this Agreement and secure the vote or consent of the Company Stockholders as required by the rules of NASDAQ, the DGCL or other applicable Law to effect the Merger. The Company shall give Parent no less than 10 Business Days’ advance notice (or such shorter period of time as notice is provided to NASDAQ) of the date which shall be set as the “record date” for the Company Stockholders eligible to vote on this Agreement and the Transactions. The Company shall consult with Parent regarding the date of the Company Stockholders’ Meeting and shall not postpone or adjourn the Company Stockholders’ Meeting without the prior written consent of Parent; provided, however, that nothing herein shall prevent the Company from postponing or adjourning the Company Stockholders’ Meeting if and to the extent that: (i) there are holders of an insufficient number of Company Shares present or represented by a proxy at the Company Stockholders’ Meeting to constitute a quorum at the Company Stockholders’ Meeting and the Company uses its reasonable best efforts during any such postponement or adjournment to obtain such a quorum as soon as practicable, (ii) the Company is required to postpone or adjourn the Company Stockholders’ Meeting by applicable Law or Order or a request from the SEC or its staff and the Company uses its reasonable best efforts to hold or resume the Company Stockholders’ Meeting as soon as practicable, or (iii) the Company Board shall have determined in good faith (after consultation with outside legal counsel and Parent) that it is required by Law to postpone or adjourn the Company Stockholders’ Meeting, including in order to give Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release or filing materials with the SEC; provided that (A) the preceding clause (iii) shall not apply to allow a postponement or adjournment for any information or disclosure related to an Acquisition Proposal (including any Superior Proposal) and (B) no postponement or adjournment may be to a date on or after five Business Days prior to the Outside Date.

(d) The Company shall ensure that the Company Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all Persons solicited in connection with the Company Stockholders’ Meeting are solicited, in compliance with all applicable Law and Orders. The adoption of this Agreement and adjournment of the Company Stockholders’ Meeting, as necessary, to solicit additional proxies if there are insufficient votes in favor of adoption of this Agreement shall be the only matters which the Company shall propose to be acted on by the Company Stockholders at the Company Stockholders’ Meeting unless otherwise approved in writing by Parent.

(e) Without limiting the generality of the foregoing, the Company agrees that (i) its obligation to duly call, give notice of, convene and hold the Company Stockholders’ Meeting shall not be affected by the withdrawal, amendment or modification of the Company Board Recommendation and (ii) its obligations pursuant to this Section 6.03 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (whether or not a Superior Proposal). Unless this Agreement is terminated in accordance with Section 8.01, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the Company Stockholders with respect to the Merger at the Company Stockholders’ Meeting.

Section 6.04 Access to Information; Confidentiality.

(a) Subject to applicable Laws relating to the exchange of information, from the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Subsidiaries and the Representatives of the Company and its Subsidiaries to, afford Parent, Merger Sub and Parent’s financing sources and their respective Representatives reasonable access during normal working hours upon reasonable advance notice to the officers, employees, agents, assets, properties, offices, plants and other facilities, books and records of the Company and each of its Subsidiaries and shall timely furnish Parent, Merger Sub and Parent’s financing sources with such financial, operating, business, financial condition, projections and other data and information as Parent, Merger Sub or Parent’s financing sources, through their Representatives, may reasonably request, including furnishing all historical financial statements and historical financial and other data of the type and form customarily included in offering documents used in private placements under Rule 144A of the Securities Act. The Company shall, and shall cause its Subsidiaries and the Representatives of the Company and its Subsidiaries to, provide to Parent and its financing sources information which is complete and correct in all material respects and does not and will not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made, not misleading. The Company hereby consents to the use of all of its and its Subsidiaries’ logos in connection with the Debt Offering and the Bridge Financing. Without limiting the generality of the foregoing, from the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Subsidiaries and the Representatives of the Company and its Subsidiaries to, provide to Parent all cooperation reasonably necessary, proper or advisable in connection with Parent’s financing of the Transactions, including using commercially reasonable efforts with respect to (i) executing and delivering at Closing any pledge and security documents, other definitive financing documents or other certificates or documents as may be reasonably requested by Parent (including a certificate of an appropriate officer of the Company or any of its Subsidiaries with respect to solvency matters and consents of accountants for use of their reports in any materials relating to Parent’s financing of the Transactions), (ii) obtaining accountants’ comfort letters (including comfort letters customary in similar types of Transactions for pro forma financial information and related adjustments), legal opinions, and, at Parent’s expense, surveys and title insurance as reasonably requested by Parent, (iii) taking all actions reasonably necessary to (A) permit Parent’s financing sources to evaluate the Company’s and its Subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto and (B) establish bank and other accounts and blocked account agreements and lock box arrangements, (iv) if requested by any of Parent’s financial sources, providing authorization letters to Parent’s financing sources containing a representation, without any knowledge or like qualifier, that information contained in any confidential information memorandum and/or lender presentation does not include material non public information about the Company, its Subsidiaries, or their respective Affiliates or their respective securities, (v) if requested by any of Parent’s financing sources, designating whether any information provided to Parent’s financing sources is suitable to be made available to lenders who wish not to receive material non-public information and (vi) taking all corporate actions necessary to permit the consummation of Parent’s financing of the Transactions and to permit the proceeds thereof to be made available as of the Closing Date. Notwithstanding the foregoing, under no circumstance shall the Company or its Subsidiaries be required to authorize the pre-filing of any UCC-1’s or other documents which create Liens.

(b) Any investigation conducted pursuant to the access contemplated by this Section 6.04 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or damage or destroy any property or assets of the Company or any of its Subsidiaries. All information obtained by Parent or Merger Sub pursuant to this Section 6.04 shall be held confidential in accordance with the Confidentiality Agreement, dated September 9, 2010, as amended by the letter agreement dated as of March 12, 2012 (the “Confidentiality Agreement”), between Parent and the Company; provided, that nothing herein or in the Confidentiality Agreement shall prevent Parent or its financing sources from using all information obtained pursuant to this Section 6.04 as necessary and appropriate to consummate a Debt Offering and Bridge Financing.

(c) After the date hereof, Parent and the Company shall cooperate to establish a mechanism acceptable to both parties by which Parent will be permitted, prior to the Effective Time or the Termination Date, as the case may be, and subject to applicable Law, to communicate directly with the Company employees regarding employee related matters.

Section 6.05 No Solicitation.

(a) The Company shall, and shall cause its Subsidiaries and Representatives to, immediately cease and terminate, or cause to be terminated, any and all discussions, solicitations, encouragements or negotiations with any Person conducted heretofore with respect to an Acquisition Proposal and shall promptly request (or, to the extent the Company is contractually permitted to do so, require) the return or destruction of all copies of confidential information previously provided to such parties by or on behalf of the Company, its Subsidiaries or Representatives. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.01, subject to Section 6.05(b), the Company shall not, and shall cause its Subsidiaries and Representatives not to, directly or indirectly, (i) solicit, initiate, cause, knowingly facilitate or encourage (including by way of furnishing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to any Acquisition Proposal, or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or knowingly facilitate or encourage, any such inquiries, proposals, discussions or negotiations, or resolve to or publicly propose to take any of the foregoing actions, (ii) approve or recommend, or resolve to or publicly propose to approve or recommend, any Acquisition Proposal or enter into any merger agreement, agreement-in-principle, letter of intent, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement relating to an Acquisition Proposal or enter into any letter of intent, agreement or agreement-in-principle requiring the Company (whether or not subject to conditions) to abandon, terminate or fail to consummate the Merger or (iii) (A) withdraw, modify or qualify in a manner adverse to Parent or Merger Sub the Company Board Recommendation or the approval or declaration of advisability by the Company Board of this Agreement and the Transactions (including the Merger) or (B) approve or recommend, or resolve to or publicly propose to approve or recommend, any Acquisition Proposal (any action described in clause (A) or (B) being referred to as an “Adverse Recommendation Change”).

(b) Notwithstanding anything to the contrary contained in Section 6.05(a), if at any time following the date of this Agreement and prior to the Effective Time, (i) the Company has received from a third party a written, bona fide Acquisition Proposal, (ii) a breach by the Company of this Section 6.05 has not contributed to the making of such Acquisition Proposal, (iii) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (iv) after consultation with its outside counsel, the Company Board determines in good faith that failure to take such action would constitute a breach by the Company Board of its fiduciary duties to the Company Stockholders under applicable Law, then the Company may, subject to clauses (x), (y) and (z) below, (A) furnish confidential information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided, however, that the Company (x) will not, and will not allow its Representatives to, disclose any non-public information to such Person unless the Company first enters into an Acceptable Confidentiality Agreement with such Person, (y) will promptly (and in any event within 24 hours) provide to Parent notice of its intention to enter into such Acceptable Confidentiality Agreement and (z) will promptly (and in any event within 24 hours) provide to Parent any and all non-public information delivered to such Person which was not previously provided to Parent.

(c) From and after the date of this Agreement and prior to the Effective Time, the Company shall promptly (and in any event within 24 hours) notify Parent, orally and in writing, in the event that the Company or any of its Subsidiaries or Representatives receives (i) any Acquisition Proposal or indication by any Person that it is considering making an Acquisition Proposal, (ii) any request for non-public information in contemplation of an Acquisition Proposal relating to the Company or any of its Subsidiaries or (iii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal. The Company shall provide Parent promptly (and in any event within 24 hours) with the identity of such Person and a copy of such Acquisition Proposal, indication, inquiry or request (or, where such Acquisition Proposal is not in writing, a written description of the Company’s understanding of the material terms and conditions of such Acquisition Proposal, indication, inquiry or request), including any modifications thereto. The Company shall keep Parent informed (orally and in writing) on a current basis (and in any event no later than 24 hours after the occurrence of any material changes, developments, discussions or negotiations) of the status of any Acquisition Proposal, indication, inquiry or request (including the material terms and conditions thereof and of any material modification thereto), and any developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal in accordance with Section 6.05(b) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice. The Company shall not, and shall cause its Subsidiaries and Representatives not to, enter into any Contract with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to provide such information relating to the Company or any of its Subsidiaries to Parent, and neither the Company nor any of its Subsidiaries is currently party to any Contract that prohibits the Company from providing the information relating to the Company or any of its Subsidiaries described in this Section 6.05(c) to Parent. The Company (i) shall not, and shall cause its Subsidiaries not to, terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which it or any of its Subsidiaries is or becomes a party and (ii) shall, and shall cause its Subsidiaries to, use reasonable best efforts to enforce the provisions of any such agreement.

(d) Notwithstanding anything in Section 6.05(a) to the contrary, if (i) the Company receives from a third party a written, bona fide Acquisition Proposal, (ii) a breach by the Company of this Section 6.05 has not contributed to the making of such Acquisition Proposal and (iii) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent, including pursuant to clause (III) below, the Company Board may at any time prior to the Effective Time, if it determines in good faith, after consultation with its outside counsel, that failure to take such action would constitute a breach by the Company Board of its fiduciary duties to the Company Stockholders under applicable Law, (x) effect an Adverse Recommendation Change and/or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company (A) pays the Termination Fee to Parent in immediately available funds and (B) concurrently with such termination enters into the Alternative Acquisition Agreement; provided, further, however, that the Company Board may not effect an Adverse Recommendation Change pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless (I) the Company shall not have breached this Section 6.05, (II) the Company shall have provided prior written notice to Parent, at least five Business Days in advance (the “Notice Period”), of its intention to take such action with respect to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided to Parent a copy of any proposed definitive agreement(s) with respect to such Superior Proposal (the “Alternative Acquisition Agreement”), (III) prior to effecting such Adverse Recommendation Change or terminating this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, the

Company shall, and shall cause its financial advisors and outside counsel to, during the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal and (IV) following any negotiation described in the immediately preceding clause (III), such Acquisition Proposal (provided that the Company shall have complied with the provisions of the immediately following sentence) continues to constitute a Superior Proposal. In the event of any material revisions to the terms of an Acquisition Proposal after the start of the Notice Period, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.05(d) with respect to such new written notice, and the Notice Period shall be deemed to have re-commenced on the date of such new notice.

(e) The Company agrees that any violations of the restrictions set forth in this Section 6.05 by any of its Representatives shall be deemed to be a material breach of this Agreement (including this Section 6.05) by the Company.

(f) Nothing contained in this Section 6.05 shall prohibit the Company Board from taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided, however, that any disclosure other than (i) a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, (ii) an express rejection of any applicable Acquisition Proposal or (iii) an express reaffirmation of the Company Board Recommendation together with a factual description of events or actions leading up to such disclosure that have been taken by the Company and that are permitted under Section 6.05 or actions taken or notices delivered to Parent by the Company that are required by Section 6.05, shall, in each case, be deemed to be an Adverse Recommendation Change (including for purposes of Section 8.01(f)).

(g) The Company shall not take any action to exempt any Person (other than Parent, Merger Sub and their respective Affiliates) from the provisions of “control share acquisitions” contained in any Anti-Takeover Law or otherwise cause such restrictions not to apply, in each case unless such actions are taken simultaneously with a termination of this Agreement pursuant to Section 8.01(h).

Section 6.06 Employee Matters.

(a) From the Effective Time until the 12 month anniversary of the Effective Time, Parent shall cause the compensation and benefits package provided to the employees of the Company and its Subsidiaries as of the Effective Time under the Plans listed on Section 4.12(a) of the Disclosure Schedule (the “Company Employees”) to be substantially comparable to the compensation and benefits package, in the aggregate, provided to (i) the Company Employees immediately prior to the Effective Time and (ii) similarly situated Parent employees, in each case excluding for purposes of this comparison any equity-based compensation; provided, however, that during such 12-month period, Parent or the Surviving Corporation, as the case may be, may reduce the compensation or benefits of such Company Employees if such reductions in compensation or benefits are made equitably and as part of an across-the-board reduction applicable to all employees within the United States.

(b) From and after the Effective Time, Parent shall cause the Surviving Corporation to comply in all material respects with its obligations under all employment and severance agreements listed on Section 4.12(a) of the Disclosure Schedule that are in effect as of the Effective Time, in each case, subject to the terms and conditions of each such agreement. Notwithstanding anything herein to the contrary, prior to the Closing Date, the Company shall take such actions as are necessary, including making any determinations or adopting resolutions of the Company Board or the compensation committee of the Company Board, as applicable, to amend the 2012 Senior Management Bonus Program in accordance with the provisions set forth in Section 6.06(b) of the Disclosure Schedule.

(c) For purposes of eligibility, vesting and, solely with respect to severance and vacation, level of benefit entitlement (but in no event for purposes of benefit accrual or eligibility for retiree medical or other retiree welfare benefits) under the Parent Plans, each Company Employee shall, subject to applicable Law and applicable Tax qualification requirements, be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Plans in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits.

(d) For purposes of each Parent Plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, Parent shall use commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such Parent Plan to be waived for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under a similar Plan in which such Company Employee participated immediately prior to the Effective Time and Parent shall use commercially reasonable efforts to cause any eligible expenses incurred by such employee and his or her covered dependents under the Plans during the portion of the plan year of the Parent Plan ending on the date such employee’s participation in the corresponding Parent Plan begins to be taken into account under such Parent Plan for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Parent Plan.

(e) At Parent’s election, the Company shall terminate, effective as of the day immediately preceding the Effective Time, any and all 401(k) Plans sponsored or maintained by the Company. In such event, Parent shall receive from the Company evidence that the Company’s Plan(s) and/or program(s) have been terminated pursuant to resolutions of the Company Board or a committee thereof (the form and substance of which shall be subject to review and approval of Parent), effective as of the day immediately preceding the Effective Time.

(f) Notwithstanding the foregoing, nothing contained in this Section 6.06 shall (i) be treated as an amendment of any particular Plan, (ii) give any third party any right to enforce the provisions of this Section 6.06 or (iii) require Parent or any of its Affiliates to (A) maintain any particular Plan or (B) retain the employment of any particular employee.

(g) The Company will take all actions necessary to effectuate the provisions of Section 6.06(g) of the Disclosure Schedule.

Section 6.07 Directors’ and Officers’ Indemnification and Insurance of the Surviving Corporation.

(a) To the fullest extent permitted by applicable Law, Parent shall cause the Surviving Corporation to honor all of the Company’s obligations to indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) as provided in the Company Certificate or Company Bylaws, in each case, as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, accurate and complete copies of which have been provided to Parent and are listed in Section 6.07(a) of the Disclosure Schedule, including provisions relating to the advancement of expenses incurred in the defense of any Action or as permitted under applicable Law. Parent’s obligation under this Section 6.07(a) shall survive the Merger and shall remain in full force and effect for a period of not less than six years after the Effective Time. During such period, Parent shall guarantee the obligations of the Surviving Corporation with respect to any and all amounts payable under this Section 6.07.

(b) In addition to Parent’s indemnification obligations pursuant to Section 6.07(a) above, prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to, purchase a “tail” officers’ and directors’ liability insurance policy, which by its terms shall survive the Merger and shall provide each Indemnified Party with coverage for not less than six years following the Effective Time on terms and conditions no less favorable than the terms of the directors’ and officers’ liability insurance policy currently maintained by the Company (a correct and complete copy of which has been delivered to Parent) (the “D&O Insurance”) in respect of actions or omissions of such officers and directors prior to the Effective Time in their capacities as such; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend more than 200% of the current annual premium paid by the Company for such policy to purchase the “tail” policy (the “Maximum Amount”); provided, further, however, that if the amount of the annual premiums necessary to procure such insurance coverage exceeds the Maximum Amount, Parent shall spend up to the Maximum Amount to purchase such lesser coverage as may be obtained with such Maximum Amount. The Indemnified Parties may be required to make reasonable application and provide reasonable and customary representations and warranties to applicable insurance carriers for the purpose of obtaining such insurance.

(c) The obligations of Parent and the Surviving Corporation under this Section 6.07 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.07 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.07 applies shall be third party beneficiaries of this Section 6.07, each of whom may enforce the provisions of this Section 6.07).

(d) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section  6.07.

Section 6.08 Financing Arrangements.

(a) Except to the extent Parent (or an Affiliate of Parent) has completed a debt securities financing, bank loan financing or other debt financing in lieu of, or whose net cash proceeds fully replace amounts that were to be provided under the Bridge Financing as contemplated by and pursuant to the Commitment Letter and the other letters related thereto (such an offering, a “Debt Offering”), subject to the terms and conditions of this Agreement, Parent shall use its reasonable best efforts to obtain and effectuate the Bridge Financing contemplated by the Commitment Letter on the terms set forth therein (including, without limitation, any impact on such terms of provisions existing in the Fee Letter (as defined in the Commitment Letter)). Except to the extent Parent (or an Affiliate of Parent) has completed a Debt Offering, Parent agrees to notify the Company as soon as reasonably practicable if, at any time prior to the Closing Date, (i) the Commitment Letter shall expire or be terminated for any reason, (ii) any financing source that is a party to the Commitment Letter notifies Parent that such source no longer intends to provide financing to Parent or (iii) for any reason Parent no longer believes in good faith that it will be able to obtain any of the Bridge Financing substantially on the terms described in the Commitment Letter. Other than in connection with a Debt Offering, Parent shall not, nor shall it permit any of its subsidiaries or Affiliates to, without the prior written consent of the Company, take any action or enter into any transaction, including, without limitation, any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing that would reasonably be expected to materially impair, delay or prevent the Bridge Financing contemplated by the Commitment Letter. Other than in connection with a Debt Offering, neither Parent nor Merger Sub shall amend or alter, or agree to amend or alter, the Commitment Letter in any manner that would materially impair, delay or prevent the Closing without the prior written consent of the Company. Notwithstanding any provision of this Agreement to the contrary, in no event shall Parent or Merger Sub be required to consummate the Closing prior to the earlier of (i) the third Business Day immediately following consummation of a Debt Offering and (ii) the Outside Date.

(b) Except to the extent Parent has completed a Debt Offering, if the Commitment Letter shall expire or terminate for any reason, Parent shall use its reasonable best efforts to obtain, and will provide the Company with a copy of, a new financing commitment that provides for a sufficient amount of financing for Parent to consummate the Transactions on funding conditions not materially less favorable than those included in the

Commitment Letter as originally issued and other terms and conditions the aggregate effect of which is not materially adverse to Parent in comparison with those contained in the Commitment Letter as originally issued, which extension or new commitment shall include a termination date not earlier than the Outside Date. Parent shall accept any such commitment letter if the funding conditions and other terms and conditions contained therein are not materially adverse to Parent in comparison with those contained in the Commitment Letter as originally issued.

Section 6.09 Further Action; Efforts.

(a) Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain any consents, approvals or waivers of third parties with respect to any Contracts to which the Company or any of its Subsidiaries is a party as may be necessary or appropriate for the consummation of the Transactions or required by the terms of any Contract as a result of the execution, performance or consummation of the Transactions. Subject to the terms and conditions of this Agreement, prior to the Effective Time, each of the Company, Parent and Merger Sub shall, as promptly as practicable, use its reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable under applicable Law to consummate the Transactions. In furtherance and not in limitation of the foregoing, each of the Company, Parent and Merger Sub shall (i) make all appropriate filings and submissions (and filings and submissions considered by Parent to be advisable) under the HSR Act and with any other Governmental Authority pursuant to any other applicable Antitrust Laws or otherwise, as promptly as practicable, but in no event later than 10 Business Days after the date hereof with respect to filing under the HSR Act, and shall make as promptly as practicable any other appropriate submissions under other applicable Antitrust Laws, (ii) use commercially reasonable efforts to obtain as promptly as practicable the termination of any waiting period under the HSR Act and any applicable foreign Antitrust Laws, (iii) cooperate and consult with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, Governmental Authorities in connection with the execution and delivery of this Agreement and related agreements and consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations.

(b) In connection with the efforts referenced in Section 6.09(a), each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the Transactions and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

(c) In furtherance and not in limitation of the covenants of the parties contained in Section 6.09(a) and Section 6.09(b), if any objections are asserted with respect to the Transactions under any Antitrust Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Authority or any private party challenging any of the Transactions as violative of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the Transactions, including in order to resolve such objections or suits which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions.

(d) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Merger or any other Transaction, each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions. Parent shall be entitled to direct the antitrust defense of the Merger or any other Transactions, or negotiations with, any Governmental Authority or other Person relating to the Merger or regulatory filings under applicable Antitrust Law, subject to the provisions of Section 6.09(a), (b), (c) and (e).

(e) Notwithstanding the foregoing or any other provision of this Agreement, (i) nothing in this Section 6.09 shall limit a party’s right to terminate this Agreement pursuant to Section 8.01 and (ii) nothing in this Agreement shall obligate Parent, Merger Sub or any of their respective Affiliates to agree to (A) sell, hold separate or otherwise dispose of all or a portion of its respective business, assets or properties, or conduct its business in a specified manner, (B) pay any amounts (other than the payment of filing fees and expenses and fees of counsel), or grant any counterparty to any Contract any material accommodation, (C) commence or defend any Action or claim in respect of any threatened Action, (D) limit in any manner whatsoever the ability of such entities to conduct, own, operate or control any of their respective businesses, assets or properties or of the businesses, properties or assets of the Company and its Subsidiaries or (E) waive any of the conditions set forth in ARTICLE VII of this Agreement. Without the prior written consent of Parent, none of the Company or any of its Subsidiaries shall, in response to any objections asserted with respect to the Transactions under any Antitrust Law or any suit instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Authority or any private party challenging any of the Transactions as violative of any Antitrust Law, (A) sell, hold separate or otherwise dispose of all or a portion of their respective businesses, assets or properties, or conduct their business in a specified manner, (B) pay any amounts (other than the payment of filing fees and expenses and fees of counsel), or grant any counterparty to any Contract any material accommodation, (C) commence or defend any Action or claim in respect of any threatened Action or (D) limit in any manner whatsoever the ability of such entities to conduct, own, operate or control any of their respective businesses, assets or properties.

Section 6.10 Public Announcements. The parties hereto agree that no public release or announcement concerning the Transactions shall be issued by a party without the prior consent of the other parties (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release or announcement may be required by applicable Law or rules or regulations of NASDAQ, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance. The parties have agreed upon the form of a joint press release announcing the Transactions and the execution of this Agreement.

Section 6.11 Anti-Takeover Laws. If any Anti-Takeover Law is or may become applicable to any Transaction, (a) the parties shall use reasonable best efforts to take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and (b) the Company Board shall take all actions necessary to render such statutes inapplicable to any Transaction.

Section 6.12 Securityholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.13 Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub and Parent and Merger Sub shall give prompt notice to the Company of (a) any written notice or other communication received from any Person alleging that the consent of such Person is required in connection with the Transactions, (b) any notice from any Governmental Authority in connection with the Transactions, (c) any

Actions or claims commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that relate to the Transactions, (d) the discovery of any fact or circumstance, or the occurrence or non-occurrence of any event, that would cause any representation or warranty made by such party contained in this Agreement to be, with respect to the Company, untrue or inaccurate such that the condition set forth in Section 7.02 would not be satisfied, and with respect to Parent and Merger Sub, untrue or inaccurate in any material respect, and (e) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.13 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii)  limit the remedies available to the party receiving such notice.

Section 6.14 Company SEC Reports. From the date of this Agreement to the Effective Time, the Company shall timely file with the SEC all Company SEC Reports required to be filed by it under the Exchange Act or the Securities Act. As of its filing date, or if amended after the date of this Agreement, as of the date of the last such amendment, each such Company SEC Report shall fully comply with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended after the date of this Agreement, as of the date of the last such amendment, each such Company SEC Report filed pursuant to the Exchange Act shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Report that is a registration statement, as amended or supplemented, if applicable, filed after the date of this Agreement pursuant to the Securities Act, as of the date such registration statement or amendment became effective after to the date of this Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made in light of the circumstances under which they were made, not misleading.

Section 6.15 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Shares (including Company Stock Options or any other derivative securities with respect to Company Shares) by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the interpretive guidance set forth by the SEC.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing to the extent permitted by applicable Law at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Antitrust Consents. Any applicable waiting period under the HSR Act shall have expired or been earlier terminated.

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any statute, rule, regulation or Order enacted, entered, or enforced that prevents or prohibits the consummation of the Merger.

Section 7.02 Conditions to Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing (without regard to any qualifications therein as to materiality or Company Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to have a Company Material Adverse Effect; provided that notwithstanding the foregoing, the representations and warranties of the Company contained in Section 2.07, Section 4.01, Section 4.02(a), Section 4.04, Section 4.05, Section 4.25, Section 4.27 and Section 4.28 shall be true and correct as of the date of this Agreement and at and as of the Closing as though made at and as of such time (or, if made as of a specific date, at and as of such date).

(b) The Company shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) At any time after the date of this Agreement, there shall not have been any event, circumstance, change, occurrence or state of facts that has had or would reasonably be expected to have a Company Material Adverse Effect.

(d) Parent shall have received a certificate of the Company, dated as of the Closing Date, signed by the chief executive officer and chief financial officer of the Company to evidence satisfaction of the conditions set forth in Section 7.02(a), (b) and (c).

Section 7.03 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to have a Parent Material Adverse Effect; provided that notwithstanding the foregoing, the representations and warranties of Parent and Merger Sub contained in Section 5.01, Section 5.03, Section 5.05 and Section 5.07 shall be true and correct as of the date of this Agreement and at and as of the Closing as though made at and as of such time (or, if made as of a specific date, at and as of such date).

(b) Each of Parent and Merger Sub shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) At any time after the date of this Agreement, there shall not have been any event, circumstance, change, occurrence or state of facts that has had or would reasonably be expected to have a Parent Material Adverse Effect.

(d) The Company shall have received a certificate of Parent, dated as of the Closing Date, signed by the chief executive officer and chief financial officer of Parent to evidence satisfaction of the conditions set forth in Section 7.03(a), (b) and (c).

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01 Termination. This Agreement may be terminated and the Transactions may be abandoned, whether before or after obtaining the Company Stockholder Approval, as follows (the date of any such termination, the “Termination Date”):

(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time whether before or after the Company Stockholder Approval;

(b) by either Parent or the Company, if the Effective Time shall not have occurred on or before August 15, 2012 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement caused the failure of the Effective Time to occur on or before such date; provided, further, that if on the Outside Date, the condition to Closing set forth in Section 7.01(b) or Section 7.01(c) (but for purposes of Section 7.01(c) only if such restraint or prohibition is attributable to an Antitrust Law) shall not have been fulfilled, but all other conditions to Closing shall be or shall be capable of being fulfilled, then Parent or the Company shall be entitled to extend the Outside Date by a period of up to one additional month by written notice to the other parties hereto;

(c) by either Parent or the Company, if any Governmental Authority shall have (i) enacted, issued, promulgated or enforced any Law that makes consummation of the Merger illegal or otherwise prohibited or (ii) enacted, issued, promulgated, enforced or entered any Order which has the effect of making the consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

(d) by Parent, if prior to the Effective Time (i) there shall have occurred any effects, events, occurrences, developments, state of facts or changes that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect or (ii) there shall have been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach or inaccuracy would (A) give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b) and (B) is incapable of being cured or has not been cured prior to the Outside Date; provided, however, that neither Parent nor Merger Sub is then in material breach of any representation, warranty or covenant under this Agreement;

(e) by either Parent or the Company, if the Company Stockholder Meeting (including any adjournment or postponement thereof) has concluded, the Company Stockholders have voted and the Company Stockholder Approval was not obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(e) shall not be available to the Company if it has not materially complied with its obligations under Section 6.01 and Section 6.03;

(f) by Parent, if (i) an Adverse Recommendation Change shall have occurred, (ii) the Company Board or any committee thereof (A) shall not have rejected any Acquisition Proposal within seven days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance by the Company Stockholders of a tender offer or exchange offer, which shall constitute a failure to reject such Acquisition Proposal) or (B) shall have failed, pursuant to Rule 14e-2 promulgated under the Exchange Act or otherwise, to publicly reconfirm the Company Board Recommendation within four days after receipt of a written request from Parent that it do so if such request is made following the making by any Person of an Acquisition Proposal or (iii) the Company shall have violated or breached in any material respect any of its obligations under Section 6.05;

(g) by the Company prior to the Effective Time, if there shall have been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, which breach or inaccuracy (i) would reasonably be expected to prevent Parent or Merger Sub from consummating the Merger in accordance with the terms hereof and (ii) is incapable of being cured or has not been cured prior to the Outside Date; provided, however, that the Company is not then in material breach of any representation, warranty or covenant under this Agreement; or

(h) by the Company prior to the Effective Time in accordance with Section 6.05(d).

Section 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto except that the provisions of the last sentence of Section 6.04(a), this Section 8.02, Section 8.03 and ARTICLE IX shall survive any such termination; provided, however, that, except as set forth in Section 8.03(b)(iii), nothing herein shall relieve any party hereto from liability for any intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud prior to such termination.

Section 8.03 Fees and Expenses.

(a) Except as otherwise set forth in this Section 8.03, all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

(b) In the event this Agreement shall be terminated:

(i) by (A) the Company pursuant to Section 8.01(h) or (B) Parent pursuant to Section 8.01(f), the Company shall pay to Parent the Termination Fee; or

(ii) (A) by Parent or the Company pursuant to Section 8.01(b) or by Parent pursuant to Section 8.01(d) or Section 8.01(e), (B) at or prior to the date of termination, an Acquisition Proposal shall have been made known to the Company or shall have been made directly to the Company Stockholders generally or any Person shall have publicly announced an intention to make an Acquisition Proposal (whether or not conditional or withdrawn) and (C) concurrently with such termination or within 12 months following such termination, the Company enters into an Alternative Acquisition Agreement to consummate or consummates a transaction contemplated by any Acquisition Proposal, then the Company shall pay to Parent the Termination Fee upon the earlier to occur of the Company’s entering into of Alternative Acquisition Agreement or the consummation of such Acquisition Proposal. For purposes of this Section 8.03(b)(ii), “Acquisition Proposal” shall have the meaning assigned thereto in Section 1.01 except that references in the definition to “15%” and “85%” shall be replaced by “50%;” or

(iii) (A) by the Company pursuant to Section 8.01(b) and (B) at the time of termination all of the conditions to Closing set forth in ARTICLE VII (other than those other conditions that, by their nature, cannot be satisfied until the Closing Date, but which conditions would be satisfied if the Closing Date were the date of such termination) have been satisfied or waived on or prior to the Outside Date, then Parent shall pay to the Company the Reverse Breakup Fee. Notwithstanding anything to the contrary contained in this Agreement, in the event the Closing does not occur, the Company’s right to receive the Reverse Breakup Fee pursuant to this Section 8.03(b)(iii), together with applicable costs of collection, if any, payable pursuant to Section 8.03(d)(ii), and the Company’s right to seek specific performance prior to termination of the Agreement pursuant to Section 9.05 shall be the exclusive remedies of the Company against Parent and Merger Sub for any loss, cost, liability or expenses relating to or arising under this Agreement or the transactions contemplated hereby, including the failure of Parent and Merger Sub to consummate the transactions contemplated hereby.

(c) In the event this Agreement shall be terminated by Parent or the Company pursuant to Section 8.01(e) after a Bona Fide Proposal shall have been made, the Company shall promptly pay to Parent all documented out-of-pocket costs and expenses incurred by Parent and Merger Sub in connection with this Agreement and the Transactions up to a maximum amount equal to $8,000,000.00 (the “Expense

Reimbursement”); provided that in the event the Expense Reimbursement is paid and a Termination Fee is thereafter payable pursuant to Section 8.03(b)(ii), the Termination Fee otherwise payable shall be reduced by the amount of the Expense Reimbursement.

(d) The Company, Parent and Merger Sub each acknowledge that the agreements contained in this Section 8.03 are an integral part of the Agreement and the Transactions and that, without these agreements, the other parties hereto would not enter into this Agreement.

(i) Except with respect to Section 8.01(h), in which case the Termination Fee shall be paid by the Company in accordance with Section 6.05(d), the Termination Fee or Expense Reimbursement, as applicable, shall be paid by the Company as directed by Parent in writing in immediately available funds promptly following (and in any event within two Business Days after) the date of the event giving rise to the obligation to make such payment. In the event that the Company shall fail to pay the Termination Fee or Expense Reimbursement required pursuant to this Section 8.03 when due, such Termination Fee or Expense Reimbursement, as the case may be, shall accrue interest for the period commencing on the date such Termination Fee and/or Expense Reimbursement, as the case may be, became past due, at the rate of interest per annum equal to the “Prime Rate” as set forth on the date such payment became past due in The Wall Street Journal “Money Rates” column plus 350 basis points. In addition, if the Company shall fail to pay such Termination Fee or Expense Reimbursement, as the case may be, when due, the Company shall also pay to Parent all of Parent’s costs and expenses (including attorneys’ fees) in connection with efforts to collect such Termination Fee or Expense Reimbursement, as the case may be.

(ii) The Reverse Breakup Fee shall be paid by Parent as directed by the Company in writing in immediately available funds promptly following (and in any event within two Business Days after) the date of the event giving rise to the obligation to make such payment. In the event that Parent shall fail to pay the Reverse Breakup Fee required pursuant to this Section 8.03 when due, such Reverse Breakup Fee shall accrue interest for the period commencing on the date such Reverse Breakup Fee became past due, at the rate of interest per annum equal to the “Prime Rate” as set forth on the date such payment became past due in The Wall Street Journal “Money Rates” column plus 350 basis points. In addition, if Parent shall fail to pay such Reverse Breakup Fee when due, Parent shall also pay to the Company all of the Company’s costs and expenses (including attorneys’ fees) in connection with efforts to collect such Reverse Breakup Fee.

(e) The Company, its Subsidiaries and the Representatives of the Company and its Subsidiaries shall not have any rights or claims against any Parent financing source in connection with the Transactions, including the Bridge Financing or any Debt Offering, whether at law or equity, in contract, in tort or otherwise.

Section 8.04 Amendment. This Agreement may be amended by the parties hereto by action taken by their respective boards of directors (or similar governing bodies or entities) at any time prior to the Effective Time; provided, however, that, after Company Stockholder Approval has been obtained, no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of NASDAQ, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Notwithstanding the foregoing, the provisions of Section 6.04(a), Section 8.03(d), Section 8.04, Section 9.06, Section 9.07 and Section 9.08, to the extent affecting any of the Parent’s financing sources, may not be amended, modified or waived (including any defined term used therein) without the prior written consent of each of Parent’s financing sources participating in a Debt Offering or, to the extent Parent or an Affiliate of Parent has not consummated a Debt Offering, the Bridge Financing, as applicable.

Section 8.05 Waiver. At any time prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, may (a) extend the time for the performance of any obligation or other act of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of the other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company or Parent (on behalf of Parent and Merger Sub). The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time.

Section 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, facsimile numbers or email addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to Parent or Merger Sub:

Viasystems Group, Inc.

101 South Hanley Road, Suite 400

St. Louis, Missouri 63105

Attention: David M. Sindelar

                 Daniel J. Weber

Facsimile: (314) 746-2251

Email: dan.weber@viasystems.com

with copies to:

Jones Day

2727 North Harwood

Dallas, Texas 75201

Attention: R. Scott Cohen

Facsimile: (214) 969-5100

Email: scohen@jonesday.com

if to the Company:

DDi Corp.

1220 Simon Circle

Anaheim, California 92806

Attention: Kurt E. Scheuerman

Facsimile: (714) 688-7644

Email: kscheuerman@ddiglobal.com

with a copy to:

Paul Hastings LLP

695 Town Center Drive

Seventeenth Floor

Costa Mesa, California 92626

Attention: John F. Della Grotta

Facsimile: (714) 979-1921

Email: johndellagrotta@paulhastings.com

Section 9.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy or the application of this Agreement to any Person or circumstance is invalid or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.04 Entire Agreement; Assignment. This Agreement, together with the Confidentiality Agreement and the Disclosure Schedule, constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Notwithstanding the forgoing, the Company acknowledges and agrees that, upon execution of this Agreement, each of Parent’s potential financing sources shall be considered a Representative (as defined in the Confidentiality Agreement) of Parent for all purposes under the Confidentiality Agreement. This Agreement shall not be assigned, whether pursuant to a merger, by operation of law or otherwise; provided that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any wholly-owned subsidiary of Parent without the consent of the Company.

Section 9.05 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that money damages would not be a sufficient remedy for any breach of this Agreement, and accordingly, the parties hereto shall be entitled to specific performance of the terms hereof, without any requirement to post bond, in addition to any other remedy at law or equity. The parties hereto further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 9.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the provisions of Section 6.07 (which are intended to be for the benefit of the Persons covered thereby or the Persons entitled to payment thereunder and may be enforced by such Persons). Notwithstanding the foregoing, Parent’s financing sources are intended third party beneficiaries under Section 6.04(a), Section 6.04(b), Section 8.03(d), Section 8.04, Section 9.07 and Section 9.08.

Section 9.07 Governing Law; Forum.

(a) All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

(b) All Actions arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). The parties hereby (i) submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) for the purpose of any Action arising out of or relating to this Agreement brought by any party and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action is brought in an inconvenient forum, that the venue of such Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts. Each of the parties hereto agrees that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 9.02 or such other manner as may be permitted by Law shall be valid and sufficient service of process.

(c) Notwithstanding anything herein to the contrary, the Company and its Subsidiaries agree (i) that any Action involving a Parent financing source in connection with the Transactions, including Actions involving the Bridge Financing or any Debt Offering, shall be brought exclusively in any Federal court of the United States of America sitting in the Borough of Manhattan or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and each of the Company, its Subsidiaries and the Representatives of the Company and its Subsidiaries submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (ii) not to bring or permit any of its Affiliates to bring or support anyone else in bringing any such Action in any other court, (iii) that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 9.02 shall be effective service of process against it for any such action brought in any such court, (iv) to waive and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Action in any such court, (v) that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, (vi) that any such Action shall be governed by, and construed in accordance with, the laws of the State of New York and (vii) to irrevocably waive and hereby waives any right to a trial by jury in any such action to the same extent such rights are waived pursuant to this Section 9.08.

Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. Each of the parties (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.08.

Section 9.09 Counterparts. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

VIASYSTEMS GROUP, INC.

By:	/s/ David M. Sindelar
Name:	David M. Sindelar
Title:	Chief Executive Officer

VICTOR MERGER SUB CORP.

By:	/s/ David M. Sindelar
Name:	David M. Sindelar
Title:	President and Chief Executive Officer

DDI CORP.

By:	/s/ Mikel H. Williams
Name:	Mikel H. Williams
Title:	President and Chief Executive Officer

Annex B

April 3, 2012

The Board of Directors

DDi Corp.

1220 Simon Circle

Anaheim, CA 92806

Members of the Board:

We understand that DDi Corp. (the “Company”), Viasystems Group, Inc. (“Parent”), and Victor Merger Sub Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) in a transaction in which each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”), other than shares of Common Stock held in the treasury of the Company or owned, directly or indirectly, by a wholly-owned subsidiary of the Company, Parent or Merger Sub, all of which shares will be canceled, or as to which dissenters rights have been properly exercised, will be converted into the right to receive $13.00 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft dated April 2, 2012 of the Merger Agreement;

(ii)	reviewed certain publicly available financial and other information about the Company;

(iii)	reviewed certain information furnished to us by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

(iv)	held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;

(v)	reviewed the share trading price history and valuation multiples for the Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;

(vi)	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; and

(vii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company, nor have we been furnished with any such evaluations or appraisals, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Common Stock. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of shares of Common Stock. We express no opinion as to the price at which shares of Common Stock will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Consideration to be received by holders of shares of Common Stock. Our opinion has been authorized by the Fairness Committee of Jefferies & Company, Inc.

We have been engaged by the Company to act as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We maintain a market in the securities of the Company, and in the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Parent or entities that are affiliated with the Company or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ JEFFERIES & COMPANY, INC.

JEFFERIES & COMPANY, INC.

Annex C

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of April 3, 2012, is among the individual or entity listed on the signature page hereto (the “Voting Stockholder”) and Viasystems Group, Inc., a Delaware corporation (“Parent”).

WHEREAS, concurrently with the execution and delivery of this Agreement, DDi Corp., a Delaware corporation (the “Company”), Parent and Victor Merger Sub Corp., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), which provides, among other things, for (a) Merger Sub to be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) and (b) each share of common stock, par value $0.001 per share, of the Company (collectively, the “Company Shares”) (other than any Company Shares owned by Parent, Merger Sub or the Company or any wholly-owned Subsidiary of the Company), to be thereupon canceled and converted into the right to receive cash in an amount equal to $13.00 per Company Share (the “Merger Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Voting Stockholder beneficially owns the Company Shares set forth opposite his or its name on Schedule A (all such Company Shares set forth on Schedule A opposite the Voting Stockholder’s name, together with any Company Shares hereafter issued to or otherwise acquired or owned by the Voting Stockholder (including pursuant to the exercise of Company Stock Options or the settlement of Company RSUs) during the Agreement Period, hereinafter referred to as the “Subject Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Voting Stockholder, and in order to induce Parent to enter into the Merger Agreement the Voting Stockholder has agreed to, enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent and the Voting Stockholder hereby agree as follows:

Section 1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

(a) “Agreement” shall have the meaning set forth in the preamble.

(b) “Agreement Period” shall mean the period beginning on the date hereof and ending on the earlier of (i) the Effective Time and (ii) the Termination Date.

(c) “beneficial owner” or “beneficial ownership”, or phrases of similar meaning, with respect to any Company Shares, has the meaning ascribed to such term under Rule 13d-3(a) promulgated under the Exchange Act.

(d) “Company” shall have the meaning set forth in the recitals.

(e) “Company Shares” shall have the meaning set forth in the recitals.

(f) “Merger” shall have the meaning set forth in the recitals.

(g) “Merger Agreement” shall have the meaning set forth in the recitals.

(h) “Merger Consideration” shall have the meaning set forth in the recitals.

(i) “Other Voting Stockholder” shall have the meaning set forth in Section 8(d).

(j) “Parent” shall have the meaning set forth in the preamble.

(k) “Permitted Family Members” shall mean, with respect to the Voting Stockholder, the Voting Stockholder’s spouse, parents, immediate family and lineal descendents.

(l) “Permitted Transfer” means a Transfer of Subject Shares by a Voting Stockholder (i) for estate-planning purposes to (x) a trust under which the distribution of the Subject Shares transferred thereto may be made only to beneficiaries who are Permitted Family Members, (y) a corporation the shareholders of which are only the Voting Stockholder and/or Permitted Family Members or (z) a partnership the partners of which are only the Voting Stockholder and/or Permitted Family Members or (ii) in case of the death of the undersigned, by will or by the laws of intestate succession, to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, in each case, provided that any such transferee evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the Voting Stockholder.

(m) “Subject Shares” shall have the meaning set forth in the recitals.

(n) “Transfer” shall mean, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security, rights relating thereto or the beneficial ownership of such security or rights relating thereto, the offer to make such a sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

(o) “Voting Stockholder” shall have the meaning set forth in the preamble.

Section 2. No Disposition, Encumbrance or Solicitation.

(a) Except as set forth in Section 5 of this Agreement, the Voting Stockholder undertakes that the Voting Stockholder shall not (i) Transfer or agree to Transfer any Subject Shares, unless such Transfer is a Permitted Transfer, (ii) grant or agree to grant any proxy or power-of-attorney with respect to any Subject Shares or (iii) otherwise permit any Liens to be created on any Subject Shares. The Voting Stockholder shall, and shall not permit his or its Affiliates or any of his or its or their respective Representatives to, seek or solicit any such Transfer, proxy or power-of-attorney, and the Voting Stockholder agrees to notify Parent promptly, and to provide all details requested by Parent, if the Voting Stockholder or his or its Affiliates or any of his or its or their respective Representatives shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. Without limiting the foregoing, the Voting Stockholder shall not, and shall not permit its Affiliates or any of his or its or their respective Representatives to, take any other action that would make any representation or warranty of the Voting Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of the Voting Stockholder’s obligations hereunder or the Transactions. Without limiting the foregoing, the Voting Stockholder (i) also agrees not to engage in any transaction with respect to any of the Subject Shares with the primary purpose of depriving Parent of the intended benefits of this Agreement and (ii) undertakes that, in his or its capacity as a Company Stockholder, the Voting Stockholder shall not, and shall cause his or its Affiliates or Representatives not to, directly or indirectly solicit, initiate, facilitate or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise facilitate, any Acquisition Proposal.

(b) The Voting Stockholder shall not request that the Company register the Transfer (book-entry or otherwise) of any Company Share Certificates, unless such Transfer is a Permitted Transfer. The Voting Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Company Shares on the books of the Company in violation of this Agreement.

Section 3. Voting of Subject Shares. During the Agreement Period, the Voting Stockholder undertakes that (a) at such time as the Company conducts a meeting of, or otherwise seeks a vote or consent of, the Company Stockholders, the Voting Stockholder shall, or shall cause the holder of record on any applicable record date to, vote the Subject Shares beneficially owned by the Voting Stockholder in favor of, or provide a consent with respect to, (i) adoption of the Merger Agreement and each of the other Transactions, (ii) approval of any proposal to adjourn or postpone any meeting of Company Stockholders to a later date if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held and (iii) any other matter necessary for consummation of the Transactions that is considered at any such meeting or is the subject of any such consent solicitation and (b) at each meeting of Company Stockholders and in connection with each consent solicitation, the Voting Stockholder shall, or shall cause the holder of record on any applicable record date to, vote the Subject Shares beneficially owned by the Voting Stockholder against, and not provide consents with respect to, (i) any agreement or arrangement related to or in furtherance of any Acquisition Proposal, (ii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, (iii) any action, proposal, transaction or agreement that would delay, prevent, frustrate, impede or interfere with the Merger or the other Transactions or result in the failure of any condition set forth in ARTICLE VII of the Merger Agreement to be satisfied, and (iv) any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or of the Voting Stockholder under this Agreement.

Section 4. Reasonable Efforts to Cooperate. The Voting Stockholder hereby consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Company, Parent or Merger Sub to any Governmental Authority or to securityholders of the Company) of the Voting Stockholder’s identity and beneficial ownership of Subject Shares and the nature of the Voting Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or Parent, a copy of this Agreement. The Voting Stockholder will promptly provide any information reasonably requested by the Company, Parent or Merger Sub for any regulatory application or filing made or approval sought in connection with the Merger or the other Transactions (including filings with the SEC).

Section 5. Irrevocable Proxy. In furtherance of the agreements contained in Section 3 of this Agreement, the Voting Stockholder hereby irrevocably grants to and appoints Parent and each of the executive officers of Parent, in their respective capacities as officers of Parent, as the case may be, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Voting Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Voting Stockholder, to vote all Subject Shares beneficially owned by the Voting Stockholder that are outstanding from time to time, to grant or withhold a consent or approval in respect of the Subject Shares and to execute and deliver a proxy to vote the Subject Shares. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Voting Stockholder) and shall not be terminated by operation of Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 12(d) hereof. The Voting Stockholder represents and warrants to Parent that all proxies heretofore given in respect of the Subject Shares are not irrevocable and that all such proxies have been properly revoked or are no longer in effect as of the date hereof. The Voting Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given by the Voting Stockholder in connection with, and in consideration of and as an inducement to, Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Voting Stockholder under Section 3 of this Agreement. Parent covenants and agrees with the Voting Stockholder that Parent will exercise the foregoing proxy consistent with the provisions of Section 3 of this Agreement.

Section 6. No Exercise of Appraisal Rights. The Voting Stockholder agrees not to exercise any appraisal rights or dissenter’s rights in respect of his or its Subject Shares that may arise with respect to the Merger.

Section 7. Further Action. If any further action is necessary or desirable to carry out the purposes of this Agreement, the Voting Stockholder shall take all such action reasonably requested by Parent.

Section 8. Representations and Warranties of the Voting Stockholder. The Voting Stockholder represents and warrants to Parent as to himself or itself that:

(a) Authority. The Voting Stockholder has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform his or its obligations hereunder. The Voting Stockholder, if it is a corporation, partnership, limited liability company, trust or other entity, is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement by the Voting Stockholder and the consummation by the Voting Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Voting Stockholder and no further proceedings or actions on the part of the Voting Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(b) Binding Agreement. This Agreement has been duly and validly executed and delivered by the Voting Stockholder and, assuming it has been duly and validly authorized, executed and delivered by Parent and subject to the Bankruptcy and Equity Exception, constitutes the valid and binding agreement of the Voting Stockholder, enforceable against the Voting Stockholder in accordance with its terms.

(c) No Conflict. The execution and delivery of this Agreement by the Voting Stockholder does not and the performance of this Agreement by the Voting Stockholder will not (i) if the Voting Stockholder is a corporation, partnership, limited liability company, trust or other entity, conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under the Voting Stockholder’s constituent documents, (ii) conflict with or violate any Law applicable to the Voting Stockholder or by which any property or asset of the Voting Stockholder (including the Subject Shares) is bound, (iii) result in any violation or breach of or conflict with any provisions of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, or result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions or provisions of any contract, agreement, commitment, mortgage, bond, indenture, instrument or obligation to which the Voting Stockholder is a party or by which it or any of his or its respective properties or assets (including the Subject Shares) may be bound or (iv) result in the creation of a Lien on any property or asset (including the Subject Shares) of the Voting Stockholder, except, with respect to clauses (iii) and (iv), for such violations, breaches, conflicts, defaults, rights of purchase, terminations, amendments, accelerations, cancellations, losses of benefits, payments or Liens that would not reasonably be expected to materially impair the ability of the Voting Stockholder to perform his or its obligations hereunder or to consummate the transactions contemplated herein on a timely basis.

(d) Ownership of Shares. As of the date hereof, the Voting Stockholder is, and at all times during the Agreement Period (except in the case of a Permitted Transfer) will be, a beneficial owner of the Subject Shares. As of the date hereof, the Subject Shares together constitute all of the Company Shares beneficially owned by the Voting Stockholder. The Voting Stockholder has, and at all times during the Agreement Period (except in the case of a Permitted Transfer) will have, with respect to the Subject Shares, either (i) the sole power, directly or indirectly, to vote or dispose of the Subject Shares or (ii) the shared power, directly or indirectly, to vote or dispose of the Subject Shares together with (but only with) one or more other Company Stockholders subject to a voting agreement with Parent on terms substantially similar to the terms of this Agreement (such Stockholder, an “Other Voting Stockholder”), and as such, has, and at all times during the Agreement Period (except in the case of a Permitted Transfer) will have, the complete and exclusive power, individually or together with one or more Other Voting Stockholders, to, directly or indirectly, (x) issue (or cause the issuance of) instructions with respect to the matters set forth in Section 3 of this Agreement, (y) agree to all matters set forth in this Agreement and (z) demand and waive appraisal or dissent rights. As of the date hereof, except as set forth opposite the Voting Stockholder’s name on Schedule A, the Subject Shares are issued and outstanding and entitled to be voted at the Company Stockholder Meeting and the Voting Stockholder does not beneficially own any warrants, Company Stock Options, Company RSUs or other rights to acquire any Company Shares. The Subject Shares and all other Company Shares of which the Voting Stockholder acquires beneficial ownership during the Agreement Period shall at all times be free and clear of Liens, proxies, powers of attorney, voting trusts, options, rights of first offer or refusal or agreements (other than any Liens or proxy created by this Agreement). Except as provided in this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which the Voting Stockholder is a party obligating the Voting Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares. Except pursuant to the Merger Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

(e) Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of the Voting Stockholder, threatened against or affecting, the Voting Stockholder or any of his or its properties or assets (including the Subject Shares) that could reasonably be expected to impair the ability of the Voting Stockholder to perform his or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Opportunity to Review; Reliance. The Voting Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of his or its own choosing. The Voting Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Voting Stockholder’s execution, delivery and performance of this Agreement.

(g) Brokers. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Voting Stockholder in his or its capacity as such.

Section 9. Street Name Shares. The Voting Stockholder shall deliver a letter to each financial intermediary or other Person through which the Voting Stockholder holds Subject Shares that informs such Person of the Voting Stockholder’s obligations under this Agreement and that informs such Person that such Person may not act in disregard of such obligations without the prior written consent of Parent.

Section 10. Notices of Certain Events. The Voting Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of the Voting Stockholder set forth in this Agreement.

Section 11. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Shares by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the terms “Subject Shares” and “Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in the transaction.

Section 12. Miscellaneous.

(a) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, facsimile numbers or email addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12(a)):

    if to Parent:

Viasystems Group, Inc.

101 South Hanley Road, Suite 400

St. Louis, Missouri 63105

Attention:	David M. Sindelar
Daniel J. Weber

Facsimile: (314) 746-2251

Email: dan.weber@viasystems.com

    with copies to:

Jones Day

2727 North Harwood

Dallas, Texas 75201

Attention: R. Scott Cohen

Facsimile: (214) 969-5100

Email: scohen@jonesday.com

    If to the Voting Stockholder, to his or its address set forth under the Voting Stockholder’s name on Schedule A, with copies to:

Attention:

Facsimile:

Email:

(b) Entire Agreement; No Third Party Beneficiaries; Amendment. This Agreement constitutes the entire agreement, and supersedes all prior understandings, agreements or representations, by or among the parties hereto with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any Person or entity other than the parties hereto and their respective permitted successors and permitted assigns. This Agreement may only be amended by a written instrument executed and delivered by Parent and the Voting Stockholder.

(c) Assignment; Binding Effect. Neither the Voting Stockholder, on the one hand, nor Parent, on the other hand, may assign this Agreement or any of his or its rights, interests or obligations hereunder (whether by operation of Law or otherwise) without the prior written approval of Parent or the Voting Stockholder, as applicable, and any attempted assignment without such prior written approval shall be void and without legal effect; provided, however, that (i) Parent may assign its rights hereunder to a direct or indirect wholly-owned Subsidiary of Parent, it being understood and agreed that any such assignment shall not relieve Parent of its obligations hereunder and (ii) the Voting Stockholder may transfer Subject Shares in connection with a Permitted Transfer as provided herein. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

(d) Termination. This Agreement shall automatically terminate and become void and of no further force or effect at the end of the Agreement Period; provided, however, that no such termination shall relieve or release the Voting Stockholder or Parent from any obligations or liabilities arising out of his or its breach of this Agreement prior to its termination.

(e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy or the application of this Agreement to any Person or circumstance is invalid or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(f) Governing Law; Forum.

(i) All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

(ii) All Actions arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). The parties hereby (A) submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) for the purpose of any Action arising out of or relating to this Agreement brought by any party and (B) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts. Each of the parties hereto agrees that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 12(a) or such other manner as may be permitted by Law shall be valid and sufficient service of process.

(iii) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. Each of the parties (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (B) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 12(f).

(g) Counterparts. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(h) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by or on behalf of the party incurring such cost or expense.

(i) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(j) Interpretation. Any reference to any national, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” In this Agreement, the Voting Stockholder of any Company Shares held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require to be most protective of Parent, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.

(k) No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(l) Specific Performance. The Voting Stockholder agrees that irreparable damage would occur in the event any provision of this Agreement were not performed by him or it in accordance with the terms hereof and that money damages would not be a sufficient remedy for any breach of this Agreement, and accordingly, Parent shall be entitled to specific performance of the terms hereof, without any requirement to post bond, in addition to any other remedy at law or equity.

(m) No Limitation on Actions as Director. Notwithstanding any other provision of this Agreement, nothing in this Agreement is intended to, or shall be construed to, prohibit the Voting Stockholder, or any officer or Affiliate of the Voting Stockholder who is a director of the Company, from taking any action in his capacity as a member of the Company Board or from exercising his fiduciary duties as a member of the Company Board.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

VIASYSTEMS GROUP, INC.

By:
Name:
Title:

[VOTING STOCKHOLDER]

By:
Name:
Title:

Schedule A

Subject Shares

Voting Stockholder	Company Shares	Company Stock Options	Company RSUs
[Name] Address:

SCHEDULE OF SIGNATORIES

(OTHER THAN VIASYSTEMS GROUP, INC.) AND SUBJECT SHARES

Voting Stockholder	Company Shares	Company Stock Options	Company RSUs
Mikel H. Williams	111,952	755,286	0
Michael R. Mathews	34,721	121,667	0
Gerald P. Barnes	20,237	183,095	0
Waynes T. Slomsky	0	15,000	0
Robert J. Amman	17,091	147,029	0
Jay B. Hunt	4,828	147,029	0
Andrew E. Lietz	23,494	30,600	0
Steven Schlepp	0	105,600	0
Carl R. Vertuca, Jr.	1,328	133,009	0
RIP Select 20, LLC (shares held for the benefit of Lloyd I. Miller, III)	550,198	0	0
Lloyd I. Miller, III, individually and as authorized signatory with respect to the following trusts and entities: Trust A-3, Trust A-4, Milgrat I (H7), AUNDRA LLC, Milfam II L.P. and Educational Trust for the benefit of Mr. Miller’s Children (1)	3,889,949	15,300	0

(1)	The agreement for this signatory notes that 27,113 shares held by Trust D as of the date of this agreement and any shares of Company common stock acquired or owned by Trust D after the date of the agreement shall not constitute Subject Shares under the agreement and shall be excluded under the agreement for all purposes.

Annex D

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of April 3, 2012, is between the individual or entity listed on the signature page hereto (the “Voting Stockholder”) and Viasystems Group, Inc., a Delaware corporation (“Parent”).

WHEREAS, concurrently with the execution and delivery of this Agreement, DDi Corp., a Delaware corporation (the “Company”), Parent and Victor Merger Sub Corp., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), which provides, among other things, for (a) Merger Sub to be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) and (b) each share of common stock, par value $0.001 per share, of the Company (collectively, the “Company Shares”) (other than any Company Shares owned by Parent, Merger Sub or the Company or any wholly-owned Subsidiary of the Company), to be thereupon canceled and converted into the right to receive cash in an amount equal to $13.00 per Company Share (the “Merger Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Voting Stockholder beneficially owns as of the date hereof the Company Shares set forth opposite his or its name on Schedule A; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Voting Stockholder, and in order to induce Parent to enter into the Merger Agreement the Voting Stockholder has agreed to, enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent and the Voting Stockholder hereby agree as follows:

Section 1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

(a) “Agreement” shall have the meaning set forth in the preamble.

(b) “Agreement Period” shall mean the period beginning on the date hereof and ending on the earlier of (i) the Effective Time and (ii) the Termination Date.

(c) “beneficial owner” or “beneficial ownership”, or phrases of similar meaning, with respect to any Company Shares, has the meaning ascribed to such term under Rule 13d-3(a) promulgated under the Exchange Act.

(d) “Company” shall have the meaning set forth in the recitals.

(e) “Company Shares” shall have the meaning set forth in the recitals.

(f) “Merger” shall have the meaning set forth in the recitals.

(g) “Merger Agreement” shall have the meaning set forth in the recitals.

(h) “Merger Consideration” shall have the meaning set forth in the recitals.

(i) “Other Voting Stockholder” shall have the meaning set forth in Section 8(d).

(j) “Parent” shall have the meaning set forth in the preamble.

(k) “Subject Shares” means, at any time during the Agreement Period, all Company Shares beneficially owned by the Voting Stockholder at such time and subject to the last sentence of Section 2.

(l) “Transfer” shall have the meaning set forth in Section 2.

(m) “Voting Stockholder” shall have the meaning set forth in the preamble.

Section 2. Certain Agreements of the Voting Stockholder. The Voting Stockholder shall not, and shall not permit its Affiliates or any of his or its or their respective Representatives to, take any other action that would make any representation or warranty of the Voting Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of the Voting Stockholder’s obligations hereunder or the Transactions. Without limiting the foregoing, the Voting Stockholder (i) subject to the immediately following sentence also agrees not to engage in any transaction with respect to any of the Subject Shares with the primary purpose of depriving Parent of the intended benefits of this Agreement or the Merger Agreement and (ii) undertakes that, in his or its capacity as a Company Stockholder, the Voting Stockholder shall not, and shall cause his or its Affiliates or Representatives not to, directly or indirectly solicit, initiate, facilitate or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise facilitate, any Acquisition Proposal. For the avoidance of doubt, nothing in this Agreement shall prevent or impair, or be deemed to prevent or impair, the ability of the Voting Stockholder to Transfer any Company Shares beneficially owned by him or it as of the date of this Agreement or acquired thereafter. For purposes of this Agreement, “Transfer” shall mean the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of Company Shares, rights relating thereto or the beneficial ownership of Company Shares or rights relating thereto, the offer to make such a sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided that during the Agreement Period the Voting Stockholder shall not Transfer any Company Shares to any Person that, to the actual knowledge of the Voting Stockholder, has made or intends to make an Acquisition Proposal. As a verb, “Transfer” shall have a correlative meaning. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall cover or apply to or be deemed to cover or apply to any Company Shares beneficially owned by RIP Select 20, LLC.

Section 3. Voting of Subject Shares. During the Agreement Period, the Voting Stockholder undertakes that (a) at such time as the Company conducts a meeting of, or otherwise seeks a vote or consent of, the Company Stockholders, the Voting Stockholder shall, or shall cause any Affiliate that is the holder of record on any applicable record date to, vote the Subject Shares beneficially owned by the Voting Stockholder as of the applicable record or consent date in favor of, or provide a consent with respect to, (i) adoption of the Merger Agreement and each of the other Transactions, (ii) approval of any proposal to adjourn or postpone any meeting of Company Stockholders to a later date if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held and (iii) any other matter necessary for consummation of the Transactions that is considered at any such meeting or is the subject of any such consent solicitation and (b) at each meeting of Company Stockholders and in connection with each consent solicitation, the Voting Stockholder shall, or shall cause any Affiliate that is the holder of record on any applicable record date to, vote the Subject Shares beneficially owned by the Voting Stockholder as of the applicable record or consent date against, and not provide consents with respect to, (i) any agreement or arrangement related to or in furtherance of any Acquisition Proposal, (ii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, (iii) any action, proposal, transaction or agreement that would delay, prevent, frustrate, impede or interfere with the Merger or the other Transactions or result in the failure of any condition set forth in ARTICLE VII of the Merger Agreement to be satisfied, and (iv) any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or of the Voting Stockholder under this Agreement.

Section 4. Reasonable Efforts to Cooperate. The Voting Stockholder hereby consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Company, Parent or Merger Sub to any Governmental Authority or to securityholders of the Company) of the Voting Stockholder’s identity and beneficial ownership of Subject Shares and the nature of the Voting Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or Parent, a copy of this Agreement. The Voting Stockholder will promptly provide any information reasonably requested by the Company, Parent or Merger Sub for any regulatory application or filing made or approval sought in connection with the Merger or the other Transactions (including filings with the SEC).

Section 5. Irrevocable Proxy. In furtherance of the agreements contained in Section 3 of this Agreement and subject to the last sentence of this Section 5, the Voting Stockholder hereby irrevocably grants to and appoints Parent and each of the executive officers of Parent, in their respective capacities as officers of Parent, as the case may be, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Voting Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Voting Stockholder, to vote all Subject Shares that are outstanding and beneficially owned by the Voting Stockholder from time to time, to grant or withhold a consent or approval in respect of the Subject Shares and to execute and deliver a proxy to vote the Subject Shares. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is (subject to the last sentence of this Section 5) irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Voting Stockholder) and shall not be terminated by operation of Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 12(d) hereof. The Voting Stockholder represents and warrants to Parent that all proxies heretofore given in respect of the Subject Shares are not irrevocable and that all such proxies have been properly revoked or are no longer in effect as of the date hereof. The Voting Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given by the Voting Stockholder in connection with, and in consideration of and as an inducement to, Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Voting Stockholder under Section 3 of this Agreement. Parent covenants and agrees with the Voting Stockholder that Parent will exercise the foregoing proxy consistent with the provisions of Section 3 of this Agreement. Notwithstanding the foregoing, this irrevocable proxy shall terminate automatically with respect to any Company Shares that the Voting Stockholder Transfers or with respect to which the Voting Stockholder enters into an agreement to Transfer, and upon any such event such Company Shares shall no longer be Subject Shares hereunder.

Section 6. No Exercise of Appraisal Rights. The Voting Stockholder agrees not to exercise any appraisal rights or dissenter’s rights in respect of his or its Subject Shares that may arise with respect to the Merger.

Section 7. Further Action. If any further action is necessary or desirable to carry out the purposes of this Agreement, the Voting Stockholder shall take all such action reasonably requested by Parent.

Section 8. Representations and Warranties of the Voting Stockholder. The Voting Stockholder represents and warrants to Parent as to himself or itself that:

(a) Authority. The Voting Stockholder has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform his or its obligations hereunder. The Voting Stockholder, if it is a corporation, partnership, limited liability company, trust or other entity, is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement by the Voting Stockholder and the consummation by the Voting Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Voting Stockholder and no further proceedings or actions on the part of the Voting Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(b) Binding Agreement. This Agreement has been duly and validly executed and delivered by the Voting Stockholder and, assuming it has been duly and validly authorized, executed and delivered by Parent and subject to the Bankruptcy and Equity Exception, constitutes the valid and binding agreement of the Voting Stockholder, enforceable against the Voting Stockholder in accordance with its terms.

(c) No Conflict. The execution and delivery of this Agreement by the Voting Stockholder does not and the performance of this Agreement by the Voting Stockholder will not (i) if the Voting Stockholder is a corporation, partnership, limited liability company, trust or other entity, conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under the Voting Stockholder’s constituent documents, (ii) conflict with or violate any Law applicable to the Voting Stockholder or by which any property or asset of the Voting Stockholder (including the Subject Shares) is bound, (iii) result in any violation or breach of or conflict with any provisions of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, or result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions or provisions of any contract, agreement, commitment, mortgage, bond, indenture, instrument or obligation to which the Voting Stockholder is a party or by which it or any of his or its respective properties or assets (including the Subject Shares) may be bound or (iv) result in the creation of a Lien on any property or asset (including the Subject Shares) of the Voting Stockholder, except, with respect to clauses (iii) and (iv), for such violations, breaches, conflicts, defaults, rights of purchase, terminations, amendments, accelerations, cancellations, losses of benefits, payments or Liens that would not reasonably be expected to materially impair the ability of the Voting Stockholder to perform his or its obligations hereunder or to consummate the transactions contemplated herein on a timely basis.

(d) Ownership of Shares. As of the date hereof, the Voting Stockholder is a beneficial owner of the number of Subject Shares set forth on Schedule A. As of the date hereof, such Subject Shares together constitute all of the Company Shares beneficially owned by the Voting Stockholder. The Voting Stockholder has, with respect to such Subject Shares, either (i) the sole power, directly or indirectly, to vote or dispose of the Subject Shares or (ii) the shared power, directly or indirectly, to vote or dispose of the Subject Shares together with (but only with) one or more other Company Stockholders subject to a voting agreement with Parent on terms substantially similar to the terms of this Agreement (such Stockholder, an “Other Voting Stockholder”), and as such, has the complete and exclusive power, individually or together with one or more Other Voting Stockholders, to, directly or indirectly, (x) issue (or cause the issuance of) instructions with respect to the matters set forth in Section 3 of this Agreement, (y) agree to all matters set forth in this Agreement and (z) demand and waive appraisal or dissent rights. As of the date hereof, except as set forth opposite the Voting Stockholder’s name on Schedule A, such Subject Shares are issued and outstanding and the Voting Stockholder does not beneficially own any warrants, Company Stock Options, Company RSUs or other rights to acquire any Company Shares. As of the date hereof, the Subject Shares are free and clear of Liens, proxies, powers of attorney, voting trusts, options, rights of first offer or refusal or agreements (other than any Liens or proxy created by this Agreement or Liens that would not prevent or impair the ability of the Voting Stockholder to perform its obligations hereunder). Except as provided in this Agreement, as of the date hereof, there are no agreements or arrangements of any kind, contingent or otherwise, to which the Voting Stockholder is a party obligating the Voting Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares. Except pursuant to the Merger Agreement, as of the date hereof, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

(e) Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of the Voting Stockholder, threatened against or affecting, the Voting Stockholder or any of his or its properties or assets (including the Subject Shares) that could reasonably be expected to impair the ability of the Voting Stockholder to perform his or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Opportunity to Review; Reliance. The Voting Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of his or its own choosing. The Voting Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Voting Stockholder’s execution, delivery and performance of this Agreement.

(g) Brokers. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Voting Stockholder in his or its capacity as such.

Section 9. Street Name Shares. The Voting Stockholder shall deliver a letter to each financial intermediary or other Person through which the Voting Stockholder holds Subject Shares that informs such Person of the Voting Stockholder’s obligations under this Agreement and that informs such Person that such Person may not act in disregard of such obligations without the prior written consent of Parent.

Section 10. Notices of Certain Events. The Voting Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of the Voting Stockholder set forth in this Agreement.

Section 11. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Shares by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the terms “Subject Shares” and “Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in the transaction.

Section 12. Miscellaneous.

(a) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, facsimile numbers or email addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12(a)):

    if to Parent:

Viasystems Group, Inc.

101 South Hanley Road, Suite 400

St. Louis, Missouri 63105

Attention:	David M. Sindelar
Daniel J. Weber

Facsimile: (314) 746-2251

Email: dan.weber@viasystems.com

    with copies to:

Jones Day

2727 North Harwood

Dallas, Texas 75201

Attention: R. Scott Cohen

Facsimile: (214) 969-5100

Email: scohen@jonesday.com

    If to the Voting Stockholder, to his or its address set forth under the Voting Stockholder’s name on Schedule A, with copies to:

Sullivan & Cromwell LLP

Attention: Patrick S. Brown

Facsimile: (310) 712-8800

Email: brownp@sullcrom.com

(b) Entire Agreement; No Third Party Beneficiaries; Amendment. This Agreement constitutes the entire agreement, and supersedes all prior understandings, agreements or representations, by or among the parties hereto with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any Person or entity other than the parties hereto and their respective permitted successors and permitted assigns. This Agreement may only be amended by a written instrument executed and delivered by Parent and the Voting Stockholder.

(c) Assignment; Binding Effect. Neither the Voting Stockholder, on the one hand, nor Parent, on the other hand, may assign this Agreement or any of his or its rights, interests or obligations hereunder (whether by operation of Law or otherwise) without the prior written approval of Parent or the Voting Stockholder, as applicable, and any attempted assignment without such prior written approval shall be void and without legal effect; provided, however, that Parent may assign its rights hereunder to a direct or indirect wholly-owned Subsidiary of Parent, it being understood and agreed that any such assignment shall not relieve Parent of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

(d) Termination. This Agreement shall automatically terminate and become void and of no further force or effect at the end of the Agreement Period; provided, however, that no such termination shall relieve or release the Voting Stockholder or Parent from any obligations or liabilities arising out of his or its breach of this Agreement prior to its termination.

(e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy or the application of this Agreement to any Person or circumstance is invalid or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(f) Governing Law; Forum.

(i) All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

(ii) All Actions arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). The parties hereby (A) submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) for the purpose of any Action arising out of or relating to this Agreement brought by any party and (B) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts. Each of the parties hereto agrees that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 12(a) or such other manner as may be permitted by Law shall be valid and sufficient service of process.

(iii) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. Each of the parties (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (B) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 12(f).

(g) Counterparts. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(h) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by or on behalf of the party incurring such cost or expense.

(i) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(j) Interpretation. Any reference to any national, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” In this Agreement, the Voting Stockholder of any Company Shares held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require to be most protective of Parent, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.

(k) No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(l) Specific Performance. The Voting Stockholder agrees that irreparable damage may occur in the event any provision of this Agreement were not performed by him or it in accordance with the terms hereof and that money damages would not be a sufficient remedy for any breach of this Agreement, and accordingly, Parent shall be entitled to seek specific performance of the terms hereof, without any requirement to post bond, in addition to any other remedy at law or equity.

(m) No Limitation on Actions as Director. Notwithstanding any other provision of this Agreement, nothing in this Agreement is intended to, or shall be construed to, prohibit the Voting Stockholder, or any officer or Affiliate of the Voting Stockholder who is a director of the Company, from taking any action in his capacity as a member of the Company Board or from exercising his fiduciary duties as a member of the Company Board.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

VIASYSTEMS GROUP, INC.

By:	/s/ David M. Sindelar
Name:	David M. Sindelar
Title:	Chief Executive Officer

BRYANT RILEY

/s/ Bryant Riley

Schedule A

Subject Shares

Voting Stockholder	Company Shares	Company Stock Options	Company RSUs
Bryant Riley 11100 Santa Monica Blvd., Suite 800 Los Angeles, California 90025	666,204	40,600	0

Annex E

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next proceeding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.

Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro-rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET
DDI CORP.		http://www.proxyvoting.com/ddic Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 00000	Fulfillment# 00000
▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED AS THE BOARD RECOMMENDS.		Please mark your votes as indicated in this example		☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 3.

	FOR	AGAINST	ABSTAIN

1.   The proposal to adopt the Agreement and Plan of Merger, dated as of April 3, 2012, by and among Viasystems Group, Inc., a Delaware corporation, Victor Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Viasystems, and DDi Corp., as such agreement may be amended from time to time.

	☐	☐	☐

2.   The proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

	☐	☐	☐
3. The proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to DDi Corp.’s named executive officers in connection with the merger.	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your DDi Corp. account online.

Access your DDi Corp. account online via Investor ServiceDirect® (ISD).

The transfer agent for DDi Corp. now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Proxy Statement is available at: http://www.ddiglobal.com.

▼  FOLD AND DETACH HERE  ▼

PROXY

DDI CORP.

Special Meeting of Stockholders – [                    ]

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Mikel H. Williams and Kurt E. Scheuerman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of DDi Corp. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the company to be held [                    ] or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

   (Continued and to be marked, dated and signed, on the other side)

WO#	Fulfillment#
		00000	00000